GLOBEFLEX CAPITAL, L.P.






                             POLICIES & PROCEDURES
                                     MANUAL






                           CONFIDENTIAL & PROPRIETARY

   THIS DOCUMENT AND ITS CONTENTS ARE THE PROPERTY OF GLOBEFLEX CAPITAL, L.P. UNAUTHORIZED USE OR DISSEMINATION WITHOUT PRIOR PERMISSION FROM GLOBEFLEX
                     CAPITAL, L.P. IS STRICTLY PROHIBITED.

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                               TABLE OF CONTENTS

                                                                            PAGE

I.     Introduction                                                            2
II.    Regulatory Filings and Reporting                                        5
III.   Recordkeeping Requirements Policy and Procedure                         8
IV.    ERISA Accounts Policy and Procedure                                    17
V.     Trading Policy and Procedure                                           23
VI.    Soft Dollar Policy and Procedure                                       32
VII.   Proxy Voting Policy and Procedure                                      37
VIII.  Class Action Policy and Procedure                                      41
IX.    Security Valuation Policy and Procedure                                43
X.     Investment Performance Presentation Policy and Procedure               46
XI.    Advertising and Marketing Policy and Procedure                         55
XII.   Electronic Communications Policy and Procedure                         60
XIII.  Client Complaint Policy and Procedure                                  67
XIV.   Client Custody Policy and Procedure                                    69
XV.    Anti-Money Laundering Policy and Procedure                             73
XVI.   Client Privacy Policy and Procedure                                    77
XVII.  Information and Systems Security Policy and Procedure                  80
XVIII. Business Continuity Policy and Procedure                               91
XIX.   Third-Party Service Provider Due Diligence Policy and Procedure        94
XX.    Gifts and Entertainment Policy and Procedure                           96
XXI.   Political and Charitable Contributions Policy and Procedure            99
XXII.  Outside Business Activities Policy and Procedure                      104
XXIII. Code of Ethics and Conduct                                   Attachment 1
         Appendix 1. Examples of Beneficial Ownership
         Appendix 2. Insider Trading Policy

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                                  INTRODUCTION

                              Reviewed: July 2017

GlobeFlex Capital, L.P. ("GlobeFlex") is an "investment adviser" pursuant to
Section 202(a)(11) of the Investment Advisers Act of 1940, as amended (the "Advisers Act"), because it engages in the business, for compensation, of advising others as to the value of securities or as to the advisability of investing in, purchasing or selling securities. GlobeFlex is registered as an investment adviser with the Securities and Exchange Commission (the "SEC") under the Advisers Act.

GlobeFlex is a "fiduciary" to its clients both under common law and the Advisers Act, primarily through Sections 206(1) through 206(4). These "anti-fraud" provisions make it unlawful for an adviser to: (1) employ any device, scheme or artifice to defraud any client or prospective client; (2) engage in any transaction, practice or course of business that operates as a fraud or deceit upon any client or prospective client; (3) act as principal in transactions with any client without disclosing in writing the capacity in which the adviser is acting and obtaining informed consent; and (4) engage in any act, practice or course of business that is fraudulent, deceptive or manipulative.

As a fiduciary, GlobeFlex owes two principal duties to its clients -- the duty of care and the duty of loyalty. In providing investment management services to clients, GlobeFlex's principal duties of care include ensuring that client portfolios are managed in accordance with clients' stated investment objective and risk parameters, and seeking best execution when selecting broker-dealers to execute client trades. Under the duty of loyalty, GlobeFlex must serve the best interests of its clients when performing services for them, and must not subordinate clients' interests to its own. GlobeFlex must eliminate or disclose to clients (and private fund investors) all actual and potential material conflicts of interest.

POLICIES & PROCEDURES

GlobeFlex has a statutory duty under the Advisers Act to supervise the activities of people who act on its behalf. Rule 206(4)-7 requires advisers to adopt policies and procedures reasonably designed to prevent violations of the Advisers Act by the adviser or its supervised persons.

The term "supervised person" includes any partner, officer, director (or other person occupying a similar status or performing similar functions) or employee of an adviser, or other person who provides investment advice on behalf of an adviser and is subject to the adviser's supervision and control. For the purposes of this Manual, the term employee is used in place of supervised person. In addition, where a provision of this Manual provides that GlobeFlex may not take a particular action, it shall be read to prohibit employees from assisting GlobeFlex in taking the action.

This Manual addresses risks and conflicts of interest that arise in GlobeFlex's investment management business and sets forth policies and procedures. These are based on: (1) general concepts of fiduciary duty; (2) the requirements of the Advisers Act, the rules and regulations thereunder, and certain other U.S. federal securities laws; and (3) GlobeFlex's internal policies, including its interpretation and application of "best practices" (as those practices may evolve and develop over time). This Manual does not attempt to cover every possible instance of conflict of interest arising from, or serve as an exhaustive guide to every legal, regulatory and compliance

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requirement applicable to, the types of activities which GlobeFlex and its employees may undertake. Rather, it is intended to summarize the principal legal, regulatory and compliance issues relating to GlobeFlex and to establish general policies and procedures.

This Manual is subject to modification and will be updated periodically. GlobeFlex, in its sole and absolute discretion, may amend, modify, suspend or terminate any policy or procedure contained in this Manual, at any time without prior notice. GlobeFlex will endeavor to promptly inform its employees of any relevant changes. GlobeFlex has sole and absolute discretion to interpret and apply (and in certain circumstances waive) the policies and procedures established herein and to make all determinations of fact with respect to their application. GlobeFlex may issue new policies, procedure and/or guidelines by email or verbally before formally incorporating the additions or revisions into the Manual. Such communications are as valid and binding as the Manual's written content.

ROLE OF THE CHIEF COMPLIANCE OFFICER

The Chief Compliance Officer (the "CCO") monitors GlobeFlex's compliance with requirements of the Advisers Act and other securities laws and regulations, and ensures the ongoing adequacy and effectiveness of GlobeFlex's policies and procedures. The CCO will assist employees in understanding and complying with the policies and procedures in this Manual and guide them in compliance related matters. The CCO may make exceptions to stated policies and procedures as deemed appropriate, and will seek advice from GlobeFlex's independent compliance consultant and external legal counsel as needed.

The CCO coordinates the ongoing review and monitoring of various components of the compliance program, and is primarily responsible for reviewing and updating this Manual. GlobeFlex also undergoes an annual compliance program review by its compliance consultant. Ultimate compliance and risk management responsibility, and supervision of the CCO, rests with GlobeFlex's Chief Executive Officer and Chief Investment Officer.

ROLE OF THE EMPLOYEE

GlobeFlex is committed to conducting itself in accordance with the highest legal and ethical standards, in furtherance of the interests of its clients, and in a manner that is consistent with all applicable laws, rules and regulations. It is a fundamental priority that all employees cooperate in ensuring not only literal compliance with all required policies and procedures but also in fostering a comprehensive "culture of compliance." It is the responsibility of each GlobeFlex employee to act at all times in a manner consistent with these commitments.

GlobeFlex has adopted a Code of Ethics to which all employees are subject. The Code of Ethics, which includes policies and procedures with respect to employee personal trading and GlobeFlex's policy on Insider Trading, can be found at the end of this Manual as Attachment 1. In addition, the Employee Handbook outlines GlobeFlex's Standards of Conduct.

It is imperative that each employee read, understand and adhere to the policies and procedures set forth in this Manual. Failure to do so may result in disciplinary action by GlobeFlex.

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RAISING QUESTIONS AND CONCERNS

Questions about any content in this Manual or the compliance program in general should be directed to the CCO. Employees carry out the procedures described in this Manual on a day-to-day basis, and should notify the CCO when they become aware of procedural description in need of modification. Given the potential consequences of violations of its compliance program, GlobeFlex urges all employees to seek guidance with respect to any issues or questions that may arise.

Employees are generally expected to discuss any perceived risks or concerns related to their role, their department, or the business with their direct supervisor, but may also bring such matters to the attention of the CCO. Supervisors should take appropriate action with respect to any risks or concerns raised, including informing the CCO and/or senior management of the issue, as appropriate.

While GlobeFlex has endeavored to identify, document and address all material potential and actual conflicts of interest, an employee should notify the CCO if he/she believes a conflict of interest exists that has not been identified, mitigated, or disclosed. Resolving whether a particular situation creates a potential conflict of interest, or the appearance of such a conflict, may not always be easy, and situations will inevitably arise that will require interpretation of this Manual in particular circumstances. Employees should not attempt to resolve such questions by themselves.

Employees are encouraged to notify the CCO in the event of any violation, suspected violation or potential violation of any aspect of this Manual. Employees should also notify the CCO if they have any reason to believe that there has been or may be a violation of a regulatory requirement or law. Violations may be reported anonymously by leaving a written description of the incident in question in the CCO's office, or by mailing the description to the CCO. Any reports of actual or potential issues will be investigated by the CCO and appropriate notification will be made to senior management. If the CCO is involved in a violation or suspected violation, or is unreachable, an employee may notify senior management of violations or suspected violations.

ANTI-RETALIATION POLICY

GlobeFlex's policy is to provide a means for employees to raise concerns, with assurance that they will be protected from reprisals. No employee will be disciplined or otherwise penalized for raising a good faith concern to the CCO or senior management, even if it is determined that no violation did in fact occur.

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                        REGULATORY FILINGS AND REPORTING

                              Reviewed: July 2017

FORM ADV FILING

Investment Advisers registered with the U.S. Securities & Exchange Commission ("SEC") are required to update their Form ADV within 90 days of their fiscal year end, as well as when significant changes affecting the Form take place. Parts 1 and 2A of the Form are filed electronically through the Investment Adviser Registration Depository ("IARD"), administered by the Financial Industry Regulatory Authority ("FINRA"). Paper submission to the SEC or California Department of Corporations ("CA DOC") is not required, unless specifically requested by either organization. The Chief Financial Officer completes the Form, requesting assistance from outside counsel when appropriate. An automatic notice filing will be submitted to the CA DOC upon electronic filing of the Form. A current copy of Parts 1 and 2 of the Form is kept on file at all times, and prior versions are maintained for future reference.

     DUE DATE: MARCH 31(ST)

FORM ADV ANNUAL OFFER & OTHER MAILINGS

GlobeFlex is required to deliver to clients an updated Part 2 or equivalent brochure with a summary of material changes, or a summary of materials changes that includes an offer to deliver, without charge, a full copy of the updated
Part 2 or equivalent brochure, at least one time per calendar year. GlobeFlex will distribute Form ADV updates to clients accordingly. Documents evidencing annual and interim update distributions should be filed appropriately.

From time to time, clients, prospective clients, and/or investment consultants will request the most recent Form ADV. Although Part 1 is available to the public online, GlobeFlex will provide a copy of both Forms if requested.

     DUE DATE: ANNUALLY AND UPON REQUEST

FORM 13F

Section 13(f) of the Securities Exchange Act of 1934 ("Exchange Act") requires the filing of quarterly reports by institutional investment advisers who exercise discretion over client accounts that, in the aggregate, hold certain types of equity securities with an aggregate fair market value of at least $100 million at the end of any month during a calendar year. Form 13F is filed quarterly with the SEC. The Form consists of a cover page and a schedule of securities held in GlobeFlex's client accounts. It is filed electronically through the SEC's Electronic Data Gathering, Analysis, and Retrieval system ("EDGAR"). The report is compiled and submitted by the Investment Operations Team, with acknowledgement requested. The CCO receives confirmation of the filing by email and retains a copy accordingly.

     DUE DATES: 45 DAYS AFTER QUARTER END

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SCHEDULE 13G

Section 13(g) of the Exchange Act requires the filing of Schedule 13G, if an individual clients' holdings exceed 5% of a class of an equity security that is passively held (i.e., without the purpose of changing or influencing control of the issuer). If required, the Schedule must be filed with the SEC within 45 days of the end of the year. However, if GlobeFlex's ownership interest exceeds 10% on the last day of any month, then the initial Schedule 13G must be filed with the SEC within 10 days of the end of the month. To date, GlobeFlex has not met the reporting threshold. GlobeFlex will consult with outside counsel if there are any questions regarding potential future filings.

FORM 13H

Rules under Section 13(h) of the Exchange Act require the filing of Form 13H by certain advisory firms or individuals who are deemed "large traders". The rule defines a large trader as a person whose transactions in exchange--listed securities equal or exceed two million shares or $20 million during any calendar day, or 20 million shares or $200 million during any calendar month.

GlobeFlex filed its initial Form 13H in 2011 and was issued a large trader identification number. GlobeFlex shares this number with its broker-dealers who, in turn, must maintain transaction records for each large trader and report that information to the SEC upon request. All large traders must submit an annual filing within 45 days after the end of each full calendar year, unless the large trader has filed for inactive status. All large traders must file an amended Form 13H if any of the information becomes inaccurate for any reason. The amendment is due no later than the end of the calendar quarter in which the information becomes stale.

     DUE DATE: ANNUAL UPDATE, 45 DAYS AFTER CALENDAR YEAR-END

FORM PF

Registered investment advisers (along with any related persons) that advise one or more private funds (defined as any issuer that would be an investment company as defined in Section 3 of the Investment Company Act of 1940 but for
section 3(c)(1) or 3(c)(7)) and that collectively have at least $150 million in regulatory assets under management invested in one or more private funds will be required to file Form PF. GlobeFlex believes that its private funds meet the definition of "Other Private Fund" and, accordingly, made its first filing after reaching the regulatory threshold. Subsequent annual filings are due within 120 days after the adviser's fiscal year end.

     DUE DATE: ANNUAL UPDATE, 120 DAYS AFTER FISCAL YEAR-END

ONTARIO SECURITIES REGISTRATION

GlobeFlex is registered with the Ontario Securities Commission ("OSC"). Regulations require advisors to renew registrations annually and to update the OSC whenever material changes occur. Although GlobeFlex prepares the filing in-house (Form 13-502F4), it works closely with its Canadian attorneys to coordinate filings, pay fees, and communicate directly with the OSC. Outside counsel is on file with the OSC as the "Agent for Service of Process".

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In 2003, the Canadian Securities Administration ("CSA") launched the National
Registration Database ("NRD"). The NRD is an online electronic database containing registration information for broker-dealers, investment advisers, underwriters, and individuals registered in Canada. The database is the central registration home for all provinces and territories and serves as the fee repository for nearly all registration related filings. Although annual fees are paid via the database, investment advisers must still fulfill reporting mandates of individual jurisdictions.

In 2009, the CSA harmonized, streamlined, and modernized its registration and exemption requirements across all Canadian provinces and territories under National Instrument 31-103 ("NI 31-103"). GlobeFlex renewed its Canadian registrations in compliance with NI 31-103 and selected Ontario as its principal jurisdiction. GlobeFlex will continue to meet its obligations to each province, in accordance with NI 31-103.

GlobeFlex's OSC registration requires that audited unconsolidated financial statements be submitted on an annual basis. GlobeFlex is also required to submit annually Form 31-103F1, Calculation of Excess Working Capital. These forms are filed electronically, by GlobeFlex or through its service providers.

     DUE DATES: ANNUAL UPDATE (FORM 13-502F4) -- DECEMBER 1st
                AUDITED FINANCIALS & FORM 31-103F1 -- MARCH 31st

AUTORITE DES MARCHES FINANCIERS (QUEBEC)

GlobeFlex is registered with the Autorito des Marchos Financiers ("AMF") and is required to submit an annual declaration of information as well as semi-annual declarations of client complaints. Other AMF filing requirements are met through the filings submitted to the OSC. Outside counsel is on file with the AMF as the "Agent for Service of Process".

     DUE DATES: ANNUAL DECLARATION -- JUNE 15th
                SEMI-ANNUAL COMPLAINT REPORTING - JANUARY 30th AND
                JULY 30th

SASKATCHEWAN FINANCIAL SERVICES COMMISSION REGISTRATION

GlobeFlex is registered with the Saskatchewan Financial Services Commission ("SFSC"). Outside counsel is on file with the SFSC as the "Agent for Service of Process".

POSITION REPORTING IN OTHER COUNTRIES

Many countries require disclosure to a combination of the issuer, the local exchange and/or the regulatory agency when a foreign investor's ownership percentage of shares outstanding of a company reaches specific thresholds. GlobeFlex uses information gathered from service providers to monitor county-specific requirements. GlobeFlex has established a procedure to monitor shares held versus shares outstanding in order to comply with the reporting requirements of other countries.

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                RECORDKEEPING REQUIREMENTS POLICY AND PROCEDURE

                        Reviewed and Updated: July 2017

BACKGROUND

The Investment Advisers Act of 1940 ("Advisers Act"), the Investment Company Act of 1940, and Canadian regulatory requirements impose extensive recordkeeping requirements for investment advisers. Rule 204-2 of the Advisers Act requires two types of books and records to be maintained: business financial records and certain regulatory records.

RISKS

In developing this policy and procedures, GlobeFlex considered the material risks associated with its maintenance of an effective books and recordkeeping system. This analysis includes risks such as:

     o GlobeFlex's system of maintaining books and records is outdated, insufficient, and does not comply with Rule 204-2 and other regulatory acts.


     o Employees are not sufficiently knowledgeable about the books and records rule and what documents must be maintained.

     o Stored documents are not reasonably safeguarded from loss, alteration, or destruction.

GlobeFlex has established the following policy and procedures as an attempt to mitigate these risks.

POLICY

GlobeFlex will maintain all applicable required books and records, as outlined in Attachment A to this policy, in an easily accessible place for a period of not less than seven years from the end of the fiscal year during which the record was last altered (with limited exceptions as described in Attachment A), the first two years in GlobeFlex's San Diego office.(1) Corporate records, such as certificate of formation and partnership agreement, shall be maintained in the San Diego office and preserved until at least three years after termination of the firm.

PROCEDURES

MAINTENANCE

GlobeFlex will maintain the records required by Rule 204-2 and other regulatory acts. These records include, but are not limited to the following: trade memoranda, financial statements, bank


----------
(1) However, GlobeFlex must maintain all documents to substantiate the calculation of investment performance results that it includes in any notice, circular, advertisement, newspaper article, investment letter, etc. For example, GlobeFlex must maintain documentation to substantiate the calculation of investment performance results for periods preceding the last five years (i.e. if GlobeFlex is advertising its performance results from 1994 to present, it must maintain the documentation to substantiate the calculation of the investment performance results for the entire period commencing in 1994).

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statements, bills and invoices, contracts, and written communications with clients. The records will be maintained by various individuals and stored in GlobeFlex's office or other approved location.

GlobeFlex may elect to maintain and preserve certain books and records electronically under the conditions set forth below. GlobeFlex will:

     1. Arrange and index the records in a way that permits easy location, access, and retrieval;

     2. Provide promptly any of the following that the U. S. Securities & Exchange Commission ("SEC"), by its examiners or other representatives, may request:

          o A legible, true, and complete copy of the record in the medium and format in which it is stored;o A legible, true, and complete printout of the record; ando Means to access, view, and print the records.

     3. Most of the time, separately store, for the time required for preservation of the original record, a duplicate copy of the record on any medium.

GlobeFlex utilizes a scanner (digital imager) to convert hard copy documents into electronic documents for the purposes of storing the documents in electronic medium. The use of this technology provides GlobeFlex with reasonable assurance that any reproduction of a non-electronic original record on electronic storage media will be complete, true, and legible when retrieved.

ALTERATION

GlobeFlex employees are prohibited from altering original historic records without discussing the issue with the CCO, Chief Financial Officer ("CFO") and Chief Executive Officer ("CEO").

REMOVAL

Originals of required records are not to be removed from the office or designated storage areas; should an employee have a need to leave the premises with such a record, a copy shall be made.

DESTRUCTION

The CEO, CFO or CCO have authority to authorize the destruction of any book or record. All destruction of records stored onsite or at offsite records facilities will be approved by the CEO, CFO or CCO, once it has been verified that the record has been retained for all applicable retention periods and that there are no legal impediments on destruction.

If GlobeFlex or any of its employees are under any type of regulatory or legal investigation or proceeding, or know that one is pending, all documents related to the matters under investigation or involved in the proceeding must be preserved in a manner specified by counsel. The CCO is responsible for notifying employees of any such investigation or proceeding (the level of detail to be determined by applicable law and related circumstances) and the parameters to be followed regarding the maintenance and destruction of related documents.

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Procedures for the secure destruction of physical and electronic files are outlined in the Information and Systems Security Policy.

RESPONSIBILITIES

The CCO is responsible for overseeing and implementing this policy in consultation with the CEO and CFO. All employees should be familiar with the recordkeeping requirements of the Federal securities laws, and most importantly, the Advisers Act. Such familiarity will ensure the effectiveness of GlobeFlex's books and recordkeeping system. All questions regarding an employee's responsibility under this policy should be directed to the CCO.

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                                  ATTACHMENT A

        BOOKS AND RECORDS REQUIRED UNDER RULE 204-2 OF THE ADVISERS ACT



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1   PARTNERSHIP OPERATING AGREEMENT, AND ANY AMENDMENTS.                          Termination plus 3           Rule 204-2(e)(2)
                                                                                      years, on-site
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2   CERTIFICATE OF FORMATION AND ARTICLES OF INCORPORATION, if applicable.        Termination plus 3           Rule 204-2(e)(2)
                                                                                      years, on-site
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3   BY-LAWS, CHARTERS, MINUTE BOOKS, STOCK CERTIFICATE BOOKS, if applicable.      Termination plus 3           Rule 204-2(e)(2)
                                                                                      years, on-site
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    ACCOUNTING RECORDS
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1   BOOKS OF ORIGINAL ENTRY, including CASH RECEIPTS and DISBURSEMENTS            7 years, first 2 years       Rule 204-2(a)(1)
    RECORDS, and any other records of original entry forming the basis                    on-site
    of entries in any ledger.
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2   GENERAL AND AUXILIARY LEDGERS reflecting asset, liability, reserve,           7 years, first 2 years       Rule 204-2(a)(2)
    capital, income and expense accounts.                                                 on-site
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3   BANK ACCOUNT INFORMATION, including checkbooks, bank statements,              7 years, first 2 years       Rule 204-2(a)(4)
    canceled checks and cash reconciliations.                                             on-site
------------------------------------------------------------------------------------------------------------------------------------
4   BILLS AND STATEMENTS, paid or unpaid, relating to the business.               7 years, first 2 years       Rule 204-2(a)(5)
                                                                                          on-site
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5   TRIAL BALANCES, FINANCIAL STATEMENTS (income statement and balance            7 years, first 2 years       Rule 204-2(a)(6)
    sheet), and iNTERNAL AUDIT WORKING PAPERS, if applicable.                             on-site
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    TRADING AND ACCOUNT MANAGEMENT RECORDS
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1   TRADE MEMORANDUM - A memorandum of: (i) each order placed                     7 years, first 2 years       Rule 204-2(a)(3)
    for the purchase or sale of any security; (ii) any instruction                        on-site
    received concerning the purchase, sale, receipt or delivery of a particular security and (iii) any modification or cancellation of any such order or instruction. Each memorandum shall:
      o Show the terms and conditions of the order, instruction, modification, or cancellation;
      o Identify the employee who placed the order;
      o Show the client account for which the transaction was
         entered, the date of entry, the broker-dealer by or
         through whom the transaction was executed; and
      o Indicate that an order was entered pursuant to the
         exercise of discretionary power, if applicable.
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2   RESEARCH FILES - Relevant documentation relating to securities or             7 years, first 2 years       Rule 204-2(a)(7)
    companies selected for investment, as well as any memoranda                           on-site
    or written analysis conducted by employees.
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3   PURCHASE AND SALE RECORDS - Records showing separately for each               7 years, first 2 years      Rule 204-2(c)(1)(i)
    account, securities purchased and sold and the date, amount                           on-site
    and price of each such purchase or sale.
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


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
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                                                                                 REQUIRED LENGTH               REGULATORY
    DOCUMENT                                                                      OF RETENTION                  AUTHORITY
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4   SECURITY POSITIONS - For each security in which any client account         7 years, first 2 years      Rule 204-2(c) (1)(ii)
    has a current position, information from which GlobeFlex can                       on-site
    promptly furnish the name of each client account and the
    current amount or interest held of such security.
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    PROXY VOTING RECORDS, WHERE APPLICABLE
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1   PROXY VOTING POLICIES & PROCEDURES - Written policies and                  7 years, first 2 years      Rule 206(4)-6
    procedures on how GlobeFlex votes client proxies.                                  on-site             Rule 204-2(c)(2)(i)
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2   PROXY STATEMENTS - A copy of all proxy solicitations received              7 years, first 2 years      Rule 204-2(c)(2)(ii)
    regarding securities held by client accounts for which                             on-site
    GlobeFlex has voting authority. GlobeFlex may rely on
    obtaining a copy of a proxy statement from its third-party proxy voting service provider and/or the SEC's Electronic
    Data Gathering, Analysis, and Retrieval ("EDGAR") system.
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3   VOTES CAST -- Records of votes cast on behalf of a client.                 7 years, first 2 years      Rule 204-2(c)(2)(iii)
    GlobeFlex may rely on its third-party proxy voting service                         on-site
    provider to maintain these records.
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4   DOCUMENTS ON MATERIAL DECISIONS TO VOTE - Copies of any                    7 years, first 2 years      Rule 204-2(c)(2)(iv)
    documentation that was material to making a decision on how                        on-site
    to vote.
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5   WRITTEN CLIENT REQUESTS -- Records of each written client request          7 years, first 2 years      Rule 204-2(c)(2)(v)
    asking for information on how GlobeFlex voted, and a copy of                       on-site
    any written response from GlobeFlex to the client.
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    CLIENT RELATIONSHIP RECORDS
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1   FORM ADV, PART 2 - A copy of Part 2A (brochure) and Part 2B                7 years, first 2 years      Rule 204-2(a)(14)(i)
    (brochure supplement) and each amendment or revision                               on-site
    thereto, given or sent to any client or prospective client as required by Rule 204-3, as well as a record of the date of distribution.
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2   ADVISORY CONTRACTS - An original or copy of each written                   7 years (after              Rule 204-2(a)(10)
    agreement entered into by GlobeFlex with any client.                       termination of the
                                                                                  contract)
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3   FEE SCHEDULES - A list of all fee schedules, if not part of the            7 years (after              Rule 204-2(a)(10)
    advisory contracts.                                                        termination of the
                                                                                 contract)
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4   CLIENT INVESTMENT OBJECTIVES - A list of each client's investment          7 years (after              Rule 204-2(a)(l0)
    objectives, if not part of the advisory contracts.                         termination of the          (generally)
                                                                                  contract)
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5   DIRECT BROKERAGE AND SOFT DOLLAR AGREEMENTS - A copy of any client         7 years, first 2 years      Rule 204-2(a)(l0)
    directed-brokerage agreements (if not part of the advisory                    on-site                  (generally)
    agreements) and any soft dollar agreements with broker-dealers
    (if any).
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6   DISCRETIONARY ACCOUNT LIST - A list (or other record) of all accounts      7 years, first 2 years      Rule 204-2(a)(8)
    in which GlobeFlex is vested with any discretionary power                     on-site
    with respect to the funds, securities or transactions of any client.
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


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
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                                                                                 REQUIRED LENGTH               REGULATORY
    DOCUMENT                                                                      OF RETENTION                  AUTHORITY
------------------------------------------------------------------------------------------------------------------------------------
7   EVIDENCE OF INVESTMENT DISCRETION - All evidence of the granting of         7 years, first 2 years       Rule 204-2(a)(9)
    discretionary authority by any client to GlobeFlex, or copies                             on-site
    thereof.
------------------------------------------------------------------------------------------------------------------------------------
8   WRITTEN COMMUNICATIONS - Written communications received and                7 years, first 2 years       Rule 204-2(a)(7)
    sent by GlobeFlex relating to: (1) recommendations and advice                        on-site
    given or proposed, (2) receipt, disbursement or delivery of client funds and securities, (3) the placing and execution of orders to purchase or sell securities, and (4) the performance or rate of return of any or all managed accounts or securities recommendations.
    NOTE: THIS ITEM OF THE RULE IS INTERPRETED BROADLY AND ENCOMPASSES A
    VARIETY OF RECORDS, INCLUDING, FOR INSTANCE, COMMUNICATIONS WITH CLIENTS
    ABOUT THEIR PORTFOLIOS, INCLUDING PERIODIC REPORTING AND FEE INVOICES.
------------------------------------------------------------------------------------------------------------------------------------
    MARKETING AND PERFORMANCE RECORDS
------------------------------------------------------------------------------------------------------------------------------------
1   MARKETING MATERIALS - A copy of each notice, circular,                        Entire period of           Rule 204-2(a)(11)
    advertisement, newspaper article, investment letter, bulleting or           track record, plus 7         Rule 204-2(e)(3)(i)
    other communication that GlobeFlex circulates or distributes                years from year last         Rule 204-2(a)(7)
    to ten or more people.                                                        published, first 2
                                                                                     years on-site
    If GlobeFlex recommends the purchase or sale of a security in such communication without stating a reason for the
    recommendation, GlobeFlex must maintain a memorandum
    indicating the reason for the recommendation.
    If a notice, circular, or other advertisement is distributed to ten or more people named on any list, GlobeFlex must include
    with the record a memorandum describing the list and the
    source thereof.
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2   PERFORMANCE NUMBERS - All documentation (e.g., account                      Entire period of use,        Rule 204-2(a)(16)
    statements, calculation worksheets, etc.) necessary to form the               plus 7 years from          Rule 204-2(e)(3)(i)
    basis for, or that demonstrates, for the entire measuring period,            year last published,
    the calculation of performance or rate of return of any or all               first 2 years on-site
    managed portfolios or securities recommendations used in any materials circulated or distributed, directly or indirectly, to any person.
    NOTE: WITH RESPECT TO THE PERFORMANCE OF MANAGED PORTFOLIOS, THE RETENTION
    OF ALL ACCOUNT STATEMENTS REFLECTING ALL DEBITS, CREDITS AND OTHER TRANSACTIONS,
    AND ALL WORKSHEETS NECESSARY TO DEMONSTRATE THE CALCULATION OF PERFORMANCE
    SHALL BE DEEMED TO SATISFY THIS REQUIREMENT.
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

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                                                                                 REQUIRED LENGTH               REGULATORY
    DOCUMENT                                                                      OF RETENTION                  AUTHORITY
------------------------------------------------------------------------------------------------------------------------------------
1   CODE OF ETHICS -- a copy of the Code of Ethics in effect or that            7 years after the last        Rule 204-2(a)(12)(i)
    were in effect during the past five years.                                    date they were in
                                                                                effect. First 2 years
                                                                                      on-site
------------------------------------------------------------------------------------------------------------------------------------
2   VIOLATIONS RECORD - records of violations of the Code and actions           7 years, first 2 years        Rule 204-2(a)(12)(ii)
    taken as a result of the violations.                                               on-site
------------------------------------------------------------------------------------------------------------------------------------
3   ACKNOWLEDGEMENT FORM - copies of each supervised person's                   7 years after the             Rule 204-2(a)(12)(iii)
    written acknowledgment of receipt of the Code.                              individual ceases to
                                                                                  be a supervised
                                                                                       person
------------------------------------------------------------------------------------------------------------------------------------
    ACCESS PERSON RECORDS
------------------------------------------------------------------------------------------------------------------------------------
1   REPORTS -- a record of each of the following reports submitted by           7 years, first 2 years        Rule 204-2(a)(13)(i)
    an access person: the Initial Report of covered accounts and                      on-site
    reportable securities holdings, the Quarterly Report of
    transactions in reportable securities, and the Annual Report of covered accounts and reportable securities holdings.
------------------------------------------------------------------------------------------------------------------------------------
2   LIST OF ACCESS PERSONS -- a list of every person who was an access          7 years, first 2 years        Rule 204-2(a)(13)(ii)
    person at any time within the past five years.                                    on-site
------------------------------------------------------------------------------------------------------------------------------------
3   PRECLEARANCE RECORDS - documentation of decisions approving                 7 years, first 2 years        Rule 204-2(a)(13)(iii)
    access persons' acquisition of preclearable securities.                           on-site
------------------------------------------------------------------------------------------------------------------------------------
    INTERNAL CONTROL RECORDS
------------------------------------------------------------------------------------------------------------------------------------
1   BUSINESS CONTRACTS - All written agreements (or copies) entered             7 years. First 2 years        Rule 204-2(a)(l0)
    into by GlobeFlex relating to its business. This includes:                        on-site
      o Contracts with third-party service providers
      o Employment contracts
      o Rental agreements and property leases
------------------------------------------------------------------------------------------------------------------------------------
2   POLICIES & PROCEDURES - written policies and procedures in effect           7 years after the last        Rule 206(4)-7(a)
    or that were in effect during the past five years.                            date they were in           Rule 204-2(a)(l7)(i)
                                                                                   effect, on-site.
------------------------------------------------------------------------------------------------------------------------------------
3   ANNUAL REVIEW REPORT OF POLICIES & PROCEDURES - documents                   7 years, first 2 years        Rule 204-2(a)(l7)(ii)
    representing the annual review as required pursuant to Section                      on-site
    206(4)-7(b).
------------------------------------------------------------------------------------------------------------------------------------
    CASH SOLICITATION RECORDS
------------------------------------------------------------------------------------------------------------------------------------
1   SOLICITATION AGREEMENTS - All written agreements entered into by            7 years, first 2 years        Rule 204-2(a)(l0)
    GlobeFlex pursuant to Rule 206(4)-3.                                                on-site
------------------------------------------------------------------------------------------------------------------------------------
2   SOLICITORS' DISCLOSURE DOCUMENTS AND ACKNOWLEDGEMENTS - All written        7 years, first 2 years         Rule 204-2(a)(15)
    acknowledgments of receipt obtained from clients regarding                          on-site
    non-employee solicitors' disclosure statements delivered to clients pursuant to Rule 206(4)-3(a)(2)(iii)(B), if applicable.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                 REQUIRED LENGTH               REGULATORY
    DOCUMENT                                                                      OF RETENTION                  AUTHORITY
------------------------------------------------------------------------------------------------------------------------------------
POLITICAL CONTRIBUTIONS RECORDS
------------------------------------------------------------------------------------------------------------------------------------
1   COVERED ASSOCIATES - The names, titles and business and residence           7 years, first 2 years       Rule 204-2(a)(18)(i)(A)
    addresses of all "covered associates" (as defined by Rule                         on-site
    206(4)-(5)).
------------------------------------------------------------------------------------------------------------------------------------
2   GOVERNMENT ENTITIES - A list of all government entities that were           7 years, first 2 years       Rule 204-2(a)(18)(i)(B)
    clients or private fund investors in the past five years.                         on-site
------------------------------------------------------------------------------------------------------------------------------------
3   CONTRIBUTIONS - Records of all direct or indirect contributions             7 years, first 2 years       Rule 204-2(a)(18)(i)(C)
    made by GlobeFlex or any of its covered associates to an                          on-site
    official of a government entity, or direct or indirect payments to a political party of a state or political subdivision thereof, or to a political action committee. These records shall be
    maintained in chronological order and indicate the name and                                              Rule 204-2(a)(18)(ii)
    title of each contributor, the name and title of each recipient, the amount and date of each contribution, and whether the
    contribution was the subject of the exception for certain
    returned contributions.
------------------------------------------------------------------------------------------------------------------------------------
4   SOLICITORS - The name and business address of each entity to                7 years, first 2 years       Rule 204-2(a)(18)(i)(D)
    which GlobeFlex provides or agrees to provide, directly or                        on-site
    indirectly, payment to solicit a government entity for
    investment advisory services on its behalf, if applicable.
------------------------------------------------------------------------------------------------------------------------------------
    CUSTODY RECORDS, WHERE APPLICABLE
------------------------------------------------------------------------------------------------------------------------------------
1   A JOURNAL OR OTHER RECORD FOR EACH CUSTODY CLIENT'S ACCOUNT SHOWING - All   7 years, first 2 years       Rule 204-2(b)(1)
    purchases, sales, receipts and deliveries of securities (including                on-site
    certificate numbers) and all other debits and credits
------------------------------------------------------------------------------------------------------------------------------------
2   A LEDGER FOR EACH CUSTODY CLIENT'S ACCOUNT SHOWING:                         7 years, first 2 years       Rule 204-2(b)(2)
      o all purchases and sales;                                                      on-site
      o receipts and deliveries of securities;
      o date and price of each purchase and sale;
      o all debits and credits.
------------------------------------------------------------------------------------------------------------------------------------
3   BROKER TRADE CONFIRMATIONS - Copies of confirmations of all               7 years, first 2 years     Rule 204-2(b)(3)
    transactions effected by or for the account of each custody                       on-site
    client.
------------------------------------------------------------------------------------------------------------------------------------
4   A RECORD FOR EACH SECURITY IN WHICH ANY CUSTODY CLIENT ACCOUNT HAS A      7 years, first 2 years     Rule 204-2(b)(4)
    POSITION SHOWING:                                                                 on-site
      o The names of each client having any interest in the
         security;
      o The amount or interest of each client; and
      o The location of the security.
------------------------------------------------------------------------------------------------------------------------------------
5   A MEMORANDUM describing the basis upon which GlobeFlex                    7 years, first 2 years     Rule 204-2(b)(5)
    determined that the presumption that any related person is not                    on-site
    operationally independent has been overcome, if applicable.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                 REQUIRED LENGTH               REGULATORY
    DOCUMENT                                                                      OF RETENTION                  AUTHORITY
------------------------------------------------------------------------------------------------------------------------------------
    RETENTION PERIOD
------------------------------------------------------------------------------------------------------------------------------------
1   LENGTH OF RETENTION - In general, records must be retained for five         THE SEVEN YEARS               Rule 204-2(e)(1)
    years from the end of the fiscal year last used. Thus, the total           REFERENCED IN THE
    time of retention could amount to a period of almost six years            REQUIRED LENGTH OF
    from the date of last use depending on: (1) the exact date of          RETENTION COLUMN IS FOR
    last use; and (2) GlobeFlex's fiscal year-end.                           COMPLIANCE WITH THE
                                                                             CANADIAN REGULATORY
                                                                                 REQUIREMENTS.
------------------------------------------------------------------------------------------------------------------------------------
2   PLACE OF RETENTION - The records must be maintained on-site in an                 -                       Rule 204-2(e)(1)
    appropriate office of GlobeFlex for the first two years and disclosed in Form ADV. For the following five years, the
    records may be stored off-site at an easily accessible location.
------------------------------------------------------------------------------------------------------------------------------------
3   STORAGE METHODS - Records may be stored electronically (e.g.,                     -                       Rule 204-2(g)
    microfiche, magnetic disk, tape or other medium), so long as
    GlobeFlex maintains certain safeguards and ensures their
    accessibility. Specifically,
      o records must be arranged and indexed so as to permit
         their immediate location;
      o printouts of records or electronic copies must be made
         available to SEC examiners upon request in a complete
         and viewable format;
      o duplicates must be stored separately originals; and
      o procedures for the maintenance and preservation of
         electronic records are implemented to safeguard them
         from loss, alteration or destruction.
------------------------------------------------------------------------------------------------------------------------------------
4   IDENTIFICATION- GlobeFlex may maintain required books and                         -                       Rule 204-2(d)
    records in a manner such that the identity of any client is indicated by numerical or alphabetical code or some similar designation.
------------------------------------------------------------------------------------------------------------------------------------

                       ERISA ACCOUNTS POLICY & PROCEDURE

                        Reviewed and Updated: July 2017

BACKGROUND

The Employee Retirement Income Security Act of 1974 ("ERISA") concerns the establishment, operation, and administration of employee benefit plans. ERISA sets standards for "fiduciaries" of such plans, and prohibits certain transactions that may involve conflicts of interest. ERISA is administered and enforced by the Employee Benefits Security Administration of the U.S. Department of Labor ("DOL").

This Policy pertains to the management of portfolios for ERISA plan clients, whereby GlobeFlex has investment discretion pursuant to an investment management agreement with an ERISA plan. For procedures related non-discretionary interactions with ERISA plans prior to entering into an investment management agreement, please see the Advertising and Marketing Policy.

APPLICABILITY

PRIVATE CORPORATE EMPLOYEE BENEFIT PLANS AND LABOR UNION-SPONSORED PLANS

The requirements under ERISA apply with respect to U.S. private corporate employee benefit plans and labor union-sponsored (or "Taft-Hartley") plans, including pension plans, profit-sharing plans and 401(k) plans.

KEOGH PLANS AND IRAS

Keogh plans and individual retirement accounts ("IRAs") are generally not subject to ERISA, unless they are sponsored by an employer for employees. However, Keogh plans and IRAs may be subject to certain prohibited transaction rules under the Internal Revenue Code of 1986.

CHURCH PLANS

Church-sponsored plans may be subject to ERISA, depending upon elections made under the U.S. Internal Revenue Code.

GOVERNMENT PLANS

Although employee benefit plans sponsored by government entities are exempt from the requirements of ERISA, state government plans are often subject to certain ERISA-like provisions under their respective state codes. Plans sponsored by non-U.S. entities, and plans that cover principally non-U.S. employees, are generally not subject to ERISA.

POOLED INVESTMENT VEHICLES

If a pooled investment vehicle accepts investors that are subject to ERISA, the pooled investment vehicle may also become subject to ERISA. However, exceptions may be available if ERISA plan investments are not "significant" (generally, less than 25% of each class of securities), or for an entity that qualifies as a "real estate operating company," a "venture capital operating company," or a "registered investment company."

FIDUCIARY OBLIGATIONS

A person or entity is a fiduciary to an ERISA plan if it exercises discretionary authority or control over the management or disposition of the plan's assets, or if it renders non-discretionary investment advice for compensation, direct or indirect, with respect to the plan's assets.

DUTY OF CARE

ERISA requires a fiduciary to act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of like character and with like aims. The prudence standard focuses on the fiduciary's procedures in making an investment decision, rather than on the ultimate performance of the investment. Because the prudence standard is measured by what a prudent person "familiar with such matters" and engaging in "an enterprise of like character and aims" would do, it imposes a flexible standard of expertise that corresponds to the complexity of the investment decisions involved.

DUTY OF LOYALTY

ERISA requires a fiduciary to discharge its duties on behalf of a plan solely in the interests of plan participants and beneficiaries, and for the exclusive purpose of providing benefits and defraying reasonable expenses of administering the plan. A fiduciary is generally prohibited from causing a plan to engage in a transaction with a party in interest (described in greater detail below), and may not take any action when its judgment may give rise to a conflict of interest.

ERISA prohibits a fiduciary from (i) exercising control over ERISA plan assets in its own interest or for its own account; (ii) representing any other party in a transaction with the plan whose interests are adverse to the interests of the plan; or (iii) receiving compensation from a third-party in connection with a transaction involving the plan.

DIVERSIFICATION

A fiduciary must diversify plan investments so as to minimize the risk of large losses unless, under the circumstances, it is clearly prudent not to do so. Evaluations of diversification generally take into account the underlying investments held by a pooled investment vehicle in which an ERISA plan invests.

If an investment adviser is allocated responsibility for only a portion of a plan's total assets, the adviser is responsible for investing that portion in accordance with the criteria established for the account and need not diversify according to asset class. However, the adviser would be responsible for diversifying its portfolio within the asset class for which the adviser is hired.

COMPLIANCE WITH PLAN DOCUMENTS

ERISA plan fiduciaries have a duty to act in accordance with the documents governing the plan to the extent that the documents are consistent with ERISA.

QUALIFYING AS AN ERISA "INVESTMENT MANAGER"

ERISA plan fiduciaries are generally only willing to delegate plan management to an investment adviser that qualifies as an "investment manager" under ERISA. ERISA defines an "investment manager" as any fiduciary who:

     o    Has the power to manage, acquire, or dispose of any asset of a plan;

     o Is registered as an investment adviser with the SEC or under the laws of any state, is a bank, or is an insurance company qualified to manage, acquire, or dispose of any asset of a plan; and

     o Has acknowledged in writing that it is a fiduciary with respect to the plan.

In addition, an adviser and certain of its employees and affiliates must not have been convicted of any violation of certain laws, as described in Section 411 of ERISA.

An investment adviser may only be designated as an ERISA plan's "investment manager" by one of the plan's "named fiduciaries." Investment management agreements relating to ERISA plans often include a representation that the individual representing the plan is a named fiduciary with the authority to appoint the adviser as an "investment manager."

ERISA PROHIBITIONS

ERISA and the Internal Revenue Code impose limitations on several types of transactions and activities that could present conflicts of interest, including the following:

TRANSACTIONS WITH PARTIES IN INTEREST

ERISA generally prohibits transactions between an ERISA plan and any entity that is a "party in interest" to the plan. Parties in interest to a plan include, among others:

     o    Any plan fiduciary;

     o    Any service provider to the plan;

     o    An employer whose employees are covered by the plan;

     o    A legal entity that is majority owned by any of the foregoing; and

     o An employee, officer, director, 10% or more shareholder, or partner, directly or indirectly, of any of the foregoing.

ERISA also limits the ability of a plan to invest in securities issued by the plan sponsor.

The DOL has issued a number of Prohibited Transaction Exemptions ("PTEs") that may permit certain transactions with parties in interest under limited circumstances. The availability of these PTEs is dependent upon the relevant facts and circumstances.

CROSS TRANSACTIONS

Plans subject to ERISA are generally prohibited from engaging in cross transactions with any other client of an investment adviser. However, the Pension Protection Act of 2006 added Section 408(b)(19) to ERISA, which provides an exemption to the general prohibition against cross trades if certain criteria are met.

SOFT DOLLAR TRANSACTIONS OUTSIDE OF THE SECTION 28(E) SAFE HARBOR

Section 28(e) of the Exchange Act generally permits ERISA plan fiduciaries to enter into soft dollar arrangements so long as the arrangements are consistent with the Section 28(e) safe harbor. Arrangements outside of the Section 28(e) safe harbor are generally prohibited under ERISA.

PERFORMANCE FEES

The DOL has indicated that certain fee arrangements may involve a prohibited conflict of interest if the timing or amount of the fee can be affected by matters within the discretion of the fiduciary. Incentive and transaction fees in particular have been the target of concern by the DOL. For example, an acquisition or disposition fee may induce an investment adviser to invest or dispose of assets more quickly. In addition, the complexity of some fee arrangements may make it difficult for a plan client to monitor fees.

The DOL has issued several advisory letters to investment advisers permitting performance fee structures under certain circumstances. However, the application of these advisory letters is highly dependent upon the relevant facts and circumstances.

CUSTODY

ERISA generally prohibits fiduciaries from maintaining the indicia of ownership of any plan assets outside of the jurisdiction of the U.S. district courts. Certain exceptions may be available for investments in foreign securities and currencies.

ERISA REQUIREMENTS

ERISA imposes certain requirements on service providers to ERISA plans in general, and investment advisers specifically, including the following:

BONDS

Investment advisers that manage ERISA plan assets must generally obtain bonds to protect the plans against loss from acts of fraud or dishonesty by the adviser or other persons handling plan assets. Advisers must maintain coverage that equals at least 10% of the highest amount of plan assets handled by any person covered by the bond, up to a maximum of $500,000 per plan. The bond (or associated riders) should name the ERISA plans as beneficiaries, or the insured adviser and the unnamed ERISA plans should enter into separate written agreements specifying that the bonds will be for the benefit of the ERISA plan(s) suffering any loss.

DISCLOSURES

Regulation under Section 408(b)(2) requires certain service providers to a plan subject to ERISA who expect to receive at least $1,000 in compensation from the plan to make specific disclosures in writing to the plan's fiduciary. Among the items that must be disclosed are a description of the services to be provided to the plan and the type(s) of compensation that the service provider will receive from the plan.

ERISA plans with 100 or more plan participants are required to provide the DOL with information about compensation arrangements with plan service providers, including investment advisers. These disclosures are made by ERISA plans on Schedule C of Form 5500, and include both direct compensation, such as advisory fees, and indirect compensation, such as soft dollar benefits, gifts, entertainment, and any revenue sharing arrangements. Schedule C filings are made by ERISA plans, rather than service providers, but plans rely on their service providers to provide complete and accurate information to be included in the filings.

POLICIES AND PROCEDURES

GlobeFlex serves as the investment adviser for separate accounts and private funds that are subject to ERISA, and acknowledges fiduciary status with ERISA plan clients and investors at the time the discretionary relationship is established by written agreement. GlobeFlex discloses actual and potential conflicts of interest to separate account clients through its Form ADV Part 2A and to private fund investors through offering materials. The Chief Compliance Officer ("CCO") is responsible for overseeing GlobeFlex's compliance with applicable ERISA regulations, and will consult with outside counsel as necessary.

COMPLYING WITH PROHIBITED ARRANGEMENTS UNDER ERISA GlobeFlex does not engage in principal trades or cross trades.

GlobeFlex's policies on soft dollar transactions are detailed in the Soft Dollar Policy and Form ADV, Part2A. GlobeFlex's use of soft dollars is examined regularly for compliance with the safe harbor provision in Section 28(e) of the Exchange Act.

MEETING ERISA REQUIREMENTS

BONDS

The CCO is responsible for ensuring that GlobeFlex satisfies ERISA's bonding requirements.

408(B)(2) DISCLOSURES

When entering a new separate account investment management agreement, or admitting a new investor into a private fund, GlobeFlex's Client
Service/Marketing team or the CCO will provide the ERISA plan fiduciary with an initial disclosure on the compensation to be received by GlobeFlex, in accordance with the requirements under Section 408(b)(2). Should there be material changes in the type and form of direct or indirect compensation received by GlobeFlex for the management of ERISA plan assets, GlobeFlex shall provide updated disclosures within 60 days of learning of the change.

SCHEDULE C OF FORM 5500

When requested by plan fiduciaries, the CCO oversees the preparation and delivery of data and disclosures for use in ERISA plans' Schedule C filings. Like all communications with clients, information provided by GlobeFlex in connection with a plan's Schedule C filings must be complete and accurate, and must be accompanied by any disclosures that are necessary to ensure that the information is clear.

                          TRADING POLICY AND PROCEDURE

                              Reviewed: July 2017

BACKGROUND

The U.S. Securities & Exchange Commission ("SEC") has indicated that among the specific obligations that flow from an adviser's fiduciary duty is the requirement to seek to obtain the best price and execution of client securities transactions where the adviser is in a position to direct brokerage transactions. In order to accommodate the investment needs of all its clients, to ensure that it is seeking to obtain best execution on client trades, to promote equitable allocation of investment opportunities, and to prevent the investment activities of some clients from conflicting with those of others, GlobeFlex has adopted this policy.

RISKS

In developing this policy, GlobeFlex considered the material risks associated with its trading processes. This analysis includes risks such as:

     o Client trades are not placed in such a way to ensure that GlobeFlex is seeking to obtain best execution on the transactions.

     o The allocation of investment opportunities among client accounts is not done in a fair and equitable way.

     o Clients participating in an aggregated order do not receive average price.

     o Allocation of trades is not done prior to close of business on trade date.

     o Trade memoranda do not contain all required information, as set forth in Rule 204-2(a)(3) of the Investment Advisers Act of 1940 ("Advisers Act").

     o    Trade breaks are not identified and corrected in a timely manner.

     o GlobeFlex does not periodically evaluate the quality and cost of services provided by broker- dealers.

     o    GlobeFlex does not maintain an approved broker-dealer list.

     o Portfolio Management Team members responsible for trading are not questioned about their use of certain broker-dealers when it doesn't appear as though they are achieving best execution.

     o Clients who direct brokerage are not made aware that they may pay higher commissions and spreads and may receive less favorable net prices on transactions than would be the case if they did not direct their brokerage.

     o GlobeFlex fails to disclose all material conflicts of interest relating to its brokerage arrangements.

PORTFOLIO MANAGEMENT

GlobeFlex provides discretionary management for the following categories of clients and equity investment strategies:

Clients: Institutional investors, primarily employee benefit plans (many subject to ERISA), foundations, endowments and other tax-exempt entities, high net worth individuals (i.e., accredited investors and qualified purchasers where appropriate).

Products:   U.S. Micro Cap, U.S. Small Cap, U.S. Small/Mid Cap, U.S. Mid Cap,
            International Micro Cap, International Small Cap, International All
            Cap, Canadian Small Cap, World Small Cap, Global All Cap Ex-U.S.,
            Emerging Markets Small Cap, and various customized investment strategies.

Our approach to stock selection is systematic and disciplined. Utilizing technology as a time leverage tool, the GlobeFlex investment process simultaneously analyzes and evaluates all stocks to determine buys and sells. The Portfolio Management Team performs a qualitative review of each prospective trade to confirm adherence to the GlobeFlex investment process and strategy.

The number of shares to purchase of each security on the buy list is determined by GlobeFlex's systematic process by targeting a portfolio weighting which is consistent across similarly managed portfolios. Depending on the situation, the process may determine the need to sell an entire position or scale a position. In the latter case, the remaining weighting of a security in similarly managed portfolios should be consistent.

In most cases, accounts with the same objective will buy, sell, and hold the same securities in approximately the same proportion in their portfolios and purchase and sale decisions will be made and implemented at the same time and at the same prices. In some cases, a client may instruct GlobeFlex not to buy particular securities or types of securities or not to allow security holdings to exceed specific levels of concentration, thus creating potential differences among portfolios.

GlobeFlex manages several accounts funded by the Chief Executive Officer ("CEO") and Chief Investment Officer ("CIO"). These "internal" accounts are managed alongside other client accounts, in the same manner described herein.

TRADING

GlobeFlex's principal objective in selecting trading destinations and entering trades is to obtain best execution given liquidity considerations.

GlobeFlex recognizes that the analysis of execution quality involves a number of factors, both qualitative and quantitative. To consider all of these factors, GlobeFlex will follow a process in an attempt to ensure that the Portfolio Management Team is seeking to obtain the most favorable execution under the prevailing circumstances when placing trades.

GlobeFlex's allocation procedures seek to allocate trades among clients in the fairest possible way taking into account clients' best interests and investment objectives. GlobeFlex will follow procedures to ensure that allocations do not involve a practice of favoring or discriminating against any client or group of clients. Factors such as account type, fee structure or performance should never influence trade allocations.

GlobeFlex currently does not instruct broker-dealers or custodians to "cross" trades for any purpose.

When necessary, GlobeFlex shall address known conflicts of interests in its trading practices by disclosure to clients and/or in its Form ADV or other appropriate action.

Only authorized members of the Portfolio Management Team are allowed to place trade orders on behalf of clients.

BEST EXECUTION

As an investment adviser, GlobeFlex has a fiduciary relationship with its clients. One of the specific duties that flow from this relationship is a duty to seek the best price and execution of client securities transactions when the adviser is in a position to direct brokerage transactions. While not defined by statute or regulation, "best execution" generally means the execution of client trades at the best price considering all relevant circumstances. GlobeFlex shall evaluate its efforts to seek to obtain best execution on client trades by completing the following:

     o    On-going review by the Portfolio Management Team

     o    Quarterly internal meetings of the Best Execution Review Team

BROKER-DEALER SELECTION

In selecting broker-dealers, GlobeFlex's primary objective is to obtain the best overall execution quality, within each client's given constraints. In assessing a broker-dealer's ability to provide best execution, historical prices, giving effect to brokerage commissions and other transaction costs (if any), are a principal factor, but other factors are also considered, including the execution, clearance and settlement capabilities of the broker-dealer, the broker-dealer's willingness to commit capital, the broker-dealer's reliability and financial stability, the size of the particular transaction and its complexity in terms of execution and settlement, and the market for the security. GlobeFlex also considers the value of research and additional brokerage products and services a broker-dealer has provided or may be willing to provide (please see the Soft Dollar Policy and Form ADV for further discussion).GlobeFlex does not consider client referrals from broker-dealers in determining the manner in which it will allocate its brokerage.

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ON-GOING REVIEW

GlobeFlex has incorporated a "Trading/Transaction Cost" analysis system into its investment process. The monitoring and evaluation of transaction cost is a complex process that involves pre-, post-, and real-time trade analysis. "Trading/Transaction Cost" is broken into two distinct components: direct and indirect cost. Measurement of direct cost (e.g., commission, tax, fees) is straightforward. However, evaluating indirect cost (including, but not limited to, market impact and opportunity cost) is considerably more difficult.

GlobeFlex quantifies and analyzes transaction costs on an individual stock basis and by various trade groupings. Trade groupings include: broker-dealers, liquidity, volatility, spreads, buy vs. sell, style, market capitalization, etc. Trade execution prices are analyzed against various benchmarks. When analyzing, GlobeFlex makes appropriate adjustments for variables such as liquidity, spread, market capitalization, and momentum. GlobeFlex analyzes the results as compared to the Open, VWAP (Volume Weighted Average Price), and the Close.

QUARTERLY EXTERNAL ANALYSIS

In addition to internal means of trade evaluation, GlobeFlex utilizes a qualified third-party company to confirm and/or add insight to the trade monitoring and evaluation process. The evaluation service tracks equity investments from conception through execution. It analyzes the investment process, addressing the linkage between research, portfolio management, trading, and broker-dealer usage. Quarterly analytical reviews, written interpretations, and periodic on-site consultations (to review recommendations) are provided. This process:

     o evaluates what each trade approximately costs and shows how trading performance measures up against an unbiased, proprietary benchmark; and

     o provides an assessment of broker-dealers' skills which is then incorporated into the internal real-time broker-dealer selection and evaluation process.

BEST EXECUTION REVIEW TEAM

GlobeFlex has a Best Execution Review Team that meets on a quarterly basis to analyze its brokerage arrangements. The team maintains a list of approved broker-dealers who meet threshold criteria for eligibility in terms of financial stability, execution quality, administration, etc. The team discusses, among other things, third-party analytics, the quality of approved broker-dealers, and research, and how these factors might impact future brokerage allocation decisions. The occurrence of these meetings and their attendees are documented.

CLIENT DIRECTION OF BROKERAGE

On occasion, a client may direct GlobeFlex to effect securities transactions in the client's account through a specific broker-dealer. This instruction shall be deemed a "directed brokerage arrangement". In such circumstances, the client is responsible for negotiating the terms and arrangements for their account with that broker-dealer. GlobeFlex will not seek better execution services or prices from other broker-dealers or be able to aggregate the client's transactions (unless

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via a "step-out" trade) for execution through other broker-dealers with orders for other accounts advised or managed by GlobeFlex. As a result, GlobeFlex may not obtain best execution on behalf of the client, who may pay materially disparate commissions, greater spreads or other transaction costs, or receive less favorable net prices on transactions for the account than would otherwise be the case. GlobeFlex maintains documentation of clients' direction of brokerage.

TRADING PROCEDURES

The following is an overview of equity trading procedures followed during the rebalance of portfolios. Separate members of the Portfolio Management Team are responsible for various components of the process.

ORDER GENERATION AND ALLOCATION

1. Within the order management system ("OMS"), client portfolios are compared to target (model) portfolios to identify the changes to be made to positions and weightings. Proposed buy and sell orders are generated per portfolio based on current portfolio weight versus the target weight, and the client's investment guidelines regarding portfolio makeup and restricted securities.

2. An authorized Portfolio Management Team member may adjust target positions for a portfolio after considering diversification, cash availability, and other factors, including, where appropriate, the value of having a round lot in the portfolio.

3. When buying or selling the same security, proposed orders for individual portfolios are automatically combined to form an aggregated (block) order per security.

     a. All portfolios participating in an aggregated order shall receive the average price and, subject to minimum ticket charges, pay a pro-rata portion of commissions.

     b. Instances in which proposed portfolio orders may not be aggregated include, but are not limited to, the following:

          o clients directing GlobeFlex to use certain broker-dealers, in which case such orders shall be separately effected

          o timing of individual client-directed contributions or withdrawal (cash flow) requests o portfolio cash constraints

4. It may take several trades over multiple days to buy/sell the total desired number of shares for the original order. As trades are executed, the OMS will automatically allocate the shares across the portfolios in the order using a pro-rata allocation.

     a. Where the original order is filled, portfolios automatically receive their portion of the allocation specified on the initial order generation.

     b. There may be instances where GlobeFlex is not able to trade the total desired number of shares for the order. In the event of such a "partial fill", the allocation of traded shares shall

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          generally be made pro-rata based on the initial allocation.

     c. In certain cases, adjustments may be made in the allocation of shares in a particular trade. Examples include when a new account is being invested or where GlobeFlex has received client direction on a cashflow. The allocation shall consider all relevant factors, including, but not limited to:

          o    clients' liquidity needs

          o    previous allocations

          o    market practices regarding odd share lots

          o specific requirements stated in clients' investment guidelines regarding portfolio makeup

          o    any client-directed cash flows

5. The OMS will automatically create trade allocation reports, which are stored electronically.

Changes are captured within the system's audit trail

TRADE PLACEMENT AND EXECUTION

1. After a Portfolio Management Team member responsible for order generation and allocation has released the orders to the trade blotter, authorized members of the Portfolio Management Team discuss and select the appropriate destination for each specific trade from the approved list of broker-dealers. Though numerous factors may contribute to the destination decision, including (but not limited to) price, opportunity for price improvement, value of research provided, commission rates, client direction, anonymity, liquidity, speed of execution, expertise with difficult securities, trading style and strategy, geographic location of the broker-dealer, the authorized Portfolio Management Team members generally determine the most advantageous venue to execute the trade.

2. The OMS enables communication with broker-dealers via FIX connections. GlobeFlex utilizes the functionality of the OMS to ensure that all trade memoranda contain the information required under Rule 204-2(a)(3) under the Advisers Act. As outlined in the Recordkeeping Requirements Policy, all trade information is stored either in hard copy or electronic form.

3. After the close of each market, an authorized Portfolio Management Team member:

     a. verifies the execution information (symbol, quantity, price and commissions) with the respective broker-dealers;

     b. examines the executed trades within the OMS for missing trades and performs a reasonability check of price, taxes, fees, commissions and settlement dates; and marks each trade "ready" for processing.

TRADE REVIEW AND CONFIRMATION

1. After a Portfolio Management Team member responsible for allocation of brokerage has indicated that the trades are "ready" for processing, a designated investment member then reviews trades for adherence to allocation, client objectives, and cash availability.


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2.   The trade notification process is seamlessly integrated into GlobeFlex's state-of-the-art OMS. Accordingly, all components at the trade and aggregated order level (i.e. price, shares, taxes, fees, net amount) are verified electronically with the executing broker-dealer in real-time. An automated process within the OMS sends trade information to Depository Trust Company (DTC) for domestic securities and Central Trade Manager (CTM) for international securities. These systems are accessed by broker-dealers retrieving individual account allocation information. This process provides GlobeFlex with a second review prior to transactions being posted to the portfolio accounting system and prior to custodian notification. At this point, the trade notification process is complete and all trades are automatically flagged as "confirmed" within the OMS. As such, all allocations are made prior to the close of GlobeFlex on trade date.

3. Broker-dealers are required to disclose specified information in writing to customers at or before completion of a transaction in a security. Each confirmation must, among other things: (a) describe the security, price, quantity, trade date and settlement date, commission, tax or other settlement charges; and (b) specify whether the client account "bought" or "sold". GlobeFlex will strive to ensure that each transaction entered into on behalf of a client is confirmed in writing to GlobeFlex by the executing broker-dealer by means of a trade confirmation which includes all details of the trade. Upon client request, GlobeFlex will request that executing broker-dealers deliver a copy of the confirmation to the client.

OTHER CONSIDERATIONS

1. CURRENCY EXCHANGE. In connection with purchases and sales of equity securities, GlobeFlex causes client accounts to buy and sell the currencies in which the equity securities are traded. In other words, GlobeFlex marries currency exchange ("FX") transactions to equity trades. GlobeFlex typically initiates a FX transaction on the spot market on the same day it initiates the underlying securities transaction, with settlement to match the settlement of the corresponding equity trade (generally up to three days, although occasionally longer). GlobeFlex may place FX transactions with a client's custodian or may use other custodians and/or FX broker-dealers or intermediaries.

2. LIQUIDITY. GlobeFlex may choose to discontinue the purchase of a security which has been determined to be too illiquid.

3. CORPORATE ACTIONS. Should a corporate action be announced that would have an impact on a security being traded, GlobeFlex may choose to discontinue the purchase of the security. In addition, should a corporate action be announced, such as an acquisition, relating to a security owned, GlobeFlex sells the holding since the underlying fundamentals will likely no longer drive the company's stock price.

4. CASH FLOWS. When clients communicate requests to contribute to or withdraw cash from their accounts, stocks will be purchased or sold accordingly.

5. SPECIFIC COUNTRY RESTRICTIONS. Certain U.S. federal and state laws may limit GlobeFlex's ability to acquire controlling interests in companies in highly regulated industries. Generally speaking, GlobeFlex is limited to invest in no more than five (5) percent of the outstanding voting securities of the following types of issuers:


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     o    Public utility companies or public utility holding companies

     o    Bank holding companies

     o Owners of broadcast licenses, airlines, railroads, water carriers and trucking concerns

     o    Casinos and gaming businesses

     o    Insurance companies

     o Public service companies (such as those providing gas, electric or telephone services)

Certain countries also may limit investors' ability to acquire controlling interests in companies in highly regulated industries. In addition, as noted in the Regulatory Filings and Reporting Policy, many foreign countries require disclosure to a combination of the issuer, the local exchange and/or the regulatory agency when a foreign investor's ownership percentage of shares outstanding of a company reaches specific thresholds. GlobeFlex uses information gathered from service providers to monitor county-specific requirements. GlobeFlex has established a procedure to monitor shares held versus shares outstanding in order to comply with reporting requirements in the U.S and other countries.

TRADE ERRORS

Although rare, trade errors can happen. It is GlobeFlex's policy to resolve errors in a manner that prevents clients from suffering losses from those errors.

GlobeFlex defines a "trade error" as the unintentional deviation from the investment decision by GlobeFlex personnel in the placement of a security trade. For example, purchasing the wrong stock, or purchasing more shares of a stock than intended; selling instead of buying a security, or vice versa; allocating a trade to the wrong account. In other words, an error in the trading action taken by GlobeFlex.

Usually, the discovery of an error is after the fact, within trade date plus 1. After gathering relevant facts, a meeting will be convened of representatives of the Portfolio Management Team, the Investment Operations Team, Compliance, and Finance to determine whether a trade error has occurred and the appropriate course of action.

In assessing a trade error and determining the appropriate course of action, GlobeFlex should:

1. Consider its role and fiduciary responsibility regarding the situation, review any contractual obligations, evaluate Errors & Omission insurance coverage matters, and consider seeking legal counsel, if necessary.

2. Determine the appropriate communication to the parties involved, including the client.

3. Determine proper record keeping and reporting for the transaction/correction. During the process and upon conclusion, the following should be considered:

     a.   Who discovered the error and how?

     b.   Time-line of events.


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     c.   The extent of the problem (i.e., what stock, how many shares, what price, when it occurred, which custodian bank, which broker-dealer, etc.).

     d.   What is the potential impact?

     e.   How was the situation resolved?

     f.   If necessary, how were the appropriate parties notified?

     g. Should a change be made in policies and/or procedures to prevent future occurrences?

RESPONSIBILITY

The CIO is primarily responsibility for maintaining compliance with this policy. The CIO periodically completes a top-level review of current trading activity and is the ultimate decision-maker with respect to trade issues. Any matters arising under this policy are required to be brought to the attention of the CCO, who will independently review the matters to recommend an appropriate course of action.

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                        SOFT DOLLAR POLICY AND PROCEDURE

                        Reviewed and Updated: July 2017

OVERVIEW

GlobeFlex's soft dollar policy is described in more detail in Form ADV, Part 2 (see Attachment A).

RELATIONSHIP INCEPTION PROCEDURES

Whenever a new soft dollar relationship is established with a broker-dealer, the following steps should be completed:

1. Obtain material from the broker-dealer detailing services they offer, if available.

2. When possible or necessary, obtain financial report from the broker-dealer. Review the report to determine financial stability of the broker-dealer, if necessary.

3. Create a new broker-dealer information file and broker-dealer commission report file. File documents accordingly.

Whenever a new soft dollar product/service is established, the following steps should be completed:

1.   Obtain material detailing the service(s) being offered.

2. The Chief Investment Officer ("CIO") and Chief Executive Officer ("CEO") review the contract and negotiate any changes ensuring favorable terms. The CIO or CEO will execute the contract, thereby indicating approval of the product/service being put in place.

3.   Create a new vendor information file to hold these documents.

MONTHLY & QUARTERLY REVIEW PROCEDURES

In order to monitor broker-dealers' reporting of soft dollar activity, the following tasks should be completed on a monthly basis by the Finance Team:

1. Obtain internal commission statements by broker-dealer from the Investment Operations Team.

2. File both internal and broker-dealer commission statements in the appropriate files, noting any missing/incomplete statements. Follow up on missing statements if necessary.

3. Prepare/update commission reconciliation schedules. Compare the commissions per internal records to the commissions per broker-dealer statements. Provided the amounts are materially correct, initial the schedule as acceptable. If the amounts are not materially correct, research and resolve as appropriate. Document any discrepancies and subsequent resolution.


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4.   On the broker-dealer statements, check the beginning values and amounts credited/debited per the broker-dealers' reports. Verify the calculations for accuracy.

In order to monitor the execution of trades and the use of soft dollar commissions, the following tasks should be completed by the CIO on a quarterly basis:

1. Review third-party execution analysis with members of the Portfolio Management Team. Document any comments/observations as appropriate. Initial the report(s) to indicate completion of this process.

2. Review relevant external and internal trading reports. Discuss/revise current trading strategy with members of the Portfolio Management Team, as appropriate.

3. Review broker-dealer statements for detail regarding invoices paid during the period. Perform a reasonableness check. Discuss any discrepancies with the CCO and the broker-dealer (if necessary). Document accordingly and initial broker-dealer statements indicating completion of the review, if possible.

4. On a quarterly basis, the CIO, CCO and members of the Finance Team and Portfolio Management Teams meet to review current period's activity, if possible.

ANNUAL REVIEW PROCEDURES

Annually, the following procedures are recommended but not required:

1. Update/prepare list of products purchased with soft dollar commissions in order to project annual outlay.

2. Review vendor files detailing products/services purchased, noting any informational materials that should be updated and terms that might be renegotiated.

3. Review and update, if necessary, broker-dealer information files including obtaining current audited financials, if available, and updating any documentation as appropriate.

4. Create new commission report files for soft dollar broker-dealers and file prior year files, if necessary.

5.   Review mixed use allocations for any necessary changes.

6.   Prepare projection schedules for the new year, detailing the following:

     o    Beginning soft commission balances per broker-dealer (credit/debit)

     o    Expected research/brokerage expenditures

     o    Anticipated commissions to be generated

     o    Expected year-end balance

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                                  ATTACHMENT A

              EXCERPT FROM FORM ADV, PART 2A, BROKERAGE PRACTICES
                                 "SOFT DOLLARS"

In selecting broker-dealers, in most cases we also consider the value of "research" and additional brokerage products and services a broker-dealer has provided or might be willing to provide. This is known as paying for those products and services with "soft dollars." "Research" products and services may include research reports on particular industries and companies, economic surveys, data and analyses, recommendations as to specific securities, financial databases, online information systems, customized software and services, and other products or services that provide us with lawful and appropriate assistance in the performance of our investment decision-making responsibilities. Consistent with Section 28(e) of the Securities Exchange Act of 1934 (discussed below), brokerage products and services (beyond traditional execution services) consist primarily of computer services and software that permit us to effect securities transactions, enhance trading and perform functions incidental to transaction execution, clearance and settlement.

Our use of soft dollars generally satisfies the requirements of the safe harbor provided by
Section 28(e) of the Securities Exchange Act of 1934. That is, before placing orders with a particular broker-dealer, we determine, considering all relevant factors, that the commissions to be paid are reasonable in light of all the brokerage and research products and services provided by that broker-dealer. We do not typically evaluate the value of those services in relation to any particular transaction or transactions that generate "soft dollar credits" (discussed below) or in relation to investment decisions for any particular account(s). Rather we consider the value those services contribute to our performance of our overall responsibilities to all our clients (or, in some cases, to all our clients with substantially the same investment strategy). As discussed below under "Client Directed Brokerage," one or more clients limit their accounts' participation in specific types of broker-dealer activity, including activities that generate soft dollar credits or otherwise alter their accounts' relationships with broker-dealers. To the extent doing so prevents their accounts from generating soft dollar "credit," the accounts that do generate those credits could be viewed as paying for research that benefits the activity-restricting clients.

When we use soft dollars to acquire research and brokerage services and products, the commissions paid could be greater than what another broker-dealer who did not provide research services or products might charge for the same transactions, or than what the same broker-dealer would charge if it were not giving soft dollar "credits" for use in buying research or non-execution brokerages services and products. Notwithstanding compliance with Section 28(e), acquiring products and services with soft dollars may be considered to create a conflict of interest in that we might otherwise pay cash for those products and might therefore have an incentive to use broker-dealers who provide them to avoid having to pay cash.

We use some products or services not only as "research" (I.E., to assist in making investment decisions for clients or for effecting securities transactions) but also for our administrative and other purposes. We make a reasonable allocation of the cost of those products and services so that only the portion of the cost that is attributable to our use of the products and services for research or brokerage purposes is paid with commission dollars; we pay the balance. Clients should recognize that our interest in making such an allocation will differ from clients' interests, in that we will have

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an incentive to maximize the research and brokerage portions of the cost in order to minimize the portion we must pay directly.

Broker-dealers that provide services or products for soft dollars generally establish "credits," based on past brokerage business, that are applied as soft dollar payments for research services or products. In other cases broker-dealers may suggest a level of future business that would fully compensate the broker-dealer for services or products it provides. Because brokerage decisions are based on a number of factors, the business any particular broker-dealer receives during any period could be less than what it considers adequate to compensate it for services or products it provided. However, that business may often exceed many broker-dealers' suggestions, in part because the total brokerage business generated by our clients could be significantly greater than the value of research services and products provided, and in part because the broker-dealers that provide those services or products may also provide superior execution and might therefore be the most appropriate broker-dealers for particular transactions regardless of whether or not they provided such products or services. We do not exclude broker-dealers from receiving business because they do not provide soft dollar products and services, although we may not be willing to pay them the same commission as we would if they provided research products and services.

Our trading personnel continuously monitor transaction results generally to evaluate execution quality provided by particular broker-dealers. We also evaluate such results from time to time, using both internal analysis and services provided by outside suppliers, to assess the execution quality and to evaluate the reasonableness of the compensation paid to various broker-dealers in light of all the factors described above. In some cases we might pay for soft dollar products and services by asking a broker-dealer with whom we place a transaction to "step out" of a portion of a transaction in favor of a broker-dealer that has provided such products or services. This permits us to use the broker-dealer we believe will provide the best execution while paying for valuable services or products provided by others.

CLIENT DIRECTED BROKERAGE AND OTHER CLIENT-INITIATED ARRANGEMENTS

Some clients instruct us to use one or more particular broker-dealers in managing their accounts. Those clients may specify that a particular amount of commissions should be sent to those broker-dealers, that all business should be directed to those broker-dealers, or merely that those broker-dealers should be used when all other considerations are equal. Clients can specify that a particular broker-dealer is to be used even though we may be able to obtain a more favorable net price and execution from another broker-dealer in particular transactions. Conversely, some clients may restrict our use of a particular broker-dealer or broker-dealer arrangement (such as to avoid participating in soft dollar credit generation), even though we may be able to obtain a more favorable net price and execution from that broker-dealer or through that arrangement. Such restrictions might limit our ability to obtain the best overall price on securities transactions. Some clients might also make arrangements directly with some broker-dealers, independent of their relationship with GlobeFlex, to receive rebates or similar benefits from those broker-dealers when we use those broker-dealers for transactions in their accounts, in lieu of those transactions generating soft dollar credits. These arrangements could be viewed as creating an incentive for the Firm to increase the portion of its overall trading done pursuant to soft dollar arrangements, in order to generate the same amount of soft-dollar credits it would have generated absent those clients' arrangements. To the extent these clients' arrangements allow them to avoid participating in the generation of soft dollar credits, other clients can be viewed as paying for research and brokerage

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services that provide benefits to the clients that have the special arrangements.

In some cases, we implement clients' directions by asking a broker-dealer with whom we have placed an aggregated transaction to "step out" of a portion of the transaction in favor of a broker to which a client has directed us to send brokerage business -- I.E., allow the commissions as to a particular client's portion of the transaction to be paid to that client's directed broker. This is intended to allow clients to obtain the same average price while accommodating directed brokerage requests. However, "step out" arrangements may not be practicable in all cases. Clients who want to direct us to use a particular broker-dealer should understand that their direction could prevent us from aggregating orders with other clients or from effectively negotiating brokerage compensation on their behalf, and could therefore deprive them of possible advantages that non-designating clients might have.

                       PROXY VOTING POLICY AND PROCEDURE

                        Reviewed and Updated: July 2017

BACKGROUND

When so directed and authorized by clients, GlobeFlex Capital, L.P. ("GlobeFlex") is responsible for voting proxies for securities held in the client accounts. This document sets forth the policies with respect to proxy voting and procedures to comply with Rule 206(4)-6 under the Investment Advisers Act of 1940 (the "Advisers Act"). Specifically, Rule 206(4)-6 requires that GlobeFlex:

o adopt and implement written policies and procedures reasonably designed to ensure that it votes client securities in the best interest of clients;

o    address material conflicts that may arise in connection with proxy voting;

     o describe its proxy voting policies and procedures to clients and furnish them a copy of the policies and procedures upon request; and

     o disclose to clients how they may obtain information from GlobeFlex about how proxies for their securities were voted.

POLICY

It is the policy of GlobeFlex to vote proxies in the interest of maximizing value for GlobeFlex's clients. Proxies are an asset of a client, which should be treated by GlobeFlex with the same care, diligence, and loyalty as any asset belonging to a client. To that end, GlobeFlex will vote in a way that it believes, consistent with its fiduciary duty, will cause the value of the issue to increase the most or decline the least. Consideration will be given to both the short- and long-term implications of the proposal to be voted on when considering the optimal vote.

GlobeFlex will vote proxies on a best efforts basis, but there may be times when GlobeFlex determines that the timing or cost of voting the proxy may be unusual or prohibitive, exceeding the expected benefit to the client. For example, casting a vote on a foreign security may require the company's receipt of the client's original signature on a new document in an unreasonably short period of time. As part of such determination, GlobeFlex will consider whether the voting of the client's shares is expected to have an effect on the value of the investment. Another example is "share blocking." Some nations require shareholders wishing to vote their proxies to deposit their shares shortly before the date of the meeting with a designated depositary. During this blocking period, shares that will be voted cannot be sold until the meeting has taken place and the shares are returned to the shareholders' custodian banks. As this would limit its ability to transact in the shares for a period of time, where share blocking is required GlobeFlex will likely abstain from voting those shares. Additionally, if a client participates in securities lending, GlobeFlex may not be able to vote proxies of those securities that are on loan. While not voting certain proxies should not necessarily be construed as a violation of fiduciary obligations, GlobeFlex shall at no time ignore or neglect its proxy voting responsibilities. GlobeFlex believes this position to be consistent with the Department of Labor's Interpretive Bulletin 2016-1.

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Any general or specific proxy voting guidelines provided by a client or its designated agent in writing will supersede this policy. Clients may wish to have their proxies voted by an independent third-party or other named fiduciary or agent, at the client's cost.

VOTING PROCEDURES

GlobeFlex subscribes to a third-party service provider ("the Proxy Service") with respect to proxy voting. Under a service agreement, the Proxy Service keeps GlobeFlex apprised of shareholder meeting dates of securities holdings, makes copies of proxy materials available for review upon request, and votes proxies in accordance with its guidelines or instructions. The Proxy Service maintains all necessary proxy voting records including documentation of why and how votes were cast for clients. The Proxy Service will be notified of proxy guidelines provided by clients and will be instructed to vote for those specific clients according to their custom policies. The Proxy Service will keep records of such custom policies and voting history.

The Proxy Service has formulated guidelines, based on their research, which set forth positions on recurring issues. GlobeFlex reviews these guidelines periodically, identifying changes and evaluating accordingly. The guidelines are not exhaustive and do not include all potential voting issues. Proposals not covered by the guidelines and contested situations are evaluated on a case-by-case basis, taking into consideration all of the relevant facts and circumstances at the time of the vote. GlobeFlex's voting decisions are then communicated to the Proxy Service.

Although GlobeFlex may consider the Proxy Service's recommendations on proxy issues, GlobeFlex bears ultimate responsibility for proxy voting decisions. For ERISA plans for which GlobeFlex votes proxies, GlobeFlex is not relieved of its fiduciary responsibility by following directions of the Proxy Service or the ERISA plans' named fiduciaries or by delegating proxy voting responsibility to another person.

IDENTIFYING AND RESOLVING CONFLICTS OF INTEREST

POTENTIAL CONFLICTS OF INTEREST

A potential conflict of interest arises when GlobeFlex has business interests that may not be consistent with the best interests of its client. The following is a non-exhaustive list of potential conflicts of interests that could influence the proxy voting process:

     o GlobeFlex retains an institutional client, or is in the process of retaining an institutional client, that is (or is affiliated with) an issuer that is held in GlobeFlex's client portfolios.

     o GlobeFlex retains a client, or is in the process of retaining a client that is an officer or director of an issuer that is held in GlobeFlex's client portfolios.

     o GlobeFlex's employees maintain a personal and/or business relationship (not an advisory relationship) with issuers or individuals that serve as officers or directors of issuers.

     o A GlobeFlex employee personally owns a significant number of an issuer's securities that are also held in GlobeFlex's client portfolios.

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IDENTIFYING CONFLICTS OF INTEREST

GlobeFlex realizes that due to the difficulty of predicting and identifying all material conflicts, it must rely on its employees to notify the Chief Compliance Officer ("CCO") of any material conflict that may impair GlobeFlex's ability to vote proxies in an objective manner. The CCO will continuously monitor for conflicts. GlobeFlex also engages a third-party compliance consulting firm, and will consult with the compliance consultant and/or outside counsel if any possible conflicts arise.

In addition, any attempts by others within GlobeFlex to influence the voting of client proxies in a manner that is inconsistent with the Proxy Voting Policy shall be reported to the CCO. Further, any attempts by persons or entities outside GlobeFlex to influence the voting of client proxies shall be reported to the CCO. The CCO may then elect to report the attempt to the Chief Executive Officer, Chief Investment Officer and legal counsel.

RESOLUTION OF CONFLICTS OF INTEREST

Upon detection of a material conflict of interest, the proxy in question will be voted in accordance with the pre-determined policy recommendation of the Proxy Service.

RECORDKEEPING

GlobeFlex shall maintain the following types of historical records:

CLIENT REQUESTS TO REVIEW PROXY VOTES:

     o Any request, whether written (including email) or oral, received by any employee of GlobeFlex, must be promptly reported to Client Service/Marketing. All written requests must be retained in the permanent file.

     o In order to facilitate the dissemination of proxy voting records to clients, Client Service/Marketing may distribute to any client requesting proxy voting information the complete proxy voting record of that client for the period requested.

     o Client Service/Marketing will furnish the information requested, free of charge, to the client within a reasonable time period. GlobeFlex will maintain a copy of the written record provided in response to client's written (including email) or oral request. A copy of the written response should be attached and maintained with the client's written request, if applicable, and maintained in the permanent file.

     o Clients are permitted to request the proxy voting record for the 5-year period prior to their request.

PROXY VOTING POLICY AND PROCEDURES:

     o GlobeFlex will maintain the current Proxy Voting Policy as well as all past versions for the last 7 years.

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PROXY VOTING RECORDS:

     o A record of how client proxies were voted (such records are also maintained by the Proxy Service).

     o Documents prepared or created by GlobeFlex that were material to making a decision on how to vote, or that memorialized the basis for the decision.

     o Documentation or notes or any communications received from third parties, other industry analysts, third-party service providers, company's management discussions and the like that were material in the basis for GlobeFlex's decision.

DISCLOSURE

GlobeFlex will ensure that Part 2A of Form ADV is updated as necessary to reflect: (i) all material changes to the Proxy Voting Policy; and (ii) information about how clients may obtain information on how GlobeFlex voted their securities.

PROXY SOLICITATION

As a matter of practice, it is GlobeFlex's policy to not reveal or disclose to any unrelated third parties or issuers how GlobeFlex may have voted or intends to vote on a particular proxy.

The CCO is to be promptly informed of the receipt of any solicitation from any person on how to vote proxies on behalf of clients, and the CCO shall handle all responses to such solicitations. At no time may any employee accept any remuneration in return for the voting of proxies.

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                       CLASS ACTION POLICY AND PROCEDURE

                              Reviewed: July 2017

OVERVIEW

This policy outlines GlobeFlex's procedure as it relates to the receipt of class action documents from custodians and third-party service providers.

Generally speaking, it is GlobeFlex's position that it is not obligated to advise, settle or take action on behalf of client in any such proceedings involving securities or issuers of securities held in, or formerly held in, client accounts, unless directed by the client IN WRITING.(2) However, some clients have designated GlobeFlex to participate in or abstain from class actions as Agent on their behalf, rather than having their custodian banks perform this function. In order to effectively undertake activities relating to class actions, GlobeFlex subscribes to a third-party service provider ("the Class Action Service"). Under a class action service agreement, the Class Action Service is responsible for the notification, tracking, and claims filing of securities class action suits for asset recovery.

PROCEDURES

GlobeFlex's procedures are as follows:

1. Notification of a class action is received by GlobeFlex from the Class Action Service: The Class Action Service will monitor the status of the suit and provide updates to GlobeFlex as the class action progresses. Unless otherwise instructed by the client, the Class Action Service will prepare and file the class action claim form(s) with the Claims Administrator for recovery.

2. Notification of a class action is received by GlobeFlex from the client's custodian: GlobeFlex will verify that the Class Action Service is aware of the pending class action. The Service will monitor the status of the suit and provide updates to GlobeFlex as the class action progresses.

Unless otherwise instructed by the client, the Class Action Service will prepare and file the class action claim form(s) with the Claims Administrator for recovery.

3. In the event GlobeFlex determines that it will abstain from participating in a class action suit, (for instance, due to the existence of a conflict of interest), the reasons for non-participation shall be documented. GlobeFlex will attempt to notify clients of its intent to abstain and forward all documents received to clients for filing of the class action, should they choose to file on their own.

4. The Class Action Service maintains the historical records of documentations of class action suits. Pursuant to its Proxy Voting Policy, upon request, GlobeFlex shall produce a record of all class action suits that it opted to participate in or abstain from as Agent on behalf of a client.


----------
(2) As a result of participating in class action suits, GlobeFlex may need to share certain nonpublic client information with unaffiliated third-parties, i.e. Counsel for Plaintiffs, Claims Administrator, etc. In accordance with GlobeFlex's privacy policy, it will receive and maintain written consent from the client prior to disclosing such information.


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5.   Notification of a class action received after the termination date of a client relationship shall not obligate GlobeFlex to include the terminated client in the determination for participation in the class action. Such notification should be delivered to the last known address of the client or to the intermediary who distributed the notification with a written or oral statement indicating that the advisory relationship has been terminated and that future class action notification for the named client should not be delivered to GlobeFlex.

6. With respect to clients that do not authorize GlobeFlex to act on their behalf in class actions, GlobeFlex will forward any documents inadvertently received to those clients for filing of the class action, should they choose to file on their own.

Any issues regarding the receipt, filing and/or response to class actions should be directed to the CCO.

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                    SECURITY VALUATION POLICY AND PROCEDURE

                              Reviewed: July 2017

OVERVIEW

Securities that are traded on public exchanges generally have readily available pricing. However, determining valuation when there is no readily available pricing information is a highly judgmental process, which cannot be subjected to a simple mechanistic formula. The Financial Accounting Standard Board's Accounting Standards Codification Topic 820 ("ASC 820"), formerly SFAS 157, provides guidance regarding appropriate valuation methodologies. ASC 820's recommended hierarchy of valuation metrics is summarized below in descending order of preference:

     o Level 1: Unadjusted quoted prices for identical assets or liabilities in active, liquid and visible markets such as stock exchanges;

     o Level 2: Quoted prices for identical assets in markets that are not active such as thinly traded securities, quoted prices for similar assets such as restricted securities;

     o Level 3: Unobservable inputs to be used in situations where markets don't exist or are illiquid for the asset or liability. Fair market valuation becomes highly subjective here.

No matter which valuation metric is used, the fair value of a security should be the price at which an asset could be acquired or sold in a current transaction between willing parties in which the parties each acted knowledgeably, prudently, and without compulsion. Fair value should not be based on what can be obtained from an immediate "fire sale" disposition, nor on what a buyer might pay at some later time or under more favorable circumstances.

Portfolios managed by GlobeFlex generally hold liquid, exchange-traded public equities that have readily available pricing. As the values of client portfolios are used for the calculation of performance and management fees, GlobeFlex has adopted this policy to govern the pricing of securities held in these portfolios (for a discussion of portfolio valuation, please see the Investment Performance Presentation Policy.) Various individuals are responsible for overseeing and implementing this policy, as described herein.

RISKS

In developing this policy and procedures, GlobeFlex considered numerous risks associated with the pricing of securities, such as:

     o Account performance and advisory fees are calculated erroneously due to inaccurate pricing of portfolio holdings.

     o    Independent pricing services may not, at times, provide prices.

     o Pricing errors are not corrected immediately and/or reviewed for materiality.

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PRICING PROCEDURES

The Portfolio Management Team and Investment Operations Team continuously monitor and assess the availability and reliability of market quotations. Pricing for portfolio holdings are received daily from two independent pricing vendors. Investment Operations generates and reviews a daily "exception" report that identifies any discrepancies between the two main pricing sources, comparing them against a third source as necessary (such as Bloomberg or the numerous custodian banks and broker-dealers with which GlobeFlex interacts). Further, client portfolios are monitored daily using an electronic automated reconciliation system, which further mitigates the risk of GlobeFlex failing to identify pricing issues.

The value of stock positions in client portfolios will be calculated based on the local market prices received from the independent pricing sources. Prices are received in the currency in which the stock is listed. For non-U.S. equities, the local price is converted to a U.S. price as needed, using the daily currency exchange rates (specifically, the WM/Reuters Closing Spot Rates) provided by the primary pricing vendor.

Equities with little to no trading volume (less liquid) will generally be priced by the pricing source using the last sale on the exchange on which the security is principally traded (the "primary exchange").

There are certain circumstances (corporate actions or market events, for example) where an exchange will halt the trading of a listed security. When a halted security is discovered, generally during the daily pricing review, Investment Operations notifies the Portfolio Management Team and Chief Compliance Officer ("CCO"), sharing whatever news is available and identifying the portfolio(s) holding the halted security. GlobeFlex then monitors the security daily, watching for announcements from the exchange or the issuer, or the resumption of trading. While trading in a security is halted, the pricing sources will generally continue to use the last quoted price of the security (the "stale price"), and so in turn will GlobeFlex. When a security remains stale priced at the end of a month, members of the Portfolio Management Team, Investment Operations Team and the CCO will meet to determine and document the correct course of action.

For warrants, bonus issues or rights issues, such that the value of a position is not overstated, if pricing is not readily available, GlobeFlex shall carry a price of 0.0001. Alternatively, warrants could be valued by subtracting the exercise price from the price of the underlying security.

If a pricing issue arises that is not covered by these procedures, GlobeFlex's Investment Operations Team and Portfolio Management Team shall use all appropriate means to obtain all relevant information in order to determine pricing for a portfolio holding on a best efforts basis.

CORRECTION OF PRICING ERRORS

Given the multi-layered daily pricing review process, it is unlikely that GlobeFlex portfolios would be valued using inaccurate equity prices. But if an employee, either independently or based on information from the Portfolio Management Team or other sources, believes that a security for which market quotations are readily available is being carried at an erroneous price, he or she shall immediately notify a member of the Investment Operations Team for concurrence and will then notify the CCO.

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Should a pricing error be discovered, the Portfolio Management Team, Investment
Operations Team and the CCO shall take immediate action to correct the price on a going forward basis. This group shall also ascertain whether the error had a material impact on the valuation of any client portfolio. If there was no material impact, no retroactive corrective action shall be required. If there is a material impact, appropriate corrective action will be taken, including making the affected client whole if an erroneous security price resulted in a loss.

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            INVESTMENT PERFORMANCE PRESENTATION POLICY AND PROCEDURE

                        Reviewed and Updated: July 2017

INTRODUCTION

GlobeFlex Capital, L.P. ("GlobeFlex"), established in 1994, is an independent investment adviser registered under the Investment Advisers Act of 1940 ("Advisers Act") and Canadian Securities Acts (Ontario, Quebec, and Saskatchewan) offering specialty equity strategies focusing in both U.S. and International markets. GlobeFlex claims compliance with the Global Investment Performance Standards([R]) ("GIPS") since the firm's inception.

DISCRETIONARY VS. NON-DISCRETIONARY PORTFOLIOS

GlobeFlex defines a discretionary portfolio as a portfolio where the client has given GlobeFlex full authority to buy and sell securities. (This may include contractually non-discretionary portfolios that are invested similarly to discretionary portfolios.) However, that authority may come with client-imposed restrictions. For example, a client may prohibit their portfolio from owning companies involved in alcohol, tobacco, or gambling. Client-imposed restrictions are reviewed when an account is initially opened, when existing clients provide updates to their guidelines and/or restrictions, and during periodic review.

Any portfolio with client-imposed restrictions that limit GlobeFlex's ability to effectively manage a portfolio in accordance with GlobeFlex's established management styles will be considered non-discretionary. Non-discretionary portfolios either will not be included in any performance composite and permanently listed on the Excluded Accounts List or may sometimes lead to the creation of a composite of similarly managed and restricted accounts. GlobeFlex maintains documentation of client-imposed restrictions.

PORTFOLIO VALUATION, RECONCILIATION, AND RETURN CALCULATION METHODOLOGIES

Portfolio holdings are priced daily by an independent pricing vendor, checked against a secondary, independent pricing source, and compared to a third source if there is a discrepancy.

The majority of GlobeFlex's accounts are reconciled using an electronic automated reconciliation system. Security and cash positions and transactions, including dividends, are monitored daily. Client custodians are notified of any discrepancies. If it is determined that the custodian must make an adjustment, GlobeFlex communicates with the bank's representative and the item is pursued until a resolution has been reached. If the open item agrees with the custodial statement, GlobeFlex's records are adjusted. Material discrepancies and adjustments are supported by written documentation. Client accounts where the custodian is unable to provide daily data for automated reconciliation are reconciled manually each month-end using GlobeFlex's internal reports and the client's custodial statement.

All portfolios are valued monthly as of calendar month-end on a trade date basis. Dividend income is accrued, net of withholding taxes where applicable. A net asset value (NAV), including accruals analysis, is performed.

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GlobeFlex calculates daily portfolio returns within a performance module in
PORTIA, the portfolio accounting system. An internally developed Performance Tool (the "Perf Tool") is used to store and report performance data.

PORTIA calculates returns for single and multi-currency portfolios using end of day market values, net cash flows and foreign currency exchange ("FX") rates (where required). PORTIA calculates daily performance each night from transactions and holdings data, using the time-weighted rate of return methodology. All calculations are done net of commissions and other transaction costs and reflect the reinvestment of dividends and other income. Returns from cash and cash equivalents are included in total return calculations.

Cash flows are defined as client-directed movement of funds in to or out of a portfolio. To eliminate the impact of the timing of a cash flow, and calculate a daily return solely attributable to the performance of the portfolio's holdings, the portfolio's value is broken into sub-periods (from prior day's ending value to cash flow and from cash flow to current day ending value). The returns of the day's sub-periods are calculated and then geometrically linked to derive the time-weighted return for the day.

Daily currency exchange rates (specifically, the WM/Reuters Closing Spot Rates) are sourced from the primary pricing vendor, and stored in PORTIA. Month-end currency exchange rates are also stored in the Perf Tool. PORTIA's base currency is USD. For non-U.S. clients, portfolio data is also stored in the client's base currency (e.g., CAD). Daily performance is calculated in in both USD and the client's base currency.

Daily returns are linked geometrically to derive monthly or longer-term portfolio returns. Each Saturday, performance is re-calculated from the first day of the prior month to current day, capturing any re-balancing entries made in portfolios.

On the first business day of each month, preliminary monthly returns are exported from PORTIA to the Perf Tool, which stores market values and monthly returns for all portfolios and benchmarks in base and portfolio currencies (where different). As portfolios are reconciled and adjusting entries are made, the Investment Operations Team re-generates performance in PORTIA, eventually uploading and storing final month-end market values and monthly returns in the Perf Tool.

Regarding net-of-fee portfolio returns, investment management fees are calculated by the Finance Team and provided to Investment Operations. Fees are imported in PORTIA as cashless transactions on the last day of the month. The net-of-fee monthly returns are then calculated in PORTIA by dividing the monthly fee by the ending market value, which equals a fee basis point. The fee basis point is subtracted from the gross-of-fee return, which equals the net of fee return. The resulting net-of-fee monthly returns are uploaded to the Perf Tool.

The Investment Operations Team reviews account returns for reasonability and accuracy on a daily basis.

COMPOSITE CREATION AND MAINTENANCE

Composites are created and maintained in the Perf Tool by the Investment Operations Team.

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Monthly composites returns are calculated by the Perf Tool, using portfolio return data imported from PORTIA. Portfolio returns are asset-weighted using relative beginning of month market values. Monthly composite returns are geometrically linked for cumulative returns. Annualized composite and benchmark returns cover periods greater than twelve months.

Net returns calculated for composites generally use standard investment management fees in effect for the respective period; model net returns are calculated monthly by subtracting 1/12 of the highest annual applicable fee from the gross composite return.

Some composites contain portfolios that have fees that are based (fully or in part) on performance and thus at times may be higher or lower than the standard fee schedule. Performance-based fees are entered the same month as the fees are calculated. Performance-based fee calculations vary from client to client. There may be periods where an account with a performance-based fee incurs actual fees that are higher than the model fee, which could cause a composite's actual net returns to be lower than the net returns based on the model fee. Where a composite contains an account with a performance-based fee, the model net returns will be compared to the actual net returns annually to confirm that they are lower; where they are not, appropriate adjustments shall be made.

The Investment Operations Team reviews composite returns for reasonability and accuracy prior to releasing preliminary composite returns each month. GlobeFlex reviews composite maintenance quarterly, including timely account entry into or exit from a composite, and retains supporting documentation. A list and description of composites is maintained and a copy is available upon request. The Client Service/Marketing Team is responsible for providing the list of composites, when requested.

COMPOSITE ASSIGNMENT

All fee-paying, fully discretionary portfolios will be assigned to an appropriate composite according to similar strategy and/or investment objectives.

Once a new client has signed a contract with GlobeFlex, the Client Service/Marketing Team distributes a new account form to various personnel, including members of the Portfolio Management Team and Investment Operations Team, and the CCO. The form includes investment strategy and benchmark designations, funding date, investment guidelines and restrictions, as well as other information required to set up the new account. Composites will include new fully-invested portfolios at the first full month under management. New portfolios that open within 5 business days before month-end will be included in a composite the month following the first full month under management. In some cases, an account may be placed on the Out of Composite List for a finite period.

Some composites contain a non-fee paying portfolio funded by GlobeFlex or its principals, which at times may represent 100% of the composite. Results for portfolios funded by GlobeFlex or its principals may vary from those of client portfolios due to size limitation.

Portfolios may be switched from one strategy to another only if the client objectives have changed or when a composite is redefined. Changes in client objectives require updated client guidelines, which either the client can provide or GlobeFlex would generate for the client to sign. When a composite transition occurs, the portfolio may be between composites for a month or two

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depending on the timing of the notice and length of time required to prudently transition the portfolio from one investment strategy to another. Specifically, an account will be removed from the old composite after the last full month of management under that investment strategy, and included in the new composite following the first full month in the new investment strategy. During the transition period, the portfolio will be listed on the Out of Composite List.

Portfolios may also be removed from a composite completely in the event that a client's current or new objectives or restrictions cause an account to differ materially from other accounts in the composite. In the event of a switch or removal, the historical record of the account must stay with the original composite. The creation of new composites and changes to existing composites shall be discussed by the Portfolio Management Team, CCO, and the Head of Investment Operations, whose team will implement the appropriate changes.

Occasionally, a client may impose a temporary trading restriction on an account, which could result in the temporary loss of discretion. A temporarily restricted account would be removed from the composite and placed on the Out of Composite list for the full month(s) in question.

GlobeFlex manages several customized portfolios per clients' requests, which have led to several single-portfolio composites. When such a client terminates its agreement with GlobeFlex, the composite associated with the account will likely be closed due to lack of an active account. On occasion, GlobeFlex has kept a composite active via the funding of a portfolio by GlobeFlex's principals.

A terminated portfolio is removed from a composite after the last full month for which GlobeFlex has discretion. Composites will continue to include the performance history of terminated portfolios for all periods prior to termination.

BENCHMARKS

Benchmarks are selected based upon similarity to the investment style of GlobeFlex composites and accepted norms within the industry. GlobeFlex maintains a list of benchmarks for comparison purposes and a copy is available upon request. The Client Service/Marketing Team is responsible for providing the list of benchmarks, when requested. In the event that GlobeFlex changes the benchmark used for a given composite, the date and reason for the change will be disclosed in the footnotes of all relevant performance exhibits.

Benchmark returns are calculated using closing prices imported from an external pricing source. Daily benchmark returns are calculated within PORTIA and month-end benchmark returns are exported to the Perf Tool. For non-U.S. clients, benchmark performance is also calculated in the client's base currency.

GIPS COMPLIANT PRESENTATIONS

In accordance with the requirements of GIPS, GlobeFlex maintains a fully compliant, minimum 10-year performance record (or since composite inception) that includes annual returns for all years and all required disclosures for each performance composite. GIPS compliant presentations are generated in the Perf Tool and Client Service/Marketing and Compliance are responsible for

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preparing compliant presentations for dissemination and inclusion in marketing materials. Compliant presentations will be updated annually and reviewed by the CCO upon completion.

Each GIPS compliant composite presentation must list (at year-end for each year):

     o    Annual net and/or gross returns of the composite

     o    Composite's benchmark/benchmarks annual returns

     o Composite internal dispersion; if composite contains 5 or less portfolios for the full year, a measure of dispersion is not required

     o Three-year annualized ex-post standard deviation for the composite and the benchmark(s).

     o Number of portfolios in the composite; if composite contains 5 or less portfolios the number of portfolios is not required

     o    Market value of composite assets

     o    Amount of total firm assets

     o    Percent of non-fee paying portfolios in the composite

Regarding internal dispersion, the Perf Tool uses the Excel formula STDEVP to calculate the equal-weighted standard deviation of the gross-of-fee returns for all portfolios that were included in the composite for the entire year. For periods when there are less than two portfolios in the composite, the dispersion is noted as N/A.

The three-year annualized ex-post standard deviation is also reported for each composite. It measures the variability of the composite (using gross returns) and the benchmark over the preceding 36-month period. The standard deviation is not required for periods prior to 2011 or when 36 monthly composite returns are not available.

Firm assets as each calendar year-end are calculated by aggregating the final reconciled 12/31 market values of all open actual portfolios under management at GlobeFlex, whether discretionary or non-discretionary, fee-paying or non-fee-paying. This aggregate value is checked against total assets under management figures calculated for other purposes.

All performance is presented accurately and is full and fair to the best of GlobeFlex's knowledge.

DISCLOSURES

In accordance with GIPS requirements, GlobeFlex compliant presentations contain multiple disclosures based on the applicability of the requirements to each individual composite. A complete list of disclosures required by GIPS may be found in the GIPS Handbook, available on the GIPS website
(www.gipsstandards.org).

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Disclosures for new compliant presentations are drafted in close consultation with the various requirements and considerations outlined in the Handbook, to ensure that all relevant and applicable information is included. Disclosures in existing compliant presentations are reviewed annually for completeness and accuracy.

The Client Service/Marketing Team uses a variety of printed and electronic materials in communications and meetings with clients, investment consultants and prospective clients. Disclosures on performance and other data provided in "standard" marketing materials are reviewed quarterly and disclosures in new or changed materials are reviewed as needed. Please refer to the Advertising and Marketing Policy for additional information.

PROSPECTIVE CLIENTS

The GIPS standards define a "prospective client" as any person or entity that has expressed interest in one of the firm's investment strategies and qualifies to invest. This includes existing clients that express interest in additional investment strategies, investment consultants that represent entities that would qualify as prospective clients and their proprietary databases, and any other third-party databases on which GlobeFlex populates information about its investment strategies and composites. This does not include prospective private fund investors.

Once GlobeFlex has determined that an interested party has become a prospective client, via explicit interest in one or more investment strategies, the firm makes every reasonable effort to provide that prospective client with the appropriate compliant presentation(s). GlobeFlex also makes every reasonable effort to provide all ongoing prospective clients with a compliant presentation at least once every 12 months. This is accomplished by including compliant presentations in the marketing presentations used for meetings with prospective clients. GlobeFlex also provides a current compliant presentation annually to all investment consultant databases and third-party databases for each composite for which GlobeFlex populates data.

When an individual or entity ceases to express interest in a GlobeFlex strategy, either explicitly in direct communications or by not hiring GlobeFlex at the conclusion of a formal open manager search for which it submitted an RFP, or GlobeFlex determines that it no longer qualifies to invest, the individual or entity will no longer be considered a prospective client. This will generally be determined on a case-by-case basis. The contact management software used by Client Service/Marketing will aid in distinguishing current prospective clients from former prospective clients. Investment consultants' proprietary databases and other third-party databases will continue to be considered prospective clients for GIPS purposes so long as GlobeFlex is routinely providing them with data.

ERROR CORRECTION

The following are general categories under which potential errors in a compliant presentation might be identified.

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     o    Performance Error -- A performance related error would include, but is not limited to, an incorrect, incomplete, or missing composite return, benchmark return, "excess return", or measure of dispersion.

     o AUM Error -- An AUM error would include, but is not limited to, an incorrect, incomplete, or missing statement of total firm assets, composite assets, or number of portfolios in a composite.

     o Disclosure Error -- Any omission or misstatement of a required disclosure.

When an error is discovered, the materiality of the error must be determined. Considerations for materiality include the absolute and relative quantitative impact of the error, the asset type (e.g., U.S. mid cap equities or emerging markets small cap equities), the reporting period (e.g., monthly, quarterly, or annual returns), and/or relevance of the time period(s) affected (e.g., recent or more than five years ago). It is also critical to consider whether or not an identified error may have affected a prospective client's decision to invest in the particular strategy. Assessments of materiality will be conducted on a case-by-case basis.

GlobeFlex has developed the following categories for actions to be taken once an error has been identified and materiality has been determined:

Level 1      Take no action.

Level 2 Correct the data error in the Perf Tool, if appropriate, but take no further action.

Level 3 Correct the data error in the Perf Tool, if appropriate; correct the compliant presentation; do not disclose the change.

Level 4 Correct the data error in the Perf Tool, if appropriate; correct the compliant presentation; disclose the change; do not distribute the corrected compliant presentation.

Level 5 Correct the data error in the Perf Tool, if appropriate, correct the compliant presentation; disclose the change; distribute the corrected compliant presentation as outlined below.

For Level 1 to Level 3, the Head of Investment Operations and the CCO shall discuss the error and document any correction. For Levels 4 and 5, the error, cause of the error, and course of action will be discussed, documented and approved by appropriate person(s), e.g. Head of Investment Operations, CCO, and the Director of Client Service & Marketing. A GIPS Error Form will be created for each error in a compliant presentation and maintained by the CCO.

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TOTAL FIRM ASSETS, COMPOSITE ASSETS, AND NUMBER OF PORTFOLIOS ERRORS

The table below outlines the materiality thresholds for which, at a minimum, Level 3 action is required. For those errors found below the threshold, Level 1 or 2 action will be taken.

--------------------------------------------------------------------------------
ERROR                               MATERIALITY                   MINIMUM ACTION
--------------------------------------------------------------------------------
Total Firm Assets       [greater than or equal to] +/- 25%          Level 3
--------------------------------------------------------------------------------
Composite Assets        [greater than or equal to] +/- 10%          Level 3
--------------------------------------------------------------------------------
Number of portfolios    [greater than or equal to] +/- 10%          Level 3
--------------------------------------------------------------------------------

INTERNAL DISPERSION AND 3-YEAR STANDARD DEVIATION ERRORS

The table below outlines the materiality thresholds for which, at a minimum, Level 3 action is required. For those errors found below the threshold, Level 1 or 2 action will be taken.

--------------------------------------------------------------------------------
ERROR                                 MATERIALITY               MINIMUM ACTION
--------------------------------------------------------------------------------
Dispersion              [greater than or equal to] +/- 0.5%        Level 3
--------------------------------------------------------------------------------
Standard Deviation      [greater than or equal to] +/- 3.0%        Level 3
--------------------------------------------------------------------------------

COMPOSITE AND BENCHMARK RETURN ERRORS

The table below outlines the materiality thresholds for which, at a minimum, Level 3 action is required. For those errors found below the threshold, Level 1 or 2 action may be appropriate.

--------------------------------------------------------------------------------
ERROR                                 MATERIALITY                 MINIMUM ACTION
--------------------------------------------------------------------------------
Annual composite return   [greater than or equal to] +/- 10 bps      Level 3
--------------------------------------------------------------------------------
Annual benchmark return   [greater than or equal to] +/- 25 bps      Level 3
--------------------------------------------------------------------------------

The assessment of materiality and appropriate corresponding course of action should consider both the absolute and relative change in the performance figure as a result of correcting the error. For example, an absolute change of 20 basis points to a return of 1% (i.e., a 20% change) would generally be considered more meaningful than a 20 basis point change to a return of 10% (i.e., a 2% change). Any error in composite returns that exceeds the materiality threshold and has a material relative impact should be escalated to Level 5. Any error in composite returns that causes the composite, upon correction, to change from outperforming the benchmark to underperforming the benchmark should also be escalated to Level 5.
As composite and benchmark returns are displayed in other materials used for internal purposes and/or external purposes, members of the Investment Operations and Client Service/Marketing teams will review and update those materials that are impacted by the correction and archive the changes accordingly.

DISCLOSURE ERRORS

The omission or misstatement of a required GIPS disclosure requires action in all circumstances and, at a minimum, the compliant presentation will be corrected immediately and the error will be documented internally. Each error will then be thoroughly evaluated on a case by case basis by the

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CCO to determine whether any additional corrective action is necessary. Any error in disclosures that is deemed to have potentially impacted a prospective client's decision to invest will be escalated to Level 5.

DISCLOSURE OF AN ERROR AND REDISTRIBUTION

Disclosure of an error (action Level 4 or 5) must be included in the compliant presentation for a minimum of 12 months following the correction. The redistribution of compliant presentations will be handled collectively by Client Service/Marketing and Compliance. All existing clients in the particular investment strategy that received the erroneous compliant presentation should receive a copy of the corrected compliant presentation. All reasonable efforts will be taken to ensure that prospective clients that had expressed interest in the strategy also receive a corrected compliant presentation. Copies of the corrected compliant presentation should also be provided to investment consultants, their proprietary databases, and other third-party databases

WEBSITE

At the present time, GlobeFlex does not present performance information on its website.

RECORDKEEPING

In accordance with Rule 204-2 of the Advisers Act, as well as GIPS requirements, the Investment Operations Team will maintain all historical data and documents pertaining to and substantiating composite administration and the calculation of performance results. Examples of such data and documents includes firm assets, composite assignments, portfolio valuation reports, a copy of client directed cash flow notices and intra month valuation reports when applicable, a copy of client termination letters, a copy of client directive to change strategy, and monthly benchmark data. In addition, Investment Operations maintains copies of custodian statements and internal reports and/or forms used for reconciliation purposes. Documentation will be stored in hard copy and/or electronically, for the entire history of each composite. Please refer to the Recordkeeping Requirements Policy for a full discussion of GlobeFlex's record keeping procedures.

COMPOSITE REVIEWS

Periodically the Head of Investment Operations, the CCO, and others meet to: review composite administration; ensure new portfolios are assigned to composites on the appropriate date and terminated portfolios are removed from a composite at the correct month end, and supporting documentation is on file; and to discuss any events that affect performance reporting. Notes of the meetings, if any, are kept by the CCO.

Since 2006, GlobeFlex has engaged an independent verifier to conduct an annual verification which assesses whether (1) the firm has complied with all the composite construction requirements of the GIPS standards on a firm-wide basis and (2) the firm's policies and procedures are designed to calculate and present performance in compliance with the GIPS standards. The CCO will review any updates, interpretations, guidance statements issued by the CFA Institute or a GIPS Committee, and consult with the independent verifier as needed, to keep current with changes and ensure ongoing compliance with GIPS.

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                 ADVERTISING AND MARKETING POLICY AND PROCEDURE

                        Reviewed and Updated: July 2017

OVERVIEW

Generally, GlobeFlex Capital L.P. ("GlobeFlex") markets its services to institutions and, to a small degree, high net worth individuals. Communications most often occur on a one-on-one basis, either directly or through third-party channels common in the investment management industry. Occasionally, GlobeFlex will market on a broad basis, such as through its website or periodic mass mailings.

Performance returns, market data, and other information are generally disseminated to clients, investment consultants, and prospective clients in monthly statements, mass mail letters, during meetings, and as otherwise requested from time to time. GlobeFlex also populates both third-party databases and investment consultants' proprietary databases with data on the firm and investment strategies.

Contact management software ("CRM") serves as the main internal database for communications both to and from GlobeFlex, but is supplemented by hardcopy files and shared email directories of communications with clients, investment consultants and prospective clients.

ADVERTISING RULES

The rules for advertising fall under Section 206 of the Investment Advisers Act of 1940 ("Advisers Act"), which generally prohibits an investment adviser from engaging in fraudulent, deceptive, or manipulative activities. While there are specific prohibitions against certain practices (such as use of client testimonials and past specific recommendations), the overall guidance is that information must not contain any untrue statement of material fact or be false or misleading. Information must be fairly presented, with appropriate disclosure if necessary.

The Adviser's Act defines advertising to include "any written communication addressed to more than one person or any notice or announcement in any publication or by radio or television which offers any analysis, report, or publication regarding securities, any graph, chart, formula or other devise for making securities decisions, or any other investment advisory services regarding securities."(3) The definition includes communication to maintain existing clients or solicit new clients, and extends to paper and electronic forms. U.S. Securities & Exchange Commission ("SEC") No-Action Letters, supported by enforcement actions, clarify and refine the definition (as discussed below) and must be considered in making decisions regarding the content of communications.

While this policy applies to all advertising, more specific guidance is needed for performance advertising, particularly "one-on-one" vs. mass audience presentations.


----------
(3)  Advisers Act Rule 206(4)-1(b)

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ONE-ON-ONE PRESENTATIONS

As stated above, GlobeFlex mainly markets its services to institutions, generally qualified as sophisticated investors under the SEC's definition. The most common means of communicating is through responses to Requests for Proposals ("RFPs") and direct presentations. In nearly all cases, information is presented in a one-on-one environment as described in the SEC's 1988 no-action letter to the Investment Company Institute ("ICI II").

As per the SEC's direction, presentation of gross performance information to a prospective client in a one-on-one setting includes the following:

     o Disclosure that performance figures do not reflect the deduction of investment advisory fees;

     o Disclosure that a client's return will be reduced by the advisory fees and any other expenses it may incur in the management of its investment advisory account;

     o Disclosure that investment advisory fees are described in Part 2 of GlobeFlex's Form ADV; and

     o A representative example (e. g. , a table, chart, graph, or narrative), which shows the effect an investment advisory fee, compounded over a period of years, could have on the total value of a client's portfolio.

Direct communication regarding the gross performance results of a single client's account to that client does not need to meet the ICI II requirements. Performance reporting is provided to each client every month following reconciliation of accounts by Investment Operations.

PERFORMANCE ADVERTISING

From time to time, GlobeFlex will market its services in a way that will not qualify for the "one-on-one" treatment described above. The GlobeFlex website likely meets this definition even though it does not show performance. Consequently, information should be presented on the website in a way that is not misleading to potential viewers.

Mass mailing is another form of advertising that does not meet the "one-on-one" provisions. These mailings, and any similar communications that include performance, must meet the guidelines described in the SEC's no-action letter to Clover Capital (1986). In the letter, the SEC lays out requirements regarding performance presentations (ICI II is an exception that followed this letter's issuance). Specifically, performance presentations must reflect the deduction of "advisory fees, brokerage commissions, and other expenses that a client would have paid" (i.e., net-of-fees performance). A specific exception to exclude custodian fees was made in a follow up no-action letter to ICI ("ICI I"). Appropriate disclosure is included with any mass mailing issued by GlobeFlex. Records of mass mailings are kept on file for future reference.

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USE OF CLIENT NAME

GlobeFlex's use of a client's name in marketing materials is generally limited to inclusion on its list of clients. A client's name will only be used once permission has been granted by the client, generally in writing. If verbal authority is given, a follow up letter is generally prepared to create evidence in writing. If a client does not wish to be included in the client list, that request will be honored. Please see the Client Privacy Policy for further information on privacy.

As suggested in the SEC's no-action letters to Denver Investment Advisors
(1993) and Cambiar Investors (1997), GlobeFlex creates representative client lists using objective (not performance-based) criteria. These lists are accompanied by disclosures that describe such criteria and state that inclusion in the list does not constitute a client's endorsement of GlobeFlex's services.

PAST SPECIFIC RECOMMENDATIONS

Rule 206(4)-1(a)(2) effectively prohibits investment advisers from distributing advertisements that refer to past specific recommendations that were, or would have been, profitable. However, a no-action letter issued to Franklin Management, Inc. (1998) permits investment advisers to include a partial list of securities recommendations in advertisements if the list is selected based on objective, consistently applied, non-performance-based criteria (such as a list of the adviser's 10 largest holdings as of the end of the prior quarter). Any such list must not reference, directly or indirectly, the amount of realized or unrealized profits or losses for any of the listed securities. If an adviser advertises a partial list of past specific recommendations, the adviser must also maintain records regarding its securities recommendations and its objective selection criteria. In addition, in a no-action letter to TCW Group (2008), the SEC permitted listing the stocks that were top contributors to and bottom detractors from portfolio performance. Such stock-level attribution must display at least 10 holdings (5 most positive and 5 most negative) and include the average weight of the holdings over the time period presented, among other requirements. Specific disclosures must also accompany the data.

DISCLOSURES

As previously stated, performance advertising should include disclosures to ensure that the information is not misleading. Along with the standard disclosures (description of performance methodology, disclaimer regarding past performance versus future performance, etc.), certain items should also be disclosed to meet SEC mandates. These items include, but are not limited to, model performance, seed account performance, and imputed fees. Finally, special disclosure must be included whenever presenting performance in accordance with the Global Investment Performance Standards([R]) ("GIPS"). Please refer to the Investment Performance Presentation Policy for additional information.

CREATION AND REVIEW OF MATERIALS

Composite performance and other information are presented in the various formats described in this policy. The Client Service/Marketing team uses performance and other data sourced from the Investment Operations Team, the Portfolio Management Team, and various systems and software to update existing marketing materials and create new items as needed.

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Compliance reviews standard marketing materials when they are updated, and new/custom marketing materials as needed, and maintains documentation of those reviews. The Director of Client Service & Marketing approves new marketing materials and advertisements. The Director of Client Service & Marketing and/or the Chief Compliance Officer ("CCO") review all RFP responses before submittal.

RECORDKEEPING

The CRM is the main database for retaining records of client and prospective client communications. Client, investment consultant, and prospective client profiles serve as a central location for record retention. Activity records document phone calls, meetings and other miscellaneous communications. Outgoing correspondence is created in or copied to the CRM for long-term storage. Emails are also maintained in the email directory shared by employees. Any attached spreadsheets, charts, or the like are included either directly or stored on network or with the original email for future access.

GlobeFlex also retains copies of all routine communications (e.g., client reporting) and other documents not conveniently stored in the CRM. These documents are stored either in electronic network files, physical paper files, or the email directory. Please see the Recordkeeping Requirements Policy for further details on this topic.

MARKETING INVESTMENT MANAGEMENT SERVICES TO ERISA PLANS

The Department of Labor's DEFINITION OF THE TERM "FIDUCIARY"; CONFLICT OF INTEREST RULE--RETIREMENT INVESTMENT ADVICE (generally referred to as "the Fiduciary Rule") took effect in June 2017, expanding the definition of "investment advice fiduciary" under the Employee Retirement Income Security Act of 1974 ("ERISA").

As always, an investment adviser is a fiduciary to an ERISA plan if it renders discretionary investment management services for a fee or other compensation with respect to the assets of such plan. GlobeFlex has always been a fiduciary where it provides discretionary investment management to ERISA plan clients -- please see the ERISA Account Management Policy for further discussion.

Under the expanded definition, certain types of non-discretionary
"recommendations" are now deemed investment advice, and it is possible that discussions about an investment adviser's particular investment strategies with ERISA plans prior to entering a written investment management agreement could trigger fiduciary status.

There is an exception from being deemed a fiduciary with respect to pre-agreement recommendations made by an investment adviser if they are provided to an "Independent Plan Fiduciary With Financial Expertise". Essentially, the investment advice must be provided to a sophisticated fiduciary of an ERISA plan that is independent of the investment adviser. To meet this exception, the investment adviser must have "reasonable belief" that the entity or person is 1) a bank, insurance carrier, registered investment adviser, registered broker/dealer, or has under management or control at least $50 Million in assets, 2) capable of independently evaluating investment risks both in general and with regard to an investment adviser's investment strategies, and 3) a fiduciary under ERISA or the Internal Revenue Code and responsible for exercising independent judgment in evaluating the investment adviser's services and investment strategies. The

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investment adviser must also "fairly inform" the Independent Fiduciary that the investment adviser is not providing impartial advice, and the existence and nature if the investment adviser's financial interest the recommended transaction(s). The investment adviser must not be compensated for providing the investment advice itself.

GlobeFlex will rely on this exception when marketing investment management services to ERISA plans. GlobeFlex will establish "reasonable belief" that it meets with sophisticated and independent ERISA plan fiduciaries by confirming that investment consultants representing ERISA plan clients are themselves registered investment advisers and/or that other fiduciaries, such as ERISA Plan staff or third-party administrators, manage or control at least $50 Million in assets. GlobeFlex will track this information in the CRM. GlobeFlex will "fairly inform" Independent Fiduciaries by including disclosures in meeting presentation materials. GlobeFlex will also include such disclosure when responding to Requests for Proposals to ERISA plans and/or their investment consultants.

In addition, GlobeFlex must not represent that it is acting as a fiduciary to an ERISA plan prior to entering into an investment advisory agreement with the plan. GlobeFlex will not be compensated, directly or indirectly, by an ERISA plan for the provision of any pre-agreement investment advice. And, as always, GlobeFlex will only be compensated for the provision of discretionary investment management services pursuant to an investment advisory agreement.


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                 ELECTRONIC COMMUNICATIONS POLICY AND PROCEDURE

                        Reviewed and Updated: July 2017

OVERVIEW

Rule 204-2 under the Investment Advisers Act of 1940 ("Advisers Act") requires the retention and preservation of certain books and records, whether in hard copy or electronic format. The expansive use of the Internet and various means of electronic communication can present challenges for investment advisers regarding the retention of such documents.

GlobeFlex has adopted this Electronic Communications Policy to ensure that GlobeFlex implements reasonable procedures to monitor employees' use of the Internet and electronic communications, including without limitation, email.

All software, files, email messages, and voicemail messages on GlobeFlex's computers, network, and communications systems are the property of GlobeFlex. These resources are made available by GlobeFlex to facilitate employees' ability to do their jobs efficiently and productively. To that end, employees are to use computers, software, phone systems and Internet access for the benefit of GlobeFlex and its clients. In addition, all GlobeFlex related software, files, and email messages on personal computers, smartphones and other devices must be maintained. This includes, for example, all email correspondence to and from clients. Please also refer to the Recordkeeping Requirements and Information and Systems Security policies for additional information.

RISKS

In developing this policy and procedure, GlobeFlex considered the material risks associated with employees' use of electronic means for communicating internally and with outside parties. This analysis includes risks such as:

     o Employees' use of email and the Internet is not properly monitored for inappropriate use.

     o Email communication with clients and private fund investors is not maintained, as required by the books and records rule.

     o Employees are not aware that their use of the Internet, email, and instant messaging is subject to the same standards as all other forms of communications and is not private.

     o    Employees use public email services for business communications.

     o    Instant messages are not captured and maintained.

     o Regulatory documents are delivered electronically without the client's informed consent to receive such documents electronically.

GlobeFlex has established the following guidelines to govern the manner in which employees may communicate via electronic means for business purposes.

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POLICY

This policy applies to all electronic communications, including email. Employees are reminded that GlobeFlex requires them to act with integrity, competence, dignity, and in an ethical manner when dealing with the public, clients, prospective clients, their employer, and their fellow employees. An employee's use of GlobeFlex's email system, computer, Internet service and other technology is held to the same standard as all other business communications, including compliance with its anti-discrimination and anti-harassment policies. GlobeFlex expects its employees to use good judgment in their use of these systems.

Email has become a fundamental means for employees to communicate with clients, service providers, and others. Among the many purposes that it serves, email is utilized to streamline and document a number of an employee's daily functions and tasks. Thus, it is an integral part of the daily communication ritual of employees. Given the vast accessibility and complexity of the Internet and email systems, it is quite easy to overlook the significant risks associated with their use. Thus, all employees must take great care in using the Internet and in communicating with business associates just as one would when using print or any other media. The Internet is a public forum as opposed to a private or secure network. One should always assume that nothing written in an email communication is private.

PROCEDURES

CORPORATE EMAIL

Any written electronic communications sent by an employee to clients, customers, service providers, another employee, or any other party, including email and fax should be treated in the same manner and with the same care as letters or other official communications on GlobeFlex's letterhead.

Certain email messages that are sent to more than one person (including clients, prospective clients, etc.) may be considered by the SEC to be advertisements that are subject to Rule 206(4)-1 under the Advisers Act. Thus, the same care should be taken in creating an email as is taken when creating a new marketing or promotional piece.

As discussed in the Client Complaint Policy, investor or client complaints that are received by an employee via email must immediately be forwarded to the CCO or Chief Executive Officer.

In order to comply with the requirement that all employee emails be maintained in accordance with the Rule 204-2 under the Advisers Act, GlobeFlex uses software to archive messaging traffic. GlobeFlex is aware of the fact that emails may be subject to inspection by the SEC or other regulatory authorities, including any third parties that GlobeFlex may contract to monitor employees' email.

As discussed in the Business Continuity Policy, the email security gateway service that GlobeFlex utilizes has an "emergency inbox" feature, which may be used by employees to receive and send emails in the event the email server is non-operational. All email activity through the service is automatically restored to the email server once it is operational. Emails sent from the service automatically carbon copy the applicable GlobeFlex employee email address.

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If both the GlobeFlex email server and the "emergency inbox" feature on the service are non-operational, should public email be the only available means to send a time-sensitive communication, an employee may send a message from a personal public email account, but must copy a GlobeFlex email address on the communication such that it will be archived once the email server is in operation again. Emails where a GlobeFlex address is not copied must be forwarded to a GlobeFlex email address.

PERSONAL EMAIL

Employees are generally prohibited from using personal public email services for business purposes.

Employees are permitted to make reasonable personal use of their GlobeFlex email account to send or receive personal emails. However, such use should not interfere with GlobeFlex's business activities or involve a meaningful amount of employees' time or GlobeFlex's resources. As always, all email sent from a GlobeFlex email account, whether for business or personal purposes, must be appropriate in both tone and content. Employees acknowledge that GlobeFlex and its authorized agents have the right to access and obtain all emails, including personal emails that employees send or receive through their GlobeFlex email accounts. Employees acknowledge that all of their emails may be subject to, at any time and without notice, monitoring and review by GlobeFlex and/or its authorized agents as permitted or required by law. Employees expressly consent to such monitoring and review by GlobeFlex and/or its authorized agents of all emails.

CANADA ANTI-SPAM LEGISLATION

Canada requires that organizations sending "commercial electronic messages" to contacts in Canada either have the prior consent of the intended recipient(s), or ensure that the messages being sent, or the recipients of those messages, are exempt from the requirements to obtain consent. There are certain exclusions and exemptions, but in general a business may not send an email to a Canadian contact unless (a) the person to whom the message is sent has consented to receiving it (whether the consent is express or implied); and (b) the message complies with prescribed form and content requirements.

GlobeFlex periodically markets its investment management services to plan sponsors in Canada. Accordingly, GlobeFlex will seek prior consent to send a business-related email to an individual in Canada, unless:

     o GlobeFlex has a pre-existing relationship with a Canadian business and the email concerns the activities of the business;

     o    the email is sent in response to an inquiry, request, or complaint;

     o the email address of the recipient was publicly available or voluntarily provided.

SMARTPHONES AND PORTABLE DEVICES

Employees may utilize smartphones (Blackberry, iPhone, Android, etc.) to connect to the GlobeFlex email server and to send and receive business communications through the email application on their devices. Employees are required to password/passcode protect their smart phones and other portable devices that access their GlobeFlex email account. As an additional layer of security,

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GlobeFlex employs a mobile device management system that enables remote termination of access to GlobeFlex information should a device be compromised.


Employees shall not use text messaging for GlobeFlex business communications. Further discussion of personal devices may be found in the Information and Systems Security Policy.

INSTANT MESSAGING AND CHAT ROOMS

Instant messaging is a popular form of online communication that allows users to communicate with each other in real time. A "chat room" differs in that it can include many different people who may or may not know each other.

GlobeFlex prohibits the use of instant messaging with clients, investment consultants and prospective clients.

In order to comply with the requirement that employee instant messages be maintained in accordance with Rule 204-2, GlobeFlex has engaged an independent service provider to archive and retain instant messages that are sent and received by employees.

Employees are prohibited from using an instant message platform that has not been approved by GlobeFlex. Any platform approved must enable GlobeFlex to monitor, archive, and retrieve message traffic.

It is difficult and burdensome for GlobeFlex to monitor and supervise its employees' chat room communications. In addition, it is typically cost prohibitive for an adviser to develop or acquire the sophisticated systems that are required to capture, archive, and retrieve chat room communications. Accordingly, employees are prohibited from the use of chat rooms while at work. Further, GlobeFlex prohibits the use of chat rooms by its employees for business use at all times.

BLOOMBERG

Communications through the Bloomberg Messages platform are archived and monitored.

SOCIAL MEDIA

Social media sites (e.g., Facebook, LinkedIn, Twitter, etc.) are increasingly being used by businesses of all types. The real-time and highly interactive nature of social media sites presents challenges for registered investment advisers in light of advertising rules and recordkeeping requirements. For these reasons, GlobeFlex employees are prohibited from using their personal social media profiles and presence for business purposes.

GlobeFlex shall maintain content on its Company Page on LinkedIn.com for the purpose of building brand awareness. Any changes to Company Page content will be proposed by Client Service/Marketing employees and must be approved by the Director of Client Service & Marketing and CCO. All changes to editable Company Page content will be archived by a third-party service provider. Only select employees are "administrators" for, and able to edit content on, the Company Page.

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Employees are not required to "link" their personal LinkedIn pages to the
GlobeFlex Company page, but will be required to annually attest that they are not utilizing any personal social media presence for business purposes. Should an employee be contacted by a client, investment consultant or prospective client via a social media messaging platform, such as LinkedIn "InMail", the employee shall not correspond through that channel, other than to request that the sender contact them directly at their GlobeFlex email address.

Employees should always remember that even if they may not be formally "linked" to GlobeFlex on LinkedIn, there is an implied connection when they have GlobeFlex listed as their current employer. Employees should take great care with the information they post on personal profile pages, and how they interact with other users through social media. Specifically, employee's personal social media profiles, status updates, posts, comments, etc. must not contain:

     o    discussion of GlobeFlex investment strategies or performance;

     o    content that borders on advertising of GlobeFlex services;

     o confidential or proprietary information about the firm, another employee, or a client.

Finally, when using social media, employees are implored to use common sense, consider that nothing in the digital world is truly private, and remember that innocuous posts created with even the most innocent intentions may be taken out of context at a later date.

OTHER PROHIBITIONS

GlobeFlex prohibits employees from using GlobeFlex's electronic facilities to do any of the following:

     o Download or transmit harassing, discriminatory, pornographic, obscene, violent, defamatory, offensive, derogatory or otherwise unlawful, inappropriate or unprofessional images or materials;

     o Transmit chain letters, unapproved mass solicitations or any other form of unsolicited email/SPAM for non-GlobeFlex approved purposes; or

     o Establish a personal business or use GlobeFlex facilities for personal profit.

ELECTRONIC DELIVERY OF REGULATORY DOCUMENTS

Advisers are permitted to deliver investment adviser regulatory documents such as the adviser's Form ADV and privacy policy electronically, in accordance with the three elements of Notice, Access, and Evidence of Delivery as discussed more fully below.

NOTICE - Information provided electronically (i.e., on GlobeFlex's website or in an email sent by an employee to a client) provides notice to GlobeFlex's client that they have received something important.

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ACCESS - Those who are provided with electronic documents should have access comparable to that of a paper document. The use of a particular medium (i.e., Internet website or email) should not be so burdensome that intended recipients cannot effectively access the information provided. Recipients of electronic information must have an opportunity to retain the information through the selected medium; i.e., the recipients should be able to either download or print information delivered electronically such that they can maintain a permanent record.

EVIDENCE OF DELIVERY - When providing documents electronically, one must have reasonable assurance that such documents have been actually delivered. In order to evidence satisfaction of delivery obligations advisers may:

1.   obtain the client's informed consent;

2. obtain evidence the client has actually received the document (i.e., delivery or read receipt); or

3.   disseminate the information via fax.

In order to satisfy the requirements with respect to the electronic delivery of documents, GlobeFlex shall:

1. include a provision in the client's contract authorizing delivery of information electronically (or obtain permission in writing via other means, such as email); and

2. send such documents with "delivery receipt" and/or "read receipt" functions to evidence that the client received the email. Employees should refer to SEC Interpretive Release IA-1562
     (http://www.sec.gov/rules/concept/33-7288.txt) which discusses this issue in more detail.

SECURITY

The Internet is not a secure environment. Files and email can be intercepted and read by technically savvy Internet users, including GlobeFlex's competitors. All employees should attempt to limit the amount of confidential, classified, or proprietary information that is transmitted electronically to only that which is absolutely necessary and required to conduct their jobs. Further discussion and procedures for internally reporting issues with systems or electronic communications may be found in the Information and Systems Security Policy.

MONITORING AND SURVEILLANCE

In order to ensure compliance with this policy, GlobeFlex reserves the right, subject to applicable law, to monitor (which includes, without limitation, the right to access, disclose, record or review) for any purpose, all communications delivered via GlobeFlex's electronic communications resources and all communications, information or materials created or stored on GlobeFlex's computer network, software and systems, or on an employee's computer. Thus, employees should be mindful that their emails may be reviewed on a random basis by GlobeFlex or its authorized agents. At any time, GlobeFlex may require an employee to provide GlobeFlex with any of their electronic access codes or passwords used for business purposes.

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GlobeFlex may monitor the electronic communications of employees for any purpose, including without limitation: regulatory requirements, monitoring work flow, retrieving missing business data in an employee's absence, reviewing and evaluating employee performance, ensuring that GlobeFlex systems are used for legitimate purposes and not for the transmittal of discriminatory or offensive messages, ensuring that employees are not using GlobeFlex's equipment or resources for personal purposes, or complying with any state, federal or international laws or legal process, including without limitation, responding to subpoenas, court orders for surveillance or similar requests.

EMPLOYEE CONSENT AND COMPLIANCE

Employees' consent and compliance with this policy is a term and condition of employment. Failure to abide by this policy or to consent to any interception, monitoring, copying, reviewing or downloading of any communications or files is grounds for discipline, up to and including suspension or dismissal, at the discretion of management. In any situation where employees are unsure about the application of this policy, they are to discuss the situation confidentially with the CCO.

CONFIDENTIALITY

All reports and any other information filed with GlobeFlex pursuant to this policy shall be treated as confidential, except that the same may be disclosed to GlobeFlex's management, any regulatory or self-regulatory authority or agency upon its request, or as required by law or court or administrative order.

RESPONSIBILITY

The CCO and designees are responsible for overseeing and implementing this policy.

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                     CLIENT COMPLAINT POLICY AND PROCEDURE

                              Reviewed: July 2017

OVERVIEW

GlobeFlex Capital, L.P. ("GlobeFlex"), despite its best efforts, may receive a complaint from a client regarding services or related matters. GlobeFlex needs to respond to client complaints in a thorough and expeditious manner and correct or improve its business dealings in an effort to prevent future complaints.

RISKS

In developing this policy and related procedures, GlobeFlex considered the material risks associated with handling client complaints. This analysis includes risks such as:

     o    Client complaints are not handled in a timely manner or are ignored.

     o    The resolution of client complaints is not adequately documented.

     o    Employees attempt to handle client complaints without supervision.

GlobeFlex has established the following guidelines as an attempt to mitigate these risks.

POLICY

GlobeFlex shall investigate all client complaints and respond to all client complaints in a timely manner. Any statement alleging any specific, inappropriate conduct on the part of GlobeFlex constitutes a complaint. A client complaint must be initiated by the client and must involve a grievance expressed by the client. It may be difficult to judge whether or not a communication from a client constitutes a "complaint". A mere statement of dissatisfaction from a client about an investment or about portfolio performance in most cases does not constitute a complaint. All questions regarding whether a complaint has been made should be brought to the attention of the Chief Executive Officer ("CEO"), Chief Investment Officer ("CIO") or Chief Compliance Officer ("CCO").

Employees are prohibited from responding to client complaints without the approval of the CEO.

PROCEDURES

Special procedures must be followed anytime a complaint is received from a client, whether it is received orally or in writing. These procedures are outlined below:

     o Immediately notify the CEO, CIO or CCO who may then notify GlobeFlex's compliance consultant and/or outside counsel;

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     o    If the complaint was delivered orally, write a short memorandum describing the complaint based on facts obtained from the employee involved. This memorandum shall include the date the complaint was received, the client's name, a description of the complaint, and individuals identified in the complaint;

     o Acknowledge the complaint in writing with the client and/or the client's counsel;

     o Make every effort to settle the complaint, taking into account the advice of ACA and/or outside counsel. Any offers of settlement or actual settlements must be made only with the knowledge, participation, and written approval of the CEO; and

GlobeFlex shall document all client complaints. Documentation shall include the complaint from the client, how GlobeFlex intended to resolve the complaint, and all correspondence to and from the client in response to the complaint.

RESPONSIBILITIES

The CEO shall be responsible for resolving all client complaints.

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                      CLIENT CUSTODY POLICY AND PROCEDURE

                              Reviewed: July 2017

BACKGROUND

Rule 206(4)-2 under the Investment Advisers Act of 1940 defines "custody" as holding, directly or indirectly, client funds or securities, or having any authority to obtain possession of them. Examples of practices or arrangements which may result in an adviser having custody, as defined under the Rule, may include (but are not limited to): bearer form securities, omnibus accounts, direct debit billing, affiliated entities, trustee or executor positions, receipt of stock certificates, being adviser to and/or General Partner of a limited partnership, having full power of attorney, receipt of investment checks payable to the adviser, and having account signatory power.

The ways in which GlobeFlex Capital, L.P. ("GlobeFlex") may be deemed to have custody include:

     o Possession of client funds or securities, but not of checks drawn by clients and made payable to third parties, unless received inadvertently and returned to the sender within three business days of receipt (see procedures below);

     o Any arrangement (including a general power of attorney) under which GlobeFlex is authorized or permitted to withdraw client funds or securities maintained with a custodian upon GlobeFlex's instruction to the custodian; and

     o Any capacity (such as general partner of a limited partnership, managing member of a limited liability company or a comparable position for another type of pooled investment vehicle, or trustee of a trust) that gives any employee legal ownership of, or access to, client funds or securities.

Currently, GlobeFlex is the General Partner and/or Investment Manager for several private funds. Accordingly, GlobeFlex has indicated on its Form ADV that it has custody(4) of certain clients' funds and securities.

RISKS

In developing this policy and procedures, GlobeFlex considered numerous risks associated with its maintaining custody (as defined above) of client assets. This analysis includes risks such as:

     o GlobeFlex inadvertently has custody of client assets through certain practices, including receipt of investment checks payable to the adviser, direct debit billing, signatory authority over a client's account, or serving as general partner to a limited partnership (or similar structure).


----------
(4) As stated in SEC Release, "an adviser that has 'custody' for purposes of Rule 206(4)-2 may not necessarily have custody for other purposes."


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

     o GlobeFlex does not have a reasonable basis to believe that the client's qualified custodian sends account statements at least quarterly.

     o Custodial arrangements do not adequately protect clients' assets from misappropriation.

GlobeFlex has established the following guidelines as an attempt to mitigate these risks.

POLICY

GlobeFlex will not take or maintain physical custody of any client assets, and will conduct all business operations in such a way that all client cash and securities will be preserved in the safekeeping of INDEPENDENT qualified custodians. Clients' custodians will generally be banks, trust companies or broker-dealers unaffiliated with GlobeFlex. Furthermore, clients for whom GlobeFlex manages separate account portfolios shall appoint, and contract directly with, their own custodian. GlobeFlex will not designate a separate account client's custodian.

For each private fund for which it is deemed to have custody, GlobeFlex will have an audit (as defined in Section 2(d) of Article 1 of Regulation S-X) conducted by an independent PCAOB-registered and inspected accountant at least annually and distribute the audited financial statements prepared in accordance with generally accepted accounting principles (GAAP) to investors within 120 days of the end of the private fund's fiscal year. By doing so, GlobeFlex will satisfy the "audit approach" exception, and therefore will not have to comply with the notice and account statement delivery requirements of Rule 206(4)-2(a)(2) and (a)(3), and will be deemed to have satisfied the surprise examination requirement of Rule 206(4)-2(a)(4).

INADVERTENT RECEIPT OF CLIENT ASSETS

INVESTMENT CHECKS

Checks made payable to GlobeFlex to fund an account may not be accepted. The CCO should be notified, and the check returned by overnight mail to the client along with instructions to make the replacement check payable to the client's account at the custodian. This shall occur within three (3) business days of receipt.

SECURITIES

Upon inadvertent receipt of securities the CCO is to be notified promptly and the securities returned to the sender by overnight mail. That mailing should include a transmittal letter. In no instance may GlobeFlex fail to return the securities to the sender within three (3) business days of GlobeFlex's receipt of the securities.

CLASS ACTION SETTLEMENT CHECKS AND THE LIKE

Per the SEC's no action letter to the Investment Adviser Association (2007), if GlobeFlex inadvertently receives tax refunds from tax authorities, client settlement proceeds from administrators in connection with class action lawsuits and other legal actions, or stock certificates, dividends, or evidence of new debt from issuers in connection with class action lawsuits involving

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

bankruptcy or business reorganization, these may be forwarded to the appropriate client within five business days of receipt, rather than being returned to the sender. GlobeFlex will maintain appropriate records of such occurrences. If a third-party contacts GlobeFlex and inquires as to where refunds or proceeds should be sent, GlobeFlex shall provide the respective client(s) contact information.

SAFEGUARDING OF CLIENT ASSETS

GlobeFlex ensures the safekeeping of client assets through the consistent application of its policies and procedures, as well as the periodic reviews of client portfolios, cash flows in client accounts and standardized billing processes. In addition, imbedded into the asset safeguarding practices employed by GlobeFlex is the strength of fund disbursement procedures followed by custodians and broker-dealers through which GlobeFlex conducts business. Taken together, the safeguards substantially reduce the chance of the misappropriation of client assets.

The Portfolio Management Team and Investment Operations Team review significant cash flows in client accounts on a daily basis. Members of the Investment Operations Team review reports generated by Electra Information System's Electra Reconciliation and Electra Data solutions based on data electronically downloaded from client custodians (provided the client has given GlobeFlex access) and matched to GlobeFlex's portfolio accounting system. Any unusual cash flows that occur are reviewed with the client, and if necessary, with the client's custodian. This monitoring assists GlobeFlex in detecting the potential misappropriation of client assets; ensuring the existence of cash when trading securities in a client's account; and becoming aware of a client termination that has not been previously known to GlobeFlex.

ADVISORY FEE BILLING PROCESSES -- SEPARATE ACCOUNT CLIENTS

GlobeFlex utilizes the following procedures when collecting advisory fees from clients:

     o GlobeFlex assesses advisory fees to clients in arrears, depending on the negotiated billing terms as specified in the investment management agreement. GlobeFlex may only charge "incentive" or "performance-based" advisory fees to a "qualified client" (5) (i. e. a client that has either placed at least $1,000,000 under GlobeFlex's management or a client whose net worth is at least $2.1 million, excluding the primary residence of an individual and net of any debt secured by a primary residence that is incurred in the 60 days prior to entering into an advisory contract).

     o Either GlobeFlex's or the custodian's market value will be used as the basis on which accounts will be assessed the contracted advisory fee, depending on advisory agreement directives.

     o The Finance Team calculates advisory fees and generates the advisory fee invoices to be sent to clients.

     o Fee invoices are sent to clients quarterly, with a copy to the custodian at a client's request.


----------
(5) Definition updated per 2016 Rule 205-3 Amendment, to be adjusted every 5 years for inflation.

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

     o The Finance Team maintains fee billing spreadsheets for the various custodians that directly debit the investment advisory fees from client accounts.

DISBURSEMENTS/ALLOCATIONS OF CAPITAL FROM PRIVATE FUNDS

As necessary, GlobeFlex will authorize the distribution of capital from the private funds for numerous reasons, including, but not limited to:

     o    Meeting investors' withdrawal/redemption requests;

     o    Payment of advisory fees; and

     o Payment of legal, audit, administrative and other expenses incurred by the vehicle.

INVESTOR WITHDRAWAL AND REDEMPTION REQUESTS

Investor-initiated requests for withdrawals or full redemptions must be validated by the CCO and documented accordingly. In some cases, particularly with natural person investors, this may involve extra steps to confirm the authenticity of the request (e.g., contacting the investor by phone when a request is received by email).

Wire instructions are sent to the vehicle's custodian, and the custodian then contacts authorized persons at GlobeFlex to authenticate the wire request received. The private funds' custodians and GlobeFlex have established this dual-control system to ensure that no wires from investor accounts are made without proper authority, one from the established initiating group and one from the authenticating group.

ADVISORY FEES AND OTHER EXPENSE ITEMS

For certain of the private funds, a member of the Finance Team communicates to the vehicles' independent Administrator the appropriate advisory fee rate to be applied to each investor's month-end investment value at the inception of investment. The administrator calculates advisory fees for investors, and the Finance Team member reviews the monthly calculations supplied by the administrator for accuracy. Fund allocated expenses are also calculated and accrued monthly, pro-rata across investors. Finance prepares quarterly invoices for advisory fees and fund expense reimbursements, and presents them to Investment Operations which sends wire instructions to the custodian requesting the appropriate payment from the fund. These requests are signed by members of Investment Operations. The custodian then contacts GlobeFlex to authenticate the validity of wire requests.

For the other private fund, a member of the Finance Team communicates with the vehicle's custodian (also the Trustee) the appropriate advisory fee rate to be applied to each investor's month-end investment value at the inception of investment. Thereafter, the Finance Team member works with the custodian to calculate and accrue monthly advisory fees for each investor. The custodian calculates and applies each investor's pro-rata share of fund allocated expenses. Two members of the Finance Team prepare, review and send quarterly invoices for advisory fees and fund expense reimbursements to the custodian, requesting the appropriate payment from the fund.

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

                   ANTI-MONEY LAUNDERING POLICY AND PROCEDURE

                              Reviewed: July 2017

OVERVIEW

GlobeFlex Capital, L.P., ("GlobeFlex") supports the efforts of the United States Government to combat money laundering and any activity which facilitates money laundering or the funding of terrorist or criminal activities. Therefore, this Anti-Money Laundering Policy sets forth procedures designed to assist the Government in its efforts.

The Chief Compliance Officer ("CCO") is responsible for monitoring compliance with this policy. In addition, the CCO will be the central point of contact for all communications between GlobeFlex and any regulatory agency regarding issues related to money laundering detection and prevention. Any employee that identifies any area of concern relating to a client or account and potential money laundering should immediately contact the CCO.

KNOW YOUR CUSTOMER POLICIES AND PROCEDURES

GlobeFlex will adhere to the following "know your customer" policies and procedures in connection with any investment account under management. However, these procedures may be waived when the client is a commonly known high net worth individual or institution or when there is little perceived risk of money laundering activity.

INDIVIDUAL INVESTORS

If the potential investor is an individual, GlobeFlex may obtain the following information:

     o    Passport, driver's license, or other legal form of identification;

     o    Investment experience and objectives, if any;

     o    Social security number or taxpayer identification number (including
          U. S. tax forms);

     o Street address (as opposed to a post office box number or "mail drop" address);

     o    Occupation and employment data or principal source of income.

GlobeFlex will maintain records of the documents reviewed to confirm the identities of investors.

In addition to the foregoing, if any of the following factors are present regarding the individual, GlobeFlex may perform additional due diligence regarding the individual before allowing him or her to invest:

     o The individual's business is of a type that seems likely to be involved in illicit activity (e. g., cash intensive businesses);

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

     o The individual is from a jurisdiction generally characterized as an offshore banking or secrecy haven; or

     o The individual is from a jurisdiction identified by a recognized international organization or multilateral expert group or in a governmental or industry publication as non-cooperative with international anti-money laundering principles or procedures or having inadequate anti- money laundering measures (a "Non-cooperative Jurisdiction").

TRUSTS

If the potential investor is a trust (other than a revocable trust(6)), GlobeFlex will attempt to identify the principal beneficiaries of the trust. In addition, GlobeFlex will attempt to obtain information regarding the trust's authorized activities and the persons authorized to act on behalf of the trust. If the potential investor is a revocable trust, GlobeFlex will attempt to obtain the same information for the grantor of the trust as it would for an individual investor. However, these procedures may be waived when the potential investor is commonly known or when there is little perceived risk of money laundering activity.

OPERATING ENTITIES

If the potential investor is not a commonly known operating or commercial entity, GlobeFlex will attempt to obtain:

     o    A certified copy of the entity's charter document;

     o    The entity's U. S. taxpayer identification information; and

     o    Certified resolutions authorizing the entity to invest.

FINANCIAL INTERMEDIARIES OR POOLED INVESTMENT VEHICLES (INCLUDING MUTUAL FUNDS)

If the potential client is a financial intermediary (E.G., bank, brokerage firm, depositary), GlobeFlex will attempt to obtain written and signed representations from the intermediary that it is authorized to act on behalf of its account holders. If the potential client is a pooled investment vehicle, GlobeFlex will attempt to obtain written and signed representations from the investment vehicle that it is authorized to act on behalf of its beneficial owners. In addition, if any of the following factors are present regarding the intermediary or investment vehicle, GlobeFlex may perform additional due diligence concerning the intermediary or investment vehicle before allowing it to open an account:

     o The intermediary or investment vehicle does not have policies and procedures to know its own account holders or beneficial owners;


----------
(6) As Revocable Trusts are "look through" entities, the underlying parties should be the focus of this review.

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

     o The intermediary or investment vehicle has not established anti-money laundering policies and procedures;

     o GlobeFlex has not had historical experience with the intermediary or investment vehicle;

     o The intermediary or investment vehicle is not a registered financial institution based in a major, regulated financial center;

     o The intermediary or investment vehicle is located in or organized under the laws of a jurisdiction characterized as an offshore banking or secrecy haven; or

     o The intermediary or investment vehicle is from a Non-cooperative Jurisdiction.

REVIEW OF INFORMATION SUBMITTED

GlobeFlex will review all subscription documents, supplemental questionnaires and ancillary supporting materials submitted by a potential investor. If (a) a potential investor fails to provide information directly requested or (b) any of that information indicates that (i) the investor is or has direct or indirect ties to a Prohibited Person or (ii) the funds being invested can be traced to a Prohibited Person, GlobeFlex will NOT permit the potential investor to open an account unless and until (A) the investor submits all additional information requested by GlobeFlex and, (B) following additional due diligence, GlobeFlex confirms to its reasonable satisfaction that the potential investor is not and does not have direct or indirect ties to any Prohibited Person, and the funds being invested cannot be traced to any Prohibited Person.

For purposes of this policy, "Prohibited Person" means any person or entity that acts or has acted (1) in contravention of any statute, rule, regulation or other legal requirement to which GlobeFlex is subject relating to the combating of terrorism and/or money laundering, or (2) on behalf of any person or organization identified as a terrorist, terrorist organization, specially designated national or blocked person by the United States Treasury Department's Office of Foreign Asset Control (OFAC), any other department, agency, division, board, bureau or other instrumentality of the United States Government, or any recognized international organization, multilateral expert group or governmental or industry publication.

OFAC COMPLIANCE

Before allowing a potential investor to open an account, GlobeFlex will confirm that (a) the potential investor's name does not appear on OFAC's lists of "Terrorists" or "Specially Designated Nationals and Blocked Persons," (b) if the potential investor is an individual, the country or region where he/ she resides does not appear on OFAC's list of embargoed/sanctioned countries and regions, and (c) if the potential investor is an entity, the jurisdiction where its principal place of business is located or under the laws of which it was organized does not appear on OFAC's list. If a potential investor or his, her or its country or region appears on an OFAC list, he, she or it will NOT be permitted to invest. In addition, GlobeFlex may conduct the foregoing search of OFAC lists with respect to all existing investors at least once per calendar year. If any existing investor or its country or region appears on an OFAC list, GlobeFlex will not permit the investor to make an additional investment and will redeem any interests already held by the investor.

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GlobeFlex may perform the search of OFAC lists described in the immediately preceding paragraph with respect to any individual or entity from or to which an investor wishes to have funds wire transferred from or to his account. If the individual or entity, or his, her or its country or region appears on an OFAC list, GlobeFlex will not permit the wire transfer.

SENIOR FOREIGN GOVERNMENT OR PUBLIC OFFICIALS

If it appears that an investment is being made by or for the benefit of a senior foreign government or public official, a member of his or her immediate family, a close associate of a senior foreign government or public official or an entity controlled by a senior foreign government or public official, GlobeFlex may perform additional due diligence regarding the investment to attempt to ensure that it will not be funded, wholly or in part, by the proceeds of foreign corruption.

CONTACT WITH FEDERAL LAW ENFORCEMENT.

Upon the occurrence of any of the following events, GlobeFlex will contact Federal law enforcement by telephone:

     o An investor or an investor's legal or beneficial owner appears on an OFAC list; or

     o An investor attempts to use bribery or coercion to induce GlobeFlex to open an account in contravention of this policy or proceed with an unlawful activity or transaction.

ANTI-MONEY LAUNDERING TRAINING

It is GlobeFlex's policy to make available to its employees education and training materials concerning anti-money laundering policies and procedures. GlobeFlex will review this program from time to time to determine what updates, if any, are needed, to reflect recent developments, techniques or trends in the areas of money-laundering prevention and detection.

OFFSHORE FUNDS

If GlobeFlex was to act as investment manager for pooled investment vehicles organized under the laws of jurisdictions outside of the United States ("Offshore Funds"), the anti-money laundering and know your customer policies and procedures of the Offshore Funds would be administered by their respective administrators (the "Administrators"). GlobeFlex would attempt to obtain and review each set of these policies and procedures to ensure that they are consistent with the requirements of this policy, and to confirm with each Administrator in writing that the Administrator assumes responsibility for implementing and monitoring compliance with those policies and procedures at the Offshore Fund.

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

                      CLIENT PRIVACY POLICY AND PROCEDURE

                              Reviewed: July 2017

BACKGROUND

The SEC's Regulation S-P (Privacy of Consumer Financial Information), which was adopted to comply with Section 504 of the Gramm-Leach-Bliley Act, requires an investment adviser to disclose to clients its policies and procedures regarding the use and safekeeping of client records and information.

Information is collected from clients at the inception of the relationship and occasionally thereafter, primarily to determine investment objectives and to assist in providing clients with requested services. While GlobeFlex strives to keep client information up to date, clients are requested to monitor information provided to them for any items requiring updating.

Additionally, the SEC has adopted amendments to Rule 30 under Regulation S-P which require financial institutions to adopt written policies and procedures to properly dispose of sensitive consumer information. The amendments are designed to protect consumers against the risks associated with unauthorized access to information and mitigate the possibility of fraud and related crimes, including identity theft. Consumers are defined by the regulation as individuals, not entities. Historically, GlobeFlex has generally served individuals as investors within its private funds.

RISKS

In developing this policy and procedures, GlobeFlex considered the material risks associated with protecting nonpublic client information, whether the client is an individual or an entity. This analysis includes risks such as:

     o Information about activities of GlobeFlex and its clients that is required to be maintained is not accurately recorded and stored.

     o Information about clients is not maintained or used in ways that ensures such information is safe from unauthorized access, alteration, and destruction.

     o False or misleading disclosures are made to clients about how their nonpublic information is used and protected from unauthorized use.

GlobeFlex has established the following guidelines as an attempt to mitigate these risks.

POLICY

GlobeFlex will not disclose client records and information including nonpublic client information to anyone unless such disclosure is permitted or required by law (see Attachment A for expanded policy).

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

PROCEDURES

GlobeFlex will restrict access to nonpublic client information to individuals within GlobeFlex who require the information in the ordinary course of servicing clients' accounts. Nonpublic client information is used only for business purposes. Please see the Information and Systems Security Policy for GlobeFlex's procedural safeguards.

Nonpublic client information may only be provided to third-parties under the following circumstances:

     o    To custodian banks as it pertains to custodial accounts;

     o    To broker-dealers to open brokerage accounts;

     o To other firms as directed by clients, such as accountants, lawyers, consultants, family members, etc. ;

     o    To third-parties as needed to provide requested services; and

     o    To regulators and others, when required by law.

At times, nonpublic client information may be reviewed by GlobeFlex's outside service providers (i.e., accountants, lawyers, consultants, etc.). GlobeFlex may review the entities' privacy policies to ensure that nonpublic client information is not misappropriated or used in a manner that is contrary to this privacy policy.

GlobeFlex shall provide a copy of the Privacy Policy (see Attachment A) to clients and private fund investors upon inception of the relationship. The Privacy Policy shall be furnished in a written format and GlobeFlex will maintain a record of when the Privacy Policy is provided. For GlobeFlex employees that are also private fund investors, the Privacy Policy is provided through delivery of the Policies & Procedures Manual.

In the event of a change in the Privacy Policy, GlobeFlex will deliver a copy of the revised Privacy Policy to its clients and private fund investors, and provide them with a sufficient amount of time to opt out of any disclosure provisions.

Any suspected breaches of the Privacy Policy must be reported to the CCO, CEO, or CFO.
If nonpublic client information is lost, disclosed to unauthorized parties, or suspected of being lost or disclosed, employees shall immediately notify the CCO. Similarly, if an employee receives an inquiry regarding a potential identity theft issue (be it from a client or other party), the CCO should be notified immediately. The CCO will thoroughly investigate any valid inquiry, and maintain appropriate documentation.

RESPONSIBILITIES

The CCO will monitor compliance with the Client Privacy Policy and will coordinate the dissemination of the Privacy Policy within the Form ADV, Part 2A.

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                                  ATTACHMENT A
                                 PRIVACY POLICY

Federal privacy laws require that we explain to clients how we handle "nonpublic personal information." This is information that in the course of our relationship with clients, we receive or develop about them. It includes (1) information clients provide to us orally or on applications or other forms and
(2) information we develop about clients in the course of providing our services, such as the amount and type of assets that we manage and transactions we place on clients' behalf.

As a general rule, we do not disclose this private information to others. However, we do rely on certain third parties for services that are necessary to enable us to provide our investment services. These may include our attorneys, auditors, broker-dealers, and custodians who, in the ordinary course of providing their services to us, may require access to information containing nonpublic client information. In addition, we may disclose nonpublic client information to others with the relevant client's consent, where required by law or judicial process (such as a court order), or otherwise to the extent permitted under the federal privacy laws.

We also restrict access to nonpublic client information among our own personnel. Only those who need the information in order to help us provide investment advisory services have access. It is our policy that, where we are not comfortable a service provider is already bound by duties of confidentiality (e.g., attorneys and auditors), we will require contractual assurances that they will maintain the confidentiality of any nonpublic client information they obtain. We also maintain physical, electronic, and procedural safeguards to guard nonpublic client information.

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

             INFORMATION AND SYSTEMS SECURITY POLICY AND PROCEDURE

                        Reviewed and Updated: July 2017

As an Investment Adviser registered with the U.S. Securities & Exchange Commission ("SEC"), and an employer of individuals located in multiple states, GlobeFlex must consider and comply with federal regulations and state laws on privacy and the security of information in its possession. The SEC and other regulatory agencies continue to express concerns surrounding the implementation of appropriate physical, electronic and procedural safeguards to protect the privacy of information, the stability of firms, and the integrity of the markets.

Accordingly, GlobeFlex has developed this policy to describe its approach to information and systems security. As identified risks and best practices continue to evolve, so too will GlobeFlex's information and systems security program.

REGULATORY REQUIREMENTS

RULE 204-2

Promulgated under Section 204 of the Investment Advisers Act of 1940 ("Advisers Act"), Rule 204-2 covers the retention and preservation of required books and records in both hard copy and electronic format. Please refer to Recordkeeping Requirements Policy for further information.

REGULATION S-P

As discussed more fully in the Client Privacy Policy, Section 504 of the Gramm-Leach-Bliley Act required the SEC and other federal agencies to adopt rules implementing notice requirements and restrictions on a financial institution's ability to disclose nonpublic personal information about consumers.

Accordingly, the SEC adopted Regulation S-P ("Reg S-P") which requires investment advisers to adopt and implement policies and procedures that are reasonably designed to protect the confidentiality of nonpublic personal information. Reg S-P applies to "consumer" records, meaning records regarding individuals, families, or households. Reg S-P does not explicitly apply to the records of entities, investors in a private fund, or individuals acting in a business capacity.

Additionally, the SEC has adopted amendments to Rule 30 under Regulation S-P which require financial institutions to adopt written policies and procedures to properly dispose of consumer report information. The amendments are designed to protect consumers against the risks associated with unauthorized access to information and mitigate the possibility of fraud and related crimes, including identity theft.

REGULATION S-AM

Regulation S-AM prohibits a registered investment adviser from using information about an individual consumer that has been obtained from an affiliated entity for marketing purposes unless the information sharing practices have been disclosed and the consumer has not opted out.

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GlobeFlex does not obtain information about individuals from affiliate entities, nor does it provide information about individuals to affiliate entities for any marketing purposes.

REGULATION S-ID

Known as the "Red Flags Rule", Regulation S-ID ("Reg S-ID") requires certain companies to take steps to detect, prevent, and mitigate the effects of identity theft. Each SEC registered investment adviser that is a financial institution must periodically evaluate whether it offers or maintains any covered accounts.

The term "financial institution" is defined to include any "person that, directly or indirectly, holds a transaction account belonging to a consumer." A "transaction account" includes any account that allows the account holder to make withdrawals by negotiable or transferable instrument, payment orders, telephonic transfers or similar transactions for the purpose of making payments or transfers to third persons. A "consumer" is defined as an individual.

Examples of arrangements that could cause an investment adviser to be deemed a financial institution for the purposes of Reg S-ID include:

     o An adviser with the ability to direct transfers or payments from one or more natural persons' accounts to third parties, either unilaterally or upon the instructions of the natural person account owners; and

     o An adviser managing a private fund with one or more natural person investors that permit the adviser or a related person to direct the natural person's redemption proceeds to third parties.

Reg S-ID requires each investment adviser that is a financial institution to periodically assess whether it offers or maintains any "covered accounts", which are defined to include:

     o An account that is primarily for personal, family or household purposes that is designed to permit multiple payments or transactions; and

     o Any other account for which there is a reasonably foreseeable risk from identity theft to natural person customers or to the safety and soundness of the adviser.

The assessment as to whether an adviser maintains any covered accounts must include evaluations of the adviser's method for opening accounts, the ways in which clients and investors can access accounts, and the adviser's prior experiences with identity theft, if any. GlobeFlex has conducted such an assessment and has determined that it is does not require a separate Identity Theft Prevention Program at this time.

STATE LAWS

Due to the location of its limited partners, employees, and current and former individual investors in its private funds, GlobeFlex is subject to the requirements of a number of state privacy laws. Most state laws include requirements for notifying residents of the unauthorized access of their personally

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identifiable information. As discussed below, if an employee receives an inquiry regarding a potential identity theft issue or becomes aware of a data security incident, the Information Technology Team and the CCO should be notified immediately.

INFORMATION COLLECTED, DEVELOPED OR MAINTAINED

For the purposes of this policy, all nonpublic, confidential, sensitive, proprietary, or personally identifiable information about the firm, its systems, clients, investors or employees shall hereafter collectively be referred to as "nonpublic information".

SEPARATE ACCOUNT CLIENTS (INSTITUTIONAL ENTITIES) -- Information is collected from clients at the inception of the relationship and occasionally thereafter, primarily to determine investment objectives and guidelines, custodial information, and procedural and reporting preferences. In the course of providing investment management services, GlobeFlex also develops information about a client, such as the amount and type of assets managed and transactions placed on the client's behalf.

INVESTORS IN PRIVATE FUNDS (SOME INDIVIDUALS) -- Information is collected from investors as part of the subscription process. For individuals, this includes nonpublic information. In the course of providing investment management services to the Private Fund, we also develop information about an investor, such as investment accounting.

EMPLOYEES -- Nonpublic information is collected at commencement of employment, for purposes of payroll, insurance, etc.

PROPRIETARY SYSTEMS AND INTELLECTUAL PROPERTY -- GlobeFlex has developed or co-developed several systems used in investment research and portfolio management.

REQUIRED RECORDKEEPING -- GlobeFlex maintains required books and records in order to meet regulatory obligations; some of these books and records also serve a business continuity purpose.

RISKS

In developing this policy, GlobeFlex considered internal and external risks to the security of the information it maintains that could result in substantial harm or inconvenience to the firm, clients, private fund investors or employees, such as:

     o Nonpublic information is not maintained in ways that keep it safe from unauthorized use or misappropriation.

     o Employee email, systems or internet activity inadvertently creates vulnerabilities.

     o Current or former employees with malignant intent access and or misappropriate nonpublic information.

     o Cyber attacks have become increasingly sophisticated, may occur at random or be highly targeted, and are driven by various goals (monetary, political/ideological, espionage, etc.). Employees may be deceived by pretext calling or "phishing" emails.

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     o    Required books and records are not accurately recorded and stored and are not protected from unauthorized access, alteration, or destruction.

POLICY

GlobeFlex shall strive to ensure the security, integrity and confidentiality of systems, records and nonpublic information by maintaining appropriate controls and procedures to:

     o protect against external and internal risks, threats or hazards, including unauthorized access or use.

     o    detect and respond to attacks, intrusions or other systems failures.

RESPONSIBILITIES

The Information Technology team is responsible for maintaining a secure network. The CCO will monitor and keep others informed of changes in regulations and state laws, industry developments, regulator guidance and enforcement actions. While the CCO is responsible for evaluating the ongoing adequacy and effectiveness of policies and procedures, the CCO and Information Technology will work together to ensure that employees understand their obligations under this policy, and are kept informed of cybersecurity trends and threats.

Network and systems security is a firm-wide undertaking; diligence and mindfulness is required of every employee. All unusual system behavior, such as missing files, frequent crashes, misrouted messages and the like should be reported immediately to the Information Technology Team, as such issues may indicate a virus or malware infection or other security problem. Similarly, if an employee suspects or becomes aware of unauthorized network or workstation access, or the compromise or circumvention of access controls, the Information Technology Team and CCO should be notified immediately.

All employees have the explicit obligation to maintain and protect the confidentiality of information acquired in connection with their employment with GlobeFlex. As described in the Client Privacy Policy, nonpublic information is to be used only for business purposes. Employees shall not disclose nonpublic information, except to third-parties who have a bona-fide business need to know the information in order to serve the business purposes of GlobeFlex and/or clients. GlobeFlex does not disclose, and no employee may disclose, any nonpublic information about a client or former client other than in accordance with GlobeFlex procedures or as required by law.

Furthermore, GlobeFlex prohibits employees from doing any of the following:

     o Selling or exploiting nonpublic information in GlobeFlex's possession.

     o "Hacking" or attempting to gain unauthorized access to computers or programs.

     o    Tampering or interfering with electronic security mechanisms.

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     o    Misrepresenting a user's identity.

     o Intentionally disseminating any viruses or other destructive programs.

Such deliberate dishonest behavior is cause for disciplinary action at GlobeFlex's discretion, up to and including termination of employment as well as referral to the appropriate civil and/or criminal legal authorities. Employees' consent and compliance with this policy is a term and condition of employment.

MULTIPLE OFFICES

Since 1994, GlobeFlex has been located in San Diego, California. All portfolio management systems, portfolio accounting systems, and critical files are maintained at this office. As discussed in the Business Continuity Policy, San Diego systems and data are backed up and replicated nightly both onsite and to a secure, commercial data center in Las Vegas. GlobeFlex maintains several physical and virtual servers at this colocation facility.

Since July 2015, GlobeFlex has a branch office in Boston, Massachusetts. This office is on a separate computer network and does not maintain any portfolio management or portfolio accounting systems, information on clients or private fund investors, or the nonpublic personal information of any employees.

Unless otherwise noted, the safeguards discussed below are specific to the San Diego office.

PROCEDURES & SAFEGUARDS

PHYSICAL SAFEGUARDS

The San Diego office is in a building with security staff. After hours and on weekends the building entrances and the elevator banks are accessible only via key card. GlobeFlex's office is locked after hours. The dedicated server room is locked continually, and accessible by a handful of employees through an electronic access system with a biometric reader. Access through this system is monitored and controlled. The room also has an after-hours motion sensor video monitoring system.

The file cabinets containing physical files with nonpublic information are to be kept organized and locked when not in use. Employees shall avoid placing documents containing nonpublic information in office areas where they could be read by unauthorized persons, such as in photocopying areas or conference rooms. Documents that are being printed, copied or faxed shall be attended to by appropriate employees. When providing copies of information to others, nonpublic information which is not relevant should be removed or redacted. Documents containing nonpublic client information which are sent by mail, courier, messenger or fax, shall be handled with appropriate care. Employees may only remove documents containing nonpublic information from the premises for bona-fide work purposes. Any nonpublic information that is removed from the premises must be handled with appropriate care and returned to the premises as soon as practicable.

Meetings with visitors shall take place in conference rooms or other locations where nonpublic

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information will not be generally available or audible to others. Visitors shall generally not be allowed in the office unattended.

Employees shall avoid discussing nonpublic information with, or in the presence of, persons who have no need to know the information. Employees shall not discuss such information in public places, including the elevators and hallways of the office building.

ELECTRONIC SAFEGUARDS

GlobeFlex has many safeguards in place to protect the integrity of its systems.


FIREWALLS

Third generation firewalls for all internet connections, with application-level monitoring, are in place at both offices.

ANTI-VIRUS AND ANTI-MALWARE

Enterprise anti-virus protection is in place at both offices. Enterprise anti-malware software is utilized in San Diego. At the Boston office, anti-malware software resides at employee workstations.

PATCH MANAGEMENT

The San Diego office employs centralized enterprise patch management for both Microsoft programs and third-party applications. Patches for security and functionality (those marked critical or important) are automatically installed. In the event that GlobeFlex determines not to install an "optional" patch, the reasoning will be documented.

At the Boston office, Microsoft patches are managed at each workstation.

NETWORK ACCESS BY EMPLOYEES

Employees use a dual-factor authentication system to access the network and their workstations. Login requires an employee to enter a password and then authenticate a request sent to their smartphone or other device.

A User ID will be locked out for 30 minutes after 4 failed password entries. User credentials for terminated or departing employees are disabled promptly.

To avoid unauthorized network access, employees shall close out of programs and log off their workstations when they leave the office for an extended period of time and overnight. Workstations will automatically time out if not in use and require the user to log back on.

The above is true for both offices.

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REMOTE LOG-IN

Employee's personal devices may be equipped with Virtual Private Network ("VPN") software, which creates a secure end-point that enables an employee to access the GlobeFlex network remotely. Once connected to the network, Remote Desktop Connection ("RDC") software enables remote log-in to the employee's workstation. Connecting to the GlobeFlex network with VPN and logging in to a workstation using RDC requires the same dual-factor authentication process that employees use when in the office.

Employees are prohibited from copying or moving files from the network to their personal device. Similarly, GlobeFlex work files should not be stored on an employee's personal device.

GlobeFlex maintains and periodically audits an inventory of employee personal devices that have VPN and RDC software installed. VPN log-ins are logged. The VPN software is certificate-based; i.e., a user's connectivity can be remotely disabled if needed.

The above is true for both offices.

NETWORK ACCESS BY THIRD-PARTIES

Select third-party service providers have been granted access to the San Diego office network. In such cases, the service provider has a unique User ID, and log-in utilizes the same dual-factor authentication process described above. Once logged in to the network, these User IDs have very limited permissions. For instance, one such User ID was issued to a software vendor for the specific purpose of providing maintenance and on-demand support. This arrangement is specifically addressed in the software license agreement, which also contains confidentiality provisions. GlobeFlex maintains, and will periodically audit, an inventory of external access to the network.

ACCESS WITHIN THE NETWORK

Access to specific GlobeFlex programs and databases is given only to employees who have a bona-fide business need to access such information. Employees can only access the front-end of these systems; server access is restricted to the Information Technology Team and controlled via password protection.

Access to folders on the file server is granted either to individual users or departmental groups of users, depending on the nature of the files. GlobeFlex maintains, and will periodically audit, an inventory of these permissions. Requests for changes to permissions should be directed to Investment Technology and the CCO. New employees will be granted permissions based on an assessment conducted by the department head, Investment Technology, and the CCO. Similarly, if an existing employee changes roles, that employee's permissions will be re-assessed.

ADMINISTRATIVE RIGHTS

Administrative rights enable a user to download executable software and applications to a workstation. Some executables can be malicious and automatically download from a website unbeknownst to the user. To mitigate the chance of employees inadvertently or unwittingly downloading executables, administrative rights have been disabled at all workstations.

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When attempting to download an executable, employees will be prompted for an
Administrator login. Information Technology or a designated representative will then assist the employee with installation. Should an employee receive a password prompt for a file he or she was not intending to download, the employee must confer with Information Technology or a designated representative before taking any action.

The above is true for both offices.

ELECTRONIC MAIL

An email security gateway service screens all in- and out-bound email for spam, viruses and both broad and targeted attacks. It also defends against URL links and attachments that may be malicious.

As a rule, employees shall treat email in the same manner as other written communications. However, employees shall assume that email sent from GlobeFlex computers is not completely secure and shall avoid sending emails that include nonpublic information to the extent practicable. Emails that contain nonpublic information (whether sent within or outside GlobeFlex) shall have the smallest possible distribution in light of the nature of the request made.

Particular care shall be given to nonpublic information about individuals. Given the risk of email "phishing", "spear phishing", and "spoofing", employees should be very skeptical of emails that request an individual's nonpublic information, ask an employee to click on a link or open an attachment, or suggest that urgent or unusual action need be taken. Employees should confirm the legitimacy of any such request with the supposed sender by another means (e.g., in person, by telephone) before replying to or acting upon such an email.

GlobeFlex utilizes a web-based program to provide cybersecurity awareness training to employees.

The above is true for both offices.

PERSONAL DEVICES

Some employees use email applications on smartphones (i.e., Blackberry, iPhone, Android), tablets and laptops to access their GlobeFlex email account. Employees are required to protect any devices that access their GlobeFlex email account with a password/passcode such that the device can be remotely wiped if compromised. As an additional layer of security, GlobeFlex employs a mobile device management system that enables remote termination of access to GlobeFlex information should a device be compromised. Accordingly, if a device has been lost, stolen, or seems to be otherwise compromised, employees shall report this to the Information Technology Team immediately.

All emails sent to or from a GlobeFlex email account are transmitted through the GlobeFlex email server and archived, regardless of the application that is used to view or compose them.

The above is true for both offices.

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USB DRIVES

USB flash drives (thumb drives) are a convenient means to transport and share files. Unfortunately, their small size makes them easy to lose, and their firmware can harbor malware. Therefore, USB drives have been disabled for mass storage devices. Should employees need to put files on a flash drive, they have to seek assistance from the Information Technology Team. At no time are employees permitted to download files to a flash drive from the GlobeFlex network that contain nonpublic information on individuals. Nor should flash drives be used to permanently store any GlobeFlex files.

The above is true for both offices.

FILE-SHARING SITES

Cloud-based file-sharing sites (e.g., Box, Google Drive) are an increasingly popular way to transmit, collaborate on, and store computer files. There are many sites and they offer varying degrees of functionality and security. Accordingly, employees must obtain approval from Information Technology and Compliance to use any file-sharing site with an external party, on a per-project basis.

     o If an employee is asked to provide files to an external party through a file-sharing site, the site may not be used until approval has been granted. Should a trusted service provider, such as an auditor, ask GlobeFlex employees to upload files through that service provider's dedicated Secure File Transfer Protocol (SFTP) site, this will generally be permissible.

     o If an employee seeks to initiate file-sharing with an external party, the employee shall request approval to do so. GlobeFlex has established an account with Dropbox for Business for this purpose, and a User License may be requested from the Information Technology Team.

Regardless of the delivery method, employees should only provide GlobeFlex files to external parties for legitimate business purposes. Cloud-based file-sharing sites should not be used to permanently store GlobeFlex files.

The above is true for both offices.

CUSTODIAN INFORMATION

Custodians may provide GlobeFlex with access to online account information for mutual clients which is used for reconciling and administrating such accounts. To enter a custodian's online portal, members of the Investment Operations Team use log-in credentials assigned by the custodian, which often involves multi-factor authentication. Employees are obligated to tightly control access to custodian online information at all times. Upon termination of advisory services by a mutual client, the custodian generally deactivates GlobeFlex's online access to the account.

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DISPOSAL OF RECORDS

It is GlobeFlex's general policy to destroy files that it is no longer required to keep, particularly those containing nonpublic information. As discussed in the Recordkeeping Requirements Policy, the destruction of records stored onsite or at offsite records facilities will be approved by the CEO, CFO or CCO, once it has been verified that the record has been retained for all applicable retention periods and that there are no legal impediments on destruction.

Files shall be destroyed and disposed of in an appropriate manner:

     o Electronic files may be deleted from the network; given the network's SAN architecture, deleted files are unrecoverable (unless restored from backup).

     o Retired electronic storage media (e. g. , hard drives) is to be destroyed or wiped prior to disposal, sale, donation, or transfer. GlobeFlex uses DoD 5220.22-M standards for wiping.

     o Physical (paper) documents that do not contain any proprietary information should be recycled. Any documents containing any nonpublic information must be shredded or otherwise destroyed so that the information cannot be read or reconstructed. This will mitigate the potential for unauthorized viewing of such information by "dumpster divers" or the like.

     o Should GlobeFlex engage a third-party provider for destruction services, GlobeFlex will ensure that the company adheres to stringent security practices.

MONITORING AND SURVEILLANCE

GlobeFlex reserves the right, subject to applicable law, to monitor (which includes, without limitation, the right to access, disclose, record or review) all information or materials created or stored on GlobeFlex networks, software and systems, or on any employee's workstation. This may be done for any purpose, including without limitation: investigating possible employee theft or espionage, finding illegal software installed on an employee's workstation, or complying with any state, federal or international laws or legal process, including without limitation, responding to subpoenas, court orders for surveillance or similar requests. This is true for both offices.

INCIDENT RESPONSE

If it is determined that GlobeFlex's network has experienced a security incident, the Information Technology Team, CCO, senior management and legal counsel will coordinate to thoroughly investigate the matter and take appropriate response action, such as containment, eradication and recovery. Throughout the response process, GlobeFlex will document steps taken and preserve evidence to the extent possible. GlobeFlex may bring in a third-party expert, and has identified several firms that provide incident response services. GlobeFlex may also contact law enforcement and/or government agencies.

Based on the facts and circumstances of the incident, GlobeFlex will determine whom it should notify, and the timeframe for notification. In the event that unintended parties have received or

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accessed nonpublic information, GlobeFlex will notify those individuals affected by the incident without unreasonable delay, in accordance with applicable state laws.

GlobeFlex has developed an Incident Response Plan to guide the response process. GlobeFlex will educate employees on incident response, and periodically review and update the plan.

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                    BUSINESS CONTINUITY POLICY AND PROCEDURE

                              Reviewed: July 2017

OVERVIEW

Since 1994, GlobeFlex has been located in San Diego, California. All portfolio management systems, portfolio accounting systems, and critical files are maintained at this office. Since July 2015, GlobeFlex has a branch office in Boston, Massachusetts. This office is on a separate computer network, and does not house portfolio management or portfolio accounting systems.

This policy is designed to ensure specific arrangements are in place to maintain business operations in the event of a minor, moderate or severe disruption in either location. GlobeFlex has a Business Continuity Team ("BC Team") that is responsible for establishing and overseeing operations in a variety of disruptive situations. The BC Team reviews planned procedures periodically. This policy and related plans are living documents which will continuously evolve.

ONGOING PREPAREDNESS

SAN DIEGO OFFICE

GlobeFlex has taken precautions to protect the office and all hardware, software and personnel from disruptions. Electronic safeguards are discussed in the Information and Systems Security Policy. Physical safeguards in the office include: alternative power supplies at every workstation, and a Halon "fire suppression" system, temperature controls, noise sensors, and alternative power supplies in the server room. The office building conducts routine fire drills and educates tenants on emergency procedures.

In order to prepare for a variety of disruptions, GlobeFlex has engaged a co-location facility located in Las Vegas, Nevada. The features of this facility include: monitored physical entrances with key card security, security cameras and intercom system, dual factor authentication for remote access, dual UPS, redundant power distribution, dedicated back-up generators and automatic power switching, temperature control, anti-static raised floor, fire detection and suppression systems, redundant fiber optic telecomm network and multiple telecomm providers, and 24x7 on-site technical staff.

Through this facility, GlobeFlex will be able to provide a combination of the following services: research, portfolio management, trading, portfolio accounting and client service. The facility will enable internal and external communications through the use of the internet, personal computers, cell phones (voice and text), and video feeds.

GlobeFlex will use this facility as its primary backup location in the event of a major disaster or other emergency requiring temporary relocation of a small team of employees. Primary and secondary hotels have been identified in the nearby area to accommodate employees that travel to Las Vegas in such a situation.

GlobeFlex maintains several servers at the co-location facility to enable business continuity and electronically replicates critical data to those servers on a daily basis. Certain hard copy documents

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maintained at the office will also facilitate critical operations under certain conditions. In the event of a prolonged interruption, these items -- particularly the electronic back-up -- will be key to ensuring continuing operations.

BOSTON OFFICE

GlobeFlex has taken precautions to protect the office, systems and personnel from disruptions. Electronic safeguards are discussed in the Information and Systems Security Policy. Physical safeguards include alternative power supplies at both the server and workstation level. The office is equipped with smoke detectors, fire alarms, and sprinklers.

EMPLOYEE CONNECTIVITY AND COMMUNICATION

Employees in both offices can access the respective networks through their personal/home computers, and can also access the email server through their personal devices.

GlobeFlex utilizes an email security gateway service that screens all inbound and outbound email. In the event that email messages cannot be delivered from the service to GlobeFlex's email server, an "emergency inbox" feature of the service automatically initiates. Employees may access the service to receive and send emails. All email activity through the service is automatically restored to the email server once it is operational. Emails sent from the service automatically carbon copy the applicable GlobeFlex employee email address.

GlobeFlex has several dedicated conference call lines. All employees have cellular phones with text messaging capability.

GlobeFlex anticipates needing to use some or all of these communication channels to facilitate internal and external communication during a disruption.

PLANS AND PROCEDURES FOR DISRUPTIONS

GlobeFlex has defined three levels of disruption requiring strategic planning for continued operations.

     o minor or temporary disruptions, such as intra-day power outages and short-term events within the office building, where the office space is not compromised, but systems and/or communication channels (phones, internet) may be impaired for a matter of hours.

     o moderate disruptions, such as prolonged power outages or events that impact the office but are localized to the building or general neighborhood, where access to office systems and communication channels may be limited for a couple of days but employees could communicate and work from home.

     o severe disruptions, such as city-wide or regional disasters, where office systems and communication channels are inoperative and the building inaccessible for several days or weeks, and some employees could be unreachable or incapacitated.

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In each of these situations, the guiding principles will be to identify, protect and recover.

The BC Team maintains specific business continuity plans for each GlobeFlex office and will be in charge of communication and coordination efforts in the event of a disruption. Depending on the situation, the BC Team will determine if office space is accessible and useable, and assess where employees are located, their ability to communicate and connect to the network, and their ability to leave their locations. The BC Team will advise employees accordingly using whatever communication channels are available.

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        THIRD-PARTY SERVICE PROVIDER DUE DILIGENCE POLICY AND PROCEDURE

                              Reviewed: July 2017

OVERVIEW

GlobeFlex engages unaffiliated third-party service providers in carrying out some components of its business operations. GlobeFlex has identified certain providers as "critical":

     o those that GlobeFlex utilizes in fulfilling portfolio management responsibilities;

     o those that maintain confidential information on the firm, employees, clients, or portfolios; required books and records; assets of the firm or its private funds; and

     o those that are integral to information and systems security and/or business continuity.

RISKS

The failure of a critical third-party service provider to meet its obligations could damage GlobeFlex's reputation, cause violations of the Federal Securities Laws, and/or harm GlobeFlex's clients. Therefore, in developing this policy, GlobeFlex considered the material risks associated with its use of critical third-party service providers, including:

     o    GlobeFlex does not conduct adequate due diligence on providers;

     o Providers' obligations are not sufficiently agreed upon, or understood by GlobeFlex;

     o    Providers fail to meet their obligations; and

     o The employees who utilize the provided services do not communicate with the employees who assess or renew the services.

POLICY AND PROCEDURES

To mitigate these risks, GlobeFlex shall conduct due diligence on new and existing providers that it deems critical. GlobeFlex will take a team approach to the due diligence process; individuals on the team will be assigned coverage of specific providers, and furnish the team with updates at scheduled meetings or as needed. The team will maintain a list of these providers and any documentation associated with initial and ongoing due diligence thereof.(7) New critical third-party service provider relationships must be approved by a department head or an Officer of the firm. The initial assessment of a provider may include meetings with or onsite visits to the provider, and/or review of some or all of the following:


----------
(7) Separately, GlobeFlex will evaluate whether the nature of a third-party service provider's services and/or access to sensitive information would merit subjecting the service provider to some or all elements of the Code of Ethics or other aspects of GlobeFlex's compliance program.

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     o    The specific services to be provided, and obligations of the provider;

     o    The written agreement or the provider's published terms of services;

     o    The cost of the product/service relative to its anticipated value;

     o The provider's privacy, information security, and business continuity policies;

     o    The provider's internal controls report(s) (e.g., SSAE 16, SOC);

     o    The provider's audited financial statements;

     o    The provider's experience, capacity, or current client references;
          and

     o Conflicts of interest between the service provider and GlobeFlex or clients.

Existing critical third-party service providers' service levels shall be reviewed at least annually. While such reviews may be informal, they should, at a minimum incorporate feedback from those employees who actually interact with the provider or use the product/service. More detailed reviews of providers, including on-site visits, may be conducted as necessary. Items that may be addressed in the ongoing due diligence process include:

     o    The provider's fulfillment of its obligations;

     o    The cost of the service;

     o    The provider's responsiveness to GlobeFlex;

     o    The provider's organizational structure and financial stability;

     o    The provider's internal controls and related report(s);

     o The provider's business continuity testing results or actual incidents;

     o    Conflicts of interest between the provider and GlobeFlex or clients;

     o Any changes since the time of the last review affecting the provider or its services;

     o    Any anticipated changes that will affect the provider or its services;
          and

     o Identified redundancies or replacements for the provider or product/service.

If at any time any employee believes that a critical third-party service provider is not meeting its obligations, is providing inadequate services, or is experiencing significant issues, he or she should promptly report the issue to the CCO.

GIFTS AND ENTERTAINMENT POLICY AND PROCEDURE

Reviewed and Updated: July 2017

OVERVIEW

While the Investment Advisers Act of 1940 does not expressly govern the giving or receipt of gifts and entertainment by registered investment advisers or their personnel, other regulation and requirements could apply to gifts and entertainment given or received by GlobeFlex or its employees, including:

     o Anti-bribery and anti-corruption statues in the U.S. and many foreign countries

     o    Section 406(b)(3) of ERISA

     o Form LM-10 pursuant to the Labor-Management Reporting and Disclosure Act of 1959

     o    Section 17(e)(1) of the Investment Company Act of 1940

     o    State and local government procurement lobbying rules

Accordingly, and as a best practice, GlobeFlex has adopted this policy to prevent employees from giving gifts and entertainment in order to influence the receipt of business, accepting gifts or entertainment that could influence internal decisions, and giving or receiving gifts or entertainment that could result in an actual or perceived conflict of interest.

GIFTS AND ENTERTAINMENT GIVING POLICY

GlobeFlex and its employees are prohibited from giving gifts or entertainment that may appear lavish, excessive, or as being designed to improperly influence the recipient. For the purposes of this policy, meals shall constitute entertainment, regardless of the amount spent.

GENERAL

All gifts and entertainment given to any client, prospective client, or investment consultant that GlobeFlex does, or is seeking to do, business with must be reported. Employees should keep detailed records for all gifts and entertainment, including business meals, provided to clients, prospective clients and investment consultants. Client Service/Marketing employees are also expected to specify appointments that will involve meals (if known in advance) on their travel itineraries.

Further, gifts or entertainment given to any entity or individual with whom GlobeFlex does business (vendors, service providers, etc.) where the cost per recipient is over $100 must be reported.

ERISA PLAN FIDUCIARIES

GlobeFlex is prohibited from giving gifts or entertainment with an aggregate value exceeding $250 per year to any ERISA plan fiduciary. Consequently, all gifts and entertainment provided to ERISA plan fiduciaries by ANY employee must be reported.

UNION OFFICIALS

Any gift or entertainment provided by GlobeFlex to a labor union or a union official in excess of $250 per fiscal year must be reported on Department of Labor Form LM-10 within 90 days following the end of GlobeFlex's fiscal year. Consequently, all gifts and entertainment provided to labor unions or union officials by ANY employee must be reported.

DOMESTIC GOVERNMENTS AND THEIR RELATED PARTIES

GlobeFlex provides, or seeks to provide, investment advisory services to state, county and municipal pension plans. Many of these plans have their own prohibitions on staff's receipt of gifts and entertainment. In addition, gifts or entertainment provided to certain government officials could implicate Rule 206(4)-5 under the Advisers Act. Please refer to the Political and Charitable Contributions Policy and Procedure.

FOREIGN GOVERNMENTS AND "GOVERNMENT INSTRUMENTALITIES"

The Foreign Corrupt Practices Act ("FCPA") prohibits the direct or indirect giving of, or a promise to give, "things of value" in order to corruptly obtain a business benefit from an officer, employee, or other "instrumentality" of a foreign government. Companies that are owned, even partly, by a foreign government may be considered an "instrumentality" of that government. In particular, government investments in foreign financial institutions may make the FCPA applicable to those institutions. Individuals acting in an official capacity on behalf of a foreign government or a foreign political party may also be "instrumentalities" of a foreign government.

The FCPA includes provisions that may permit the giving of gifts and entertainment under certain circumstances, including certain gifts and entertainment that are lawful under the written laws and regulations of the recipient's country, as well as bona-fide travel costs for certain legitimate business purposes. However, the availability of these exceptions is limited and is dependent on the relevant facts and circumstances.

Civil and criminal penalties for violating the FCPA can be severe. GlobeFlex and its employees must comply with the spirit and the letter of the FCPA at all times.

Therefore, all employees must obtain written pre-approval from the Chief Compliance Officer ("CCO") prior to giving anything of value that might be subject to the FCPA EXCEPT food and beverages that are provided during a legitimate business meeting and that are clearly not lavish or excessive.

All employees must report all gifts and entertainment that may be subject to the FCPA, irrespective of value and INCLUDING food and beverages provided during a legitimate business meeting.

Employees should consult with the CCO if there is any question as to whether gifts or entertainment need to be pre-approved and/or reported in connection with this policy.

GIFTS & ENTERTAINMENT RECEIPT POLICY

GlobeFlex and its employees are prohibited from receiving gifts or entertainment that may appear lavish, excessive, or as being designed to improperly influence the recipient. Employees may attend business meals, sporting events and other entertainment events at the expense of a giver, provided that the entertainment is not extravagant in nature.

If the estimated cost or value of entertainment or a gift received by an employee is greater than $100 (either per occurrence or in annual aggregate from the same individual, entity or related givers), the gift or entertainment must be reported to the CCO.

Section 17(e)(1) of the Investment Company Act of 1940 prohibits an affiliated person of a registered investment company ("RIC") from accepting compensation for the purchase or sale of the property of the RIC. GlobeFlex is an "affiliated person" of each RIC for which it serves as sub-adviser. Therefore, employees must not accept gifts or entertainment from broker-dealers where there is any suggestion or question that the gift or entertainment is being provided specifically in return for having placed trades for a RIC client's portfolio, or with the expectation that GlobeFlex will place trades for a RIC client's portfolio, with the broker-dealer.

GlobeFlex expects that it will bear the costs of employee travel and lodging associated with conferences, research trips, and other business-related travel. If these costs are borne by a person or entity other than GlobeFlex they should be treated as a gift to the employee for purposes of this policy. Gifts such as holiday baskets or lunches delivered to GlobeFlex's offices, which are received on behalf of the company, do not require reporting.

MONITORING

Employees should consult with the CCO if there could be a possible appearance of impropriety associated with the giving or receipt of anything of value.

The CCO will monitor employees' gifts and entertainment activity. GlobeFlex recognizes that from time to time, inadvertent reporting lapses may occur (an employee loses a receipt, for instance), but repeated lapses will be brought to the CEO's attention.

Should the CCO's monitoring activities reveal any questionable giving or receipt of gifts or entertainment by an employee, the CCO will meet with the employee to get clarification and provide any needed counsel. If necessary, an employee may be required to return a gift or reimburse the giver for the cost of entertainment, or request that a recipient return a gift or reimburse GlobeFlex for the cost of entertainment.

The CEO will be responsible for reviewing any gifts and entertainment reported by the CCO.

          POLITICAL AND CHARITABLE CONTRIBUTIONS POLICY AND PROCEDURE

                        Reviewed and Updated: July 2017

BACKGROUND

Individuals may have important personal reasons for seeking public office, supporting candidates for public office, or making charitable contributions. However, such activities could pose risks to GlobeFlex. For example, federal and state "pay-to-play" laws have the potential to significantly limit GlobeFlex's ability to manage assets and provide other services to government entity(8) clients or private fund investors. In particular, according to Rule 206(4)-5 of the Investment Advisers Act of 1940 (known as the "Pay-to-Play Rule") GlobeFlex will be penalized if GlobeFlex or any of its "covered associates" make political contributions to state and local government officials or candidates that are related to current or prospective government entity clients or private fund investors.

Rule 206(4)-5 also prohibits any indirect action that would be prohibited if the same action was done directly. Related to that prohibition, the Rule also limits not only "contributions" but also, more broadly, any payments to political parties located in jurisdictions in which the government entity clients or prospective clients are located.

RESTRICTIONS ON THE RECEIPT OF ADVISORY FEES

The core provision of the Pay-to-Play Rule prohibits GlobeFlex from receiving compensation from a government entity client for two years after it or any "covered associate" makes a "contribution" to any official of, or candidate for office with that government entity. This prohibition depends on technical definitions of these terms.

The term "contributions" broadly includes gifts, loans, the payment of debts, and the provision of any other thing of value IF given, paid, or provided for the purpose of influencing an election, paying off election-related debts, or paying transitional or inaugural expenses of successful candidates.

"Covered associates" whose contributions or other actions can affect GlobeFlex directly are:

     o    GlobeFlex's general partner;

     o Each of GlobeFlex's executive officers, and each employee whose duties amount to those of an executive officer;

     o    Each employee that solicits a government entity for GlobeFlex; and


----------
(8) A government entity means any state or political subdivision of a state, including (i) any agency, authority, or instrumentality of the state or political subdivision, (ii) a pool of assets sponsored or established by the state or political subdivision or agency, (iii) a plan or program of a government entity; and (iv) officers, agents or employees of the state or political subdivision or agency.

     o    Each direct or indirect supervisor of any of those employees.(9)

A government official or candidate is covered by the Pay-to-Play Rule (I.E., contributions to or for his or her benefit can cause a "time out") if he or she can influence the selection or continued engagement of GlobeFlex as an investment adviser, essentially in any way, directly or indirectly, including through direct or indirect supervision of people who actually make selection or continuation of engagement decisions. The rule's coverage is very broad.

EXCEPTIONS

There is an exception for contributions from natural persons (not GlobeFlex) of $150 per election, or $350 per election if the contributor is eligible to vote in the election. An exception is also available for contributions under $350 that are returned, or are discovered within four months of being given and returned within 60 days of being discovered. But the returned contributions exception is very limited: GlobeFlex may only rely on it once -- ever -- for any particular employee and no more than twice in any calendar year.(10)

The Pay-to-Play Rule does not in any way impinge on expressive conduct in connection with elections. Volunteering for a local or state campaign or party is permissible, so long as the volunteer work does not involve the soliciting of donations. Making speeches is also permissible.

LOOK-BACK

Restrictions on contributions include a "look-back" element: they cover contributions by a covered associate during the two years before he/she became a covered associate -- unless he or she is not involved in soliciting government clients, in which case the look-back is only for six months.

RESTRICTIONS ON PAYMENTS FOR THE SOLICITATION OF CLIENTS

The Pay-to-Play Rule prohibits GlobeFlex from paying any person any compensation to solicit a government entity unless the solicitor is an officer or employee or is another registered investment adviser or a registered broker-dealer. And GlobeFlex may not pay even a registered investment adviser to solicit a government entity if the adviser or its covered associates made, coordinated, or solicited contributions to officials of the government entity, or made payments to a state or local political party in the location of the government entity, during the preceding two years.

RESTRICTIONS ON COORDINATING OR SOLICITING CONTRIBUTIONS

The Pay-to-Play Rule prohibits GlobeFlex and its covered associates from coordinating or soliciting any contribution or payment to an official of a government entity client or prospective client, or a related local or state political party.


--------------------------------------------------------------------------------
(9) The term also includes any political action committee controlled by GlobeFlex or by any "covered associate."

(10) GlobeFlex could rely on the exemption 3 times per year if it had more than 50 employees.

RECORDKEEPING OBLIGATIONS

Paragraph (a)(18) of Rule 204-2 of the Advisers Act imposes additional recordkeeping requirements in connection with government entity clients. Among other things, because GlobeFlex has government entity clients, it must keep records showing who its covered associates are, all of those covered associates' political contributions, and a listing of all government entities that are in any of the categories described below.

TYPES OF GOVERNMENT ENTITY CLIENTS

The Pay-to-Play Rule affects contributions to officials of the following government entities and payments of any kind to state or local political parties in jurisdictions in which those entities are located:

     o    Government entities that are direct advisory clients;

     o Government entities that invest through an investment in a private fund; and

     o Government entities that include a registered investment company managed as an investment option for employees participating in a self-directed benefit plan or program.

BONA FIDE CHARITABLE CONTRIBUTIONS

Charitable donations to legitimate not-for-profit organizations, even at the request of an official of a government entity, should not implicate Rule 206(4)-5.(11)

POLICY AND PROCEDURES

POLITICAL CONTRIBUTIONS

IMPROPER PURPOSE

Political contributions by GlobeFlex or employees to politically connected individuals or entities with the intention of influencing those individuals or entities for business purposes are strictly prohibited.

PRECLEARANCE OF CONTRIBUTIONS, GIFTS AND OTHER PAYMENTS

If an employee or any affiliated entity is considering making a contribution to any state or local government entity, official, candidate, or ANY payment to a state or local political party or political action committee, he or she must obtain preclearance from the Chief Compliance Officer ("CCO").

The definition of "contribution" is broad and depends on an inherently uncertain "purpose" test. Payment of debt incurred by a candidate's campaign, paying for the transition or inaugural expenses of a successful candidate, or hosting a fundraising event in one's home could constitute a


----------
(11) Advisers Act Release No. 3043 (July 1, 2010).

contribution. Because of this, and the potential to violate other rules or policies, preclearance of a contribution of any amount is required.

An employee must also obtain preclearance from the CCO before giving any government entity, or any person associated with a government entity, any gift, either on GlobeFlex's behalf or personally. The CCO will consider whether the proposed gift is consistent with restrictions imposed by Rule 206(4)-5 or other applicable law or restriction (such as restrictions imposed by investment management agreements or related government-entity policies with which GlobeFlex is required to comply). Please also refer to the Gifts and Entertainment Policy for additional information.

NEW EMPLOYEES; NEW POSITIONS OR DUTIES

The CCO will meet with any individuals who are expected to become "covered associates" to discuss their past political contributions. The review will address the prior six months for potential covered associates who will have no involvement in the solicitation of clients; contributions for all other potential covered associates will be reviewed for the past two years. The CCO will document the discussion.

CONFIDENTIALITY

To the extent practicable, the CCO will seek to protect the confidentiality of all information regarding each proposed contribution.

NATIONAL-LEVEL CONTRIBUTIONS

Employees may make contributions to national political candidates, parties, or action committees without seeking preclearance as long as the recipient is not associated with a state or local political office. However, employees must use good judgment in connection with all contributions and should consult with the CCO if there is any actual or apparent question about the propriety of a potential contribution.

Any political contribution and any payment to a political party or political action committee by GlobeFlex, rather than its employees, must be precleared by the CCO, irrespective of the proposed amount or recipient of the contribution. The CCO will maintain a chronological list of contributions or payments in accordance with the requirements of the Pay-to-Play Rule, as well as a list of all separate account clients and private fund investors that meet the definition of a "government entity" for purposes of Rule 206(4)-5.

Neither GlobeFlex nor any employee shall coordinate or solicit any person or PAC to i) make any contribution to an official or a government entity to which GlobeFlex is providing or seeking to provide services or to (ii) make any payment to a political party of a state or locality where GlobeFlex is providing or seeking to provide services to a government entity.

CHARITABLE DONATIONS

Donations by GlobeFlex or employees to charities with the intention of influencing such charities to become or remain clients or private fund investors are strictly prohibited. The CCO should be notified if an actual or apparent conflict of interest is perceived in connection with any charitable contribution, or the contribution could give an appearance of impropriety.

PUBLIC OFFICE

Employees must obtain written pre-approval from the CCO prior to running for any public office. Employees may not hold a public office if it presents any actual or apparent conflict of interest with GlobeFlex's business activities.

OUTSIDE BUSINESS ACTIVITIES AND POLITICAL CONTRIBUTIONS

If an employee is associated with an outside for-profit or non-profit entity, such as by serving as an officer or director, the employee should recuse himself or herself from any decisions regarding that entity's political contributions. If the employee believes that the outside entity's political contributions could give even the appearance of being related to GlobeFlex's advisory activities or marketing initiatives, the employee must discuss the matter with the CCO. Any outside business activities of the CCO will be reviewed by the Chief Executive Officer.

                OUTSIDE BUSINESS ACTIVITIES POLICY AND PROCEDURE

                              Reviewed: July 2017

OVERVIEW

Employees may, under certain circumstances, be granted permission to engage in outside business activities with public or private corporations, partnerships, not-for-profit institutions, and other entities. For purposes of this policy, "outside business activity" includes, but is not limited to, service as an officer, partner, director, or employee of another company or business and membership on a creditors' committee (see Exceptions listed below).

Employees may be subject to compliance risks or conflicts of interest in connection with information on or relationships with other companies.

POLICIES AND PROCEDURES

Employees are prohibited from engaging in outside business activities without the prior written approval of the Chief Compliance Officer ("CCO"). Approval will be granted on a case-by-case basis, subject to careful consideration of potential conflicts of interest, disclosure obligations, and any other relevant regulatory issues.

No employee may utilize property of GlobeFlex, or utilize the services of GlobeFlex or its employees, for his or her personal benefit or the benefit of another person or entity, without approval of the Chief Executive Officer. For this purpose, "property" means both tangible and intangible property, including funds, premises, equipment, supplies, information, business plans, business opportunities, confidential research, intellectual property, proprietary processes, and ideas for new research or services.

An employee may not participate in any business opportunity that comes to his or her attention as a result of his or her association with GlobeFlex and in which he or she knows that GlobeFlex might be expected to participate or have an interest, without:

     o    Disclosing in writing all necessary facts to the CCO;

     o    Offering the particular opportunity to GlobeFlex; and

     o    Obtaining written authorization to participate from the CCO.

Any personal or family interest in any of GlobeFlex's business activities or transactions must be immediately disclosed to the CCO. For example, if a transaction by GlobeFlex may benefit an employee or a family member, either directly or indirectly, then the employee must immediately disclose this possibility to the CCO.

No employee may borrow from or become indebted to any person, business or company having business dealings or a relationship with GlobeFlex, except with respect to customary personal loans (such as home mortgage loans, automobile loans, and lines of credit), unless the arrangement is disclosed in writing and receives prior approval from the CCO. No employee may use GlobeFlex's name, position in a particular market, or goodwill to receive any benefit on loan transactions without the prior express written consent of the CCO.

An employee who is granted approval to engage in an outside business activity must not transmit Material Nonpublic Information ("MNPI") between GlobeFlex and the outside entity. If participation in the outside business activity results in the employee's receipt of MNPI that could reasonably be viewed as relevant to GlobeFlex's business activities, the employee must discuss the scope and nature of the information flow with the CCO. Similarly, if an employee receives approval to engage in an outside business activity and subsequently becomes aware of a material conflict of interest that was not disclosed when the approval was granted, the conflict must be promptly brought to the attention of the CCO.

PRIOR EMPLOYMENT ARRANGEMENTS

Employees are expected to act with professionalism, to avoid any improper disclosure of proprietary information, and to satisfy all other obligations owed to GlobeFlex and to any prior employers. Employees should discuss any concerns regarding their prior employment with the CCO. Such concerns may include, but are not limited to, possession of MNPI from a prior employer, a non-solicitation and/or non-compete clause in the previous employment agreement, and any prior political contributions made by the employee.

EXCEPTIONS

Employees are not required to request approval for outside business activities involving DE MINIMUS amounts of time and/or income (e.g., selling household items on internet sales sites). Employees are further excluded from requesting approval to perform charitable activities not for compensation, but may be required to report such activity on GlobeFlex's Annual Employee Questionnaire.

If an employee has a question regarding whether an activity requires approval, he or she should consult the CCO.

                                  ATTACHMENT 1

                           CODE OF ETHICS AND CONDUCT

Reviewed and Updated: July 2017

As an investment adviser, GlobeFlex Capital, L.P. ("GlobeFlex") is a fiduciary. It and all of its employees and supervised persons owe its clients the highest duty of loyalty. It is crucial to GlobeFlex that each employee and supervised person of GlobeFlex (collectively "Employees") avoid conduct that is or may be inconsistent with GlobeFlex's duty of loyalty to its clients. It is also important for Employees to avoid actions that, while they may not actually involve a conflict of interest or an abuse of a client's trust, may have the appearance of impropriety.

The Investment Advisers Act of 1940 ("Advisers Act") requires GlobeFlex to maintain a code of ethics that, among other things, sets forth minimum standards of business conduct that are required of Employees, including that they comply with applicable Federal securities laws, and policies and procedures intended to implement those standards and to monitor compliance with certain laws and standards. Because GlobeFlex serves as a sub-adviser to a registered investment company, the Investment Company Act of 1940 ("Investment Company Act") also requires GlobeFlex to maintain a code of ethics containing provisions reasonably necessary to prevent Employees from engaging in certain prohibited activities. This Code of Ethics and Conduct (the "Code") sets forth policies and procedures intended to comply with those requirements and, beyond that, to state GlobeFlex's broader policies regarding GlobeFlex's and its Employees' discharge of their duty of loyalty to clients.

                                   I. GENERAL

BASIC PRINCIPLES. This Code is based on a few basic principles that are at the core of GlobeFlex's fiduciary duty and that should pervade all professional, as well as all investment-related personal, activities of all Employees: (i) the interests of GlobeFlex's clients come before GlobeFlex's or Employees' interests; (ii) each Employee's professional activities and personal investment activities must be conducted in a way that is consistent with this Code and avoid any actual or potential conflict between the interests of clients and those of GlobeFlex or the Employee; (iii) those activities must be conducted in a way that avoids any abuse of an Employee's position of trust with and responsibility to GlobeFlex and its clients, including taking inappropriate advantage of that position. All GlobeFlex Employees are responsible for conducting themselves in such a manner as to not cause any violations of applicable federal securities laws. Beyond these general principles, the Code imposes specific procedures, restrictions and standards on Employees' activities.(1)


----------
(1) Applicable regulations require codes of ethics to impose requirements on "access persons," generally defined as employees who, in the course of their normal duties, obtain information about clients' purchases or sales of securities. Because of GlobeFlex's small size and the range of duties that Employees may have, all Employees are considered "access persons," and "access person" procedures, standards and restrictions that might be imposed only on a limited subset of employees in another, larger organization, apply to all GlobeFlex Employees. In addition, in light of the nature of services provided by some non-employee service providers, and/or the type of information to which those service providers may have access in the course of performing their services, GlobeFlex may subject such a service provider to some or all aspects of this Code on either a temporary or an ongoing basis. The specific provisions to which such person will be subject will be determined by the Chief Compliance Officer ("CCO").

OTHER IMPORTANT CONCEPTS AND TERMS. This Code uses certain terms that have very specific meanings. Specially defined terms are capitalized. Some of them are defined in the context in which they are used. Others, used throughout this Code, are described below.

BENEFICIAL       The concept of "beneficial ownership" of securities is broad and includes
INTEREST OR      many diverse situations. An Employee has a "beneficial ownership" interest in
BENEFICIAL       not only securities he or she owns directly, and not only securities owned by
OWNERSHIP        others specifically for his or her benefit, but also (i) securities held by the
                 Employee's spouse, minor children and relatives who live full time in the
                 Employee's home, and (ii) securities held by another person if by reason of any contract, understanding, relationship, agreement or other arrangement the
                 Employee obtains benefits substantially equivalent to ownership.(2) For these purposes, the term "spouse" includes a person with whom an Employee may register as a domestic partner in California.(3) EXAMPLES OF SOME OF THE MOST COMMON
                 ARRANGEMENTS THAT CREATE "BENEFICIAL OWNERSHIP" ARE SET FORTH IN APPENDIX 1. IT IS VERY
                 IMPORTANT TO REVIEW APPENDIX 1 IN DETERMINING COMPLIANCE WITH REPORTING REQUIREMENTS AND
                 TRADING RESTRICTIONS.
                 This broad definition of "beneficial ownership" is for purposes of this Code only; it does not necessarily apply for purposes of other securities laws or for purposes of estate or income tax reporting or liability. To accommodate potential differences in concepts of ownership for other purposes, an
                 Employee may state in any report required by this Code that including a security or transaction in that report shall not be construed as an admission that the Employee has any direct or indirect beneficial ownership in the security.(4) Whether or not a report carries such a disclaimer is a personal decision on which GlobeFlex will make no recommendation. Accordingly, an
                 Employee may wish to consult his/her own attorney on this issue.

CCO              Many of the specific procedures, standards, and restrictions described in this
                 Code involve consultation with the Chief Compliance Officer ("CCO").
                 Employees should consult with the CCO regarding such matters.

COVERED          Many of the procedures, standards and restrictions in this Code govern
ACCOUNTS         activities in "Covered Accounts." Securities accounts of which GlobeFlex is a beneficial owner are generally considered Covered Accounts. However, clients that are investment partnerships of which GlobeFlex is a general partner or from which GlobeFlex receives fees based on capital gains are generally not considered Covered Accounts despite the fact that GlobeFlex or Employees may be considered to have an indirect beneficial ownership interest in them.


----------
(2) For example, a "relationship" that could be viewed as conferring benefits substantially equivalent to ownership might include a committed cohabitation relationship in which one or both partners rely on the other for financial support. The CCO will consider each situation individually.

(3)  SEE California Family Code Section 297.

(4) For example, if a parent or custodian sold securities owned by a minor child under a Uniform Gifts to Minors Act, the other parent would report such transaction, but could disclaim beneficial ownership in his or her Quarterly Report.

                A Covered Account includes any account at a bank, broker, dealer, or similar financial institution that (i) holds securities of any kind (not just Reportable
                Securities) AND (ii) either is registered in an Employee's name or holds securities for the Employee's direct OR INDIRECT benefit (I.E., the Employee has any direct or indirect "beneficial ownership interest" in securities in the account).(5)

SECURITY        For purposes of this Code (and the Insider Trading Policy) the term "security"
                includes stocks; U.S. Treasury bonds, notes and bills; corporate bonds;
                municipal bonds; debentures; commercial paper and other short-term debt;
                limited partnership interests; mutual fund shares; ETF shares; convertible securities, options, rights and warrants; futures contracts; and other derivative instruments that are related to a security in which GlobeFlex's clients may effect transactions or as to which GlobeFlex may make recommendations
                (sometimes also referred to as "related securities").

REPORTABLE      GlobeFlex requires Employees to provide periodic reports regarding
SECURITY        transactions and holdings in any security (I.E. a "Reportable Security"), OTHER
                THAN:

                    o Direct obligations of the U S.  Government;

                    o Money market instruments - bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality
                      short-term   debt instruments;o Shares issued by money market funds; and o
                      Shares issued by open-end  mutual funds other than exchange traded funds
                      ("ETFS")  (6)   and mutual funds for which GlobeFlex acts as an investment adviser or sub-adviser  ("FUND CLIENTS" ).

SPECIFIC RULES ARE NOT EXCLUSIVE. This Code's procedures, standards, and restrictions do not and cannot address each potential conflict of interest. Rather, they attempt to prevent some of the more common types of problems. Ethics and faithful discharge of GlobeFlex's fiduciary duties require adherence to the spirit of this Code and an awareness that activities other than personal securities transactions could involve conflicts of interest. (For example, accepting favors from broker-dealers could involve an abuse of an Employee's position. GlobeFlex is a natural object of cultivation by securities dealers and it is possible that this consideration could impair GlobeFlex's objectivity.) If there is any doubt about a transaction for a Covered Account, the CCO should be consulted.


----------
(5) Certain types of accounts in which an Employee has beneficial ownership may be excepted from the definition of Covered Accounts, provided that the Employee can demonstrate to the CCO's satisfaction that the Employee does not have "any direct or indirect influence or control" over such an account. The most common example of such a situation is where securities are held in a trust of which an Employee is a beneficiary but is not the trustee and has no control or influence over the trustee. This exception is very limited and will be construed narrowly. Questions about "influence or control" or otherwise about beneficial ownership should be directed to the CCO.

(6) While many ETFs are organized as open-end investment companies, many are not. To avoid confusion, and consistent with U.S. Securities & Exchange Commission policies, ALL ETFs, whether or not organized as open-end investment companies, are Reportable Securities under this Code.

                                  II. POLICIES

All Employees must comply with the following policies.

ILLEGAL ACTIVITIES. Although fiduciary duties require more than simply avoiding illegal and inappropriate behavior, at a minimum all Employees should be aware that, as a matter of policy and the terms of their employment with GlobeFlex, the following types of activities are strictly prohibited.

     1. Using any device, scheme or artifice to defraud, or engaging in any act, practice, or course of conduct that operates or would operate as a fraud or deceit upon, any client or prospective client or any party to any securities transaction in which GlobeFlex or any of its clients is a participant.

     2. Making any untrue statement of a material fact or omitting to state to any person a material fact necessary in order to make the statements GlobeFlex has made to such person, in light of the circumstances under which they are made, not misleading.

     3. Engaging in any act, practice, or course of business that is fraudulent, deceptive, or manipulative, particularly with respect to a client or prospective client.

"INSIDER TRADING." It is GlobeFlex's policy that no Employee may engage in what is commonly known as "insider trading": (i) trading, either in a Covered Account or on behalf of any other person (including client accounts), on the basis of material nonpublic information; or (ii) communicating material nonpublic information to others in violation of the law. GlobeFlex has adopted an "Insider Trading Policy" that describes more fully what constitutes "insider trading" and the legal penalties for engaging in it. That policy is attached to this Code as Appendix 2. Each Employee must review the Insider Trading Policy annually and sign an acknowledgment that he or she has done so. Employees should refer to the Insider Trading Policy (as well as this Code) whenever an Employee believes he or she may have material nonpublic information.

FRONTRUNNING AND SCALPING. It is GlobeFlex's policy that no Employee may cause or permit a Covered Account to engage in what is commonly known as "frontrunning" or "scalping": buying or selling securities prior to clients in order to benefit from any price movement that may be caused by client transactions or GlobeFlex's recommendations regarding the security.(7) To prevent frontrunning or scalping, no Employee may cause or permit a Covered Account to buy or sell a security when he or she knows GlobeFlex is actively considering the security for purchase or sale (as applicable) in client accounts. The Portfolio Management Team will maintain a current listing of securities (i) as to which GlobeFlex has "Recommendation Information" or (ii) that are held in any client account, and will make the information available to the CCO for consultation in determining whether or not to clear a proposed transaction, as described below. Any decision by GlobeFlex that it will purchase or sell a particular security for its clients' accounts or that it will recommend that its clients buy or sell a particular security is considered "Recommendation Information." Recommendation Information also includes any research that could reasonably be expected to lead to a buy or sell decision or recommendation.


----------
(7) These practices may also constitute illegal "insider trading". Some of the specific trading rules described below are also intended, in part, to prevent frontrunning and scalping.

                       III. SPECIFIC RULES AND PROCEDURES

All Employees must comply with the following specific rules and procedures.

PRECLEARANCE. Certain types of securities transactions in Covered Accounts require written clearance from the CCO BEFORE the transaction, as outlined below.

     o Individual equity -- preclearance required before purchase, sale or pledge of shares. Transaction orders must be placed within three trading days after the day approval is granted.

     o Shares of a Fund Client(8) -- preclearance required before purchase, sale or pledge of shares. Transaction orders must be placed within three trading days after the day approval is granted.

     o Security in an initial public offering (including debt securities) -- preclearance required before purchase. Transaction orders must be placed within three trading days after the day approval is granted.

     o Limited offering or private placement security -- preclearance required before subscribing to purchase. This includes not only private placements of stock in operating companies, but also, among other things, private investment funds, including venture capital funds, hedge funds, private equity funds, and real estate funds, as well as investments made through online crowdfunding (capital raising) portals.

IT IS EACH EMPLOYEE'S RESPONSIBILITY TO BRING PROPOSED TRANSACTIONS TO THE CCO'S ATTENTION AND TO OBTAIN FROM THE CCO FOLLOW-UP WRITTEN DOCUMENTATION OF ANY ORAL CLEARANCE. Preclearance forms are available from the CCO. The preclearance request must specify the securities involved, must be dated, and must be signed by the CCO.

Transactions effected without preclearance are subject, in the CCO's discretion (after consultation with other members of management, if appropriate), to being reversed or, if the Employee made profits on the transaction, to disgorgement of such profits.

The CCO need not specify the reasons for any decision to clear or deny clearance for any proposed transaction. Here are some general principles that may be involved in decision-making, although they are not hard and fast, and will not always apply:

     o As a general matter, due to the difficulty of showing that an Employee did not know of client trading activity or Recommendation Information, the CCO should not be expected to clear transactions in securities as to which GlobeFlex has Recommendation Information, although the CCO may determine that a particular transaction in such a security does not, under the circumstances, create the appearance of impropriety and permit it. (9)


----------
(8) Reminder: shares of open-end mutual funds (other than Fund Clients) do not require preclearance or reporting. ETF and closed-end investment company trades do not require preclearance, but do require reporting.

(9) For example, if an Employee seeks to sell a security he or she has owned for a significant time and GlobeFlex is considering buying the same or a related security for clients, the CCO may determine no appearance of impropriety exists.

     o Transactions in large-capitalization securities with high trading volume and float are likely to be precleared in the ordinary course, due to the low likelihood that trading by GlobeFlex in client accounts would affect market prices.

     o In determining whether to approve a private placement transaction, the CCO will consider, among other factors, whether the investment opportunity might be appropriate for client accounts and whether the investment opportunity is being offered to the Employee by virtue of his or her position with GlobeFlex. (10) An Employee who has acquired securities in a private placement must notify the CCO if he or she is to participate in subsequent consideration of an investment by client accounts in securities of the same issuer. In such circumstances, a decision to acquire securities of that issuer for client accounts must be reviewed independently by an investment-level Employee with no personal interest in that issuer prior to placing an order. If no such Employee exists, the transaction may not be effected for client accounts without specific client approval.

     o    Short sales generally will not be approved.

Preclearance requests made by the CCO shall be approved by the Chief Executive Officer ("CEO") or Chief Investment Officer ("CIO").

SERVICE AS A DIRECTOR. No Employee may serve as a director of a publicly-held company without prior approval by the CCO and CIO (or another officer, if the CIO is the proposed board member) based upon a determination that service as a director would be in the best interests of GlobeFlex or at least not adverse to GlobeFlex's or its clients' interests. In the limited instances in which such service is authorized, Employees serving as directors will be isolated from decision making as to the securities of that company through procedures determined by the CCO to be appropriate in the circumstances.

"BLACKOUT" PERIOD. No Employee may cause or permit a Covered Account to (i) BUY a security within seven calendar days BEFORE any client account BUYS the same or a related security, (ii) SELL such a security within seven days BEFORE any client account SELLS the same or a related security, (iii) SELL a security within seven days AFTER any client account has BOUGHT the same or a related security or (iv) BUY a security within seven days AFTER any client account has SOLD the same or a related security. No Employee may cause or permit a Covered Account to execute a transaction in a security on any day during which there is pending for any client any order in the same security until the order is executed or withdrawn, regardless of whether or not the CCO has cleared the transaction (E.G. earlier in the day than the time at which an order was first placed for a client). Each of the periods described above in which Covered Account transactions are not permitted is referred to as a "blackout period."

If an Employee effects a transaction (in compliance with preclearance and other requirements) and GlobeFlex then, within the applicable blackout period, effects same-way transactions for client accounts in the same or a related security, the Employee may or may not be considered to have violated the blackout period requirements. In making this determination, the CCO may request that the Employee submit a written explanation, including a representation that he or she was not aware


----------
(10) In making this determination, the CCO will often be expected to consult with the Portfolio Management Team.

of any pending client account transaction in the same security at the time of his/her request for preclearance or execution of the transaction. If the CCO, in her or his discretion, accepts the explanation, the Employee will be considered not to have violated the blackout period requirements and the transaction may stand.

If not, the Covered Account may be required to rescind the transaction, which may involve disgorging any profits realized on the transaction, possibly for crediting to client accounts. The relevant Employee could also be subject to other sanctions.

LIMITATION ON SHORT-TERM TRADING. No Employee may cause or permit a Covered Account to engage in the purchase and sale, or sale and purchase, of the same (or related) equity securities within any period of 60 calendar days. GlobeFlex may cause any profits realized by a Covered Account on trades within the 60-day period to be disgorged to GlobeFlex, in most cases for crediting to client accounts, and may subject the relevant Employee to other sanctions.

OPTIONS AND SIMILAR DERIVATIVE SECURITIES. No Covered Account may buy, own, or trade in any options or futures contracts on any securities or securities indices; PROVIDED that the CCO may grant exceptions in circumstances in which she determines that no potential exists for the appearance of impropriety and that this prohibition would result in unreasonable hardship for the Employee or other beneficial owners of a Covered Account. For example, it may be inappropriate to prohibit the spouse of an Employee from receiving and owning Employee stock options from his or her employer, provided the exercise of the options is subject to preclearance and the other rules applicable to securities transactions by Covered Accounts.(11)

COMMISSIONS. Employees may negotiate with broker-dealers regarding the commissions charged for their personal transactions but may not enter into any arrangement for a Covered Account to pay commissions at a rate that is better than the rate available to clients through similar negotiations.

GIFTS. No Employee may receive any gift or other thing of more than nominal value from any person or entity that does business with or on behalf of any client or with GlobeFlex. All gifts in excess of $100 must be reported to the CCO. Please see GlobeFlex's Gifts and Entertainment Policy and Procedure for additional details.

DUTIES OF CONFIDENTIALITY. All Recommendation Information and all information relating to clients' portfolios and activities is STRICTLY CONFIDENTIAL. Consideration of a particular purchase or sale for a client account may not be disclosed except to authorized persons.

EXCEPTIONS. The CCO may permit exceptions to the specific rules described in this section, but must make a record of documentation to substantiate the reasons for any exception permitted.


----------
(11) In such a circumstance, if the employer's securities are held in client accounts, a further exemption will be required to allow the ownership and exercise of the options and the ownership and/or sale of the underlying stock.

                             IV. EMPLOYEE REPORTING

INITIAL REPORT. Within ten (10) days after becoming an Employee, each new Employee must disclose to the CCO in writing the name of each financial institution with which he or she maintains a Covered Account and all of the Reportable Securities in which he or she has a direct or indirect beneficial ownership interest. The report must reflect Covered Accounts and Reportable Securities as of a date no more than 45 days before the person became an Employee and must include the details called for in the report form.

ANNUAL REPORT. Each Employee must disclose Covered Accounts and Reportable Securities holdings information within thirty (30) days after the end of each calendar year while employed by GlobeFlex. The report must reflect information as of a date no more than 45 days before the report is submitted and must include the details called for in the report form.

QUARTERLY REPORTS. Each Employee must report to the CCO within thirty (30) days after each quarter ends all transactions in Reportable Securities in all of the Employee's Covered Accounts during the preceding quarter. In addition, each Employee must report all transactions for the account of each person or entity
(i) that is not a client of GlobeFlex and (ii) for whom the Employee manager provides investment management services or to whom the Employee gives investment or voting advice.(12)

In completing reports, Employees must note that:

     a. Each Employee must file a report every quarter whether or not there were any transactions in Reportable Securities;

     b. Reports must show all sales, purchases, or other acquisitions or dispositions, including gifts, the rounding out of fractional shares, exercises of conversion rights, exercises or sales of subscription rights and receipts of stock dividends or stock splits. However, ETF shares acquired through the automatic reinvestment of dividends are exempt from reporting;

     c. Reports as to family and other Covered Accounts that are fee-paying clients of GlobeFlex need merely list the account number; transactions need not be itemized;

     d. Employees need not report transactions in direct obligations of the U.S. Government or shares of registered open-end investment companies (other than Fund Clients and ETFs);

     e. Reports must also identify any Covered Account that was newly established during the quarter or in which the Employee acquired any direct or indirect "beneficial ownership interest" during the quarter; and

     f.   Each report must be signed and dated.


----------
(12) If possible, all transactions in Reportable Securities should be listed on a single form. If necessary, because of the number of transactions, a second form should be attached and marked "continuation." All information called for in each column must be completed for every security listed on the report.

COVERED ACCOUNTS. Each Employee must instruct each broker-dealer or other financial institution at which the Employee has a Covered Account that holds or intends to trade in any securities that are subject to the preclearance requirements described above to provide GlobeFlex with duplicates of all trade confirmations and all monthly or other periodic statements.

1/2 OF 1% HOLDINGS. GlobeFlex may limit its investment of client assets in securities if Employees have positions in those securities and/or related securities that exceed levels the Portfolio Management Team considers appropriate. To help GlobeFlex make these decisions, the Quarterly Report requires each Employee to identify any company of which he or she "beneficially owns" more than 1/2 of 1% of the outstanding voting shares and specify the amount held. The Employee must be sure to include all holdings considered to be "beneficially owned," including amounts owned by his or her spouse, minor children, or trusts of which he or she, or members of his or her immediate family, is trustee.

CONFIDENTIALITY. All statements of holdings, duplicate trade confirmations, duplicate account statements, and quarterly reports will generally be held in confidence by the CCO. However, the CCO may provide access to any of those materials to other members of GlobeFlex's management in order to resolve questions regarding compliance with this Code and regarding potential purchases or sales for client accounts, and GlobeFlex may provide regulatory authorities with access to those materials where required to do so under applicable laws, regulations, or orders of such authorities.

                            V. PROCEDURES; SANCTIONS

TRANSACTION MONITORING. To determine whether Employees have complied with the rules described above (and to detect possible insider trading), the CCO will review duplicate trade confirmations provided pursuant to those rules. The CCO will also compare Quarterly Reports, account statements, and/or trade confirmations with preclearance records to determine whether Employees are complying with the requirements. The CCO will compare transactions in Covered Accounts with transactions in client accounts for transactions or trading patterns that suggest potential frontrunning, scalping, or other practices that constitute or could appear to involve abuses of Employees' positions. The CCO will also review Initial and Annual Reports for consistency with Quarterly Reports.

ACKNOWLEDGEMENT AND CERTIFICATION. At commencement of employment, and by January 31 of each year thereafter, each Employee will be required to acknowledge receipt, review and understanding this Code, recognize that this Code applies to him or her, and certify ongoing adherence with all of the rules and requirements set forth in this Code, including disclosing and reporting on accounts and securities transactions. Employees will promptly be provided with any amendments to the Code.

RETENTION OF REPORTS AND OTHER RECORDS. The CCO will maintain at GlobeFlex's principal office for at least five years a confidential (subject to inspection by regulatory authorities) record of each reported violation of this Code and of any action taken as a result of such violation. The CCO will also cause to be maintained in appropriate places all other records relating to this Code that are required to be maintained by Rule 17j-1 under the Investment Company Act and Rule 204-2 under the Advisers Act, as well as under applicable state laws.

REVIEW BY MANAGEMENT. The CCO will prepare a quarterly summary for the CEO that identifies:

1. Any violations of the Code concerning personal investing by Employees that occurred during the past quarter; and

2. Any recommended changes to the Code or related procedures based upon GlobeFlex's experience thereunder, evolving industry practice, or developments in applicable laws or regulations.

REPORTS OF VIOLATIONS. Any Employee who learns of any violation, apparent violation, or potential violation of this Code is required to advise the CCO as soon as practicable. The CCO will then take such action as may be appropriate under the circumstances. There will be no retaliation against Employees for reporting known or suspected violations of this Code.

SANCTIONS. Upon discovering that any Employee has failed to comply with the requirements of this Code, GlobeFlex may impose on that Employee whatever sanctions management considers appropriate under the circumstances, including censure, suspension, limitations on permitted activities, or termination.

                    ----------------------------------------

                                   APPENDIX 1

                        EXAMPLES OF BENEFICIAL OWNERSHIP

1. By an Employee for his/her own benefit, whether bearer, registered in his/her own name, or otherwise;

2. By others for the Employee's benefit (regardless of whether or how registered), such as securities held for the Employee by custodians, broker-dealers, relatives, executors or administrators;

3.   For an Employee's account by a pledgee;

4. By a trust in which an Employee has an income or remainder interest unless the Employee's only interest is to receive principal if (a) some other remainderman dies before distribution or (b) if some other person can direct by will a distribution of trust property or income to the Employee;

5. By an Employee as trustee or co-trustee, where either the Employee or any member of his/her immediate family (I.E., spouse (including a person with whom the Employee is eligible to register as a domestic partner under the law of the state in which the Employee lives (a "DOMESTIC PARTNER")), children and their descendants, stepchildren, parents and their ancestors, and stepparents, in each case treating a legal adoption as blood relationship) has an income or remainder interest in the trust;

6. By a trust of which the Employee is the settlor, if the Employee has the power to revoke the trust without obtaining the consent of all the beneficiaries;

7. By a partnership in which the Employee or a company the Employee controls (alone or jointly with others) is a general partner, or by a limited liability company in which the Employee or a company the Employee controls (alone or jointly with others) is a manager, managing member, or in an equivalent position;

8. By any other type of company controlled by the Employee alone or jointly with others;

9. In the name of the Employee's spouse (including a domestic partner) unless legally separated;

10. In the name of minor children of the Employee, or in the name of any relative (including an adult child) of the Employee or of his/her spouse (including a domestic partner), who is presently sharing the Employee's home. This applies even if the securities were not received from the Employee and the dividends are not actually used for the maintenance of the Employee's home;

11. In the name of any person other than the Employee and those listed in (9) and (10) above, if by reason of any contract, understanding, relationship, agreement, or other arrangement the Employee obtains benefits substantially equivalent to those of ownership(1); and

12. In the name of any person other than the Employee, even though the Employee does not obtain benefits substantially equivalent to those of ownership (as described in (11) above), if the Employee can vest or revest title in himself/herself.


----------
(1) For example, a "relationship" that could be viewed as conferring benefits substantially equivalent to ownership might include a committed cohabitation relationship in which one or both partners rely on the other for financial support. The CCO will consider each situation individually.

                                   APPENDIX 2

                            GLOBEFLEX CAPITAL, L.P.

                             INSIDER TRADING POLICY

SECTION I. POLICY STATEMENT

It is the policy of GlobeFlex Capital, L.P. ("GlobeFlex") that no officer, director or employee may (i) trade, either personally or on behalf of others (including investment companies, collective investment funds, and common trust funds), on the basis of material nonpublic information or (ii) communicate material nonpublic information to others in violation of the law -- conduct that is commonly called "insider trading." This policy applies to every employee, officer, and director and extends to activities both within and outside of their duties at GlobeFlex. Each such employee, officer or director must read this policy statement and acknowledge his or her understanding of it. Terms used in this policy but not defined will have the meanings given them in GlobeFlex's Code of Ethics and Conduct.

The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") and to the communication of material nonpublic information to others. The law concerning insider trading is generally understood to prohibit:

     o Trading by an "insider" while he or she is in possession of material nonpublic information;

     o Trading by a non-insider while he or she is in possession of material nonpublic information, if the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; and

     o Communicating material nonpublic information to others in violation of one's duty to keep such information confidential.

The elements of insider trading and the penalties for it are discussed below. If employees have any questions after reviewing this policy statement, they should consult the Chief Compliance Officer ("CCO").

A. WHO IS AN INSIDER?

The concept of an "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include certain "outsiders" such as, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. According to the United States Supreme Court, before such an "outsider" may be considered a "temporary insider", the company's relationship with the outsider must be such that the company reasonably expects him or her to keep the disclosed nonpublic information confidential.

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

B. WHAT IS MATERIAL INFORMATION?

Trading on inside information is not a basis for liability unless the information is "material." Information generally is material if there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or if public dissemination of it is reasonably certain to have a substantial effect on the price of a company's securities. Information that should be presumed to be material includes, but is not limited to: dividend changes; earnings estimates; changes in previously released earnings estimates; significant merger or acquisition proposals or agreements; commencement of or developments in major litigation; liquidation problems; and extraordinary management developments.

Material information does NOT have to relate to a company's business. For example, in one case, the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security.(1) In that case, a WALL STREET JOURNAL reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the JOURNAL and whether those reports would be favorable or not.

Perhaps more importantly, knowledge of a decision, or an impending decision, by GlobeFlex to buy or sell a security for its clients or to recommend a security can constitute "material" information.

C. WHAT IS NONPUBLIC INFORMATION?

Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the Securities and Exchange Commission, or appearing in Dow Jones, REUTERS ECONOMIC SERVICES, THE WALL STREET JOURNAL or other publications of general circulation would be considered public.

D. BASES FOR LIABILITY.

     1.   FIDUCIARY DUTY THEORY.

In 1980, the Supreme Court found that there is no GENERAL duty to disclose before trading on material nonpublic information, but that such a duty arises only where there is a fiduciary relationship. That is, there must be a relationship between the parties to the transaction such that one party has a right to expect that the other party will disclose any material nonpublic information or refrain from trading.(2)

In DIRKS V. SEC,(3) the Supreme Court stated alternate theories under which non-insiders can acquire the fiduciary duties of insiders: they can enter into a confidential relationship with the company through which they gain information (e.g., attorneys, accountants); or they can acquire a fiduciary duty to the company's shareholders as "tippees" if they are aware or should have been aware that they have been given confidential information by an insider who has violated his fiduciary duty to the company's shareholders.


----------
(1)  CARPENTER V. U.S., 108 U.S. 316 (1987).

(2)  CHIARELLA V. U.S., 445 U.S. 22 (1980).

(3)  463 U.S. 646 (1983).


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

In the "tippee" situation, a breach of duty occurs only if the insider personally benefits, directly or indirectly, from the disclosure. However, the benefit does not have to be monetary: it can be a gift, a reputational benefit that will translate into future earnings, or even evidence of a relationship that more obscurely suggests a "quid pro quo."

     2.   MISAPPROPRIATION THEORY.

Another basis for insider trading liability is the "misappropriation" theory, where trading occurs on material nonpublic information that was stolen or misappropriated from any other person. In CARPENTER V. U.S.,(4) the Court found that a columnist defrauded THE WALL STREET JOURNAL when he stole information from the JOURNAL and used it for trading in the securities markets.

The misappropriation theory can be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory.

     3.   TAKEOVER-RELATED INFORMATION.

One of the most abused types of material nonpublic information is information regarding impending corporate takeovers. To address historical abuses, the SEC adopted Rule 14e-3 under the Securities Exchange Act of 1934. That Rule imposes liability, in addition to any liability that may arise under the other theories described above, for trading while in possession of material information relating to a tender offer if the person trading knows OR HAS REASON TO KNOW that the information is nonpublic and has been obtained directly OR INDIRECTLY from (i) the offeror, (ii) the target company, or (iii) any officer, director, partner or employee, or any other person acting on behalf of, either the offeror or the target company.

E. PENALTIES FOR INSIDER TRADING.

Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in the trading (or tipping) and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

     o    Civil injunctions

     o Damages in a civil suit as much as three times the amount of actual damages suffered by other buyers or sellers

     o    Disgorgement of profits

     o    Jail sentences

     o Fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefitted


----------
(4)  108 U.S. 316 (1987).


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     o    Fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided

     o    Prohibition from employment in the securities industry.

In addition, any violation of this policy statement can be expected to result in serious disciplinary measures by GlobeFlex, including dismissal of the persons involved.

SECTION II. PROCEDURES TO IMPLEMENT THE POLICY AGAINST INSIDER TRADING

The following procedures have been established to aid the officers, directors and employees of GlobeFlex in avoiding insider trading, and to aid GlobeFlex in preventing, detecting and punishing insider trading. Every officer, director and employee of GlobeFlex must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If employees have any questions about these procedures they should consult the CCO.

A. IDENTIFYING INSIDE INFORMATION.

Any time an employee thinks he/she may have inside information about a company, before placing ANY trade in that company's securities, either for the employee or others (including GlobeFlex clients), and before advising anyone (including GlobeFlex clients) to trade, in that company's securities, the employee must consider the following questions:

     o IS THE INFORMATION MATERIAL? Is this information that an investor would consider important in making his or her investment decisions? Is it information that would substantially affect the market price of the securities if generally disclosed?

     o IS THE INFORMATION NONPUBLIC? To whom has this information been provided? Has it been effectively communicated to the marketplace by appearing on the Dow Jones wire or by being published in Reuters, The Wall Street Journal or other publications of general circulation?

If, after asking these questions, an employee believes the information is material and nonpublic, or has questions as to whether the information is material and nonpublic, the following steps should be taken:

     1.   The matter should be reported immediately to the CCO.

     2. The employee must not purchase or sell the security for him/herself or on behalf of others, including investment companies, collective investment funds, common trust funds or other accounts managed or advised by GlobeFlex.

     3. The employee must not communicate the information inside or outside GlobeFlex, other than to the CCO.


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     4.   After the CCO has reviewed the issue, the employee will be instructed to continue the prohibitions against trading and communication, or will be allowed to trade and communicate the information.

B. PERSONAL SECURITIES TRADING.

GlobeFlex's Code of Ethics and Conduct requires all employees to submit to the CCO (i) an annual report of every covered account and reportable security in which they, their families (including the spouse, minor children and adults living in the same household), and trusts of which they are trustees, have a beneficial interest, and (ii) quarterly reports of all reportable securities transactions in which they and the foregoing entities and persons have participated. This reporting is in addition to any preclearance procedures that may apply. Failure to provide all the reports required under the Code of Ethics and Conduct constitutes a violation of these procedures as well.

C. RESTRICTING ACCESS TO MATERIAL NONPUBLIC INFORMATION

Information in an employee's possession that he/she identifies as material and nonpublic may not be communicated to anyone, including persons within GlobeFlex, except as provided in paragraph A above. In addition, employees should take steps to keep such information secure. For example, files containing material nonpublic information should be sealed and access to computer files containing material nonpublic information should be restricted.

D. RESOLVING ISSUES CONCERNING INSIDER TRADING

If, after considering the factors described in paragraph A, an employee is still not sure whether information he/she have about a company is material or nonpublic, or if the employee is unsure about whether or how these procedures apply to his/her situation, or about the propriety of any action, the employee must discuss the situation with the CCO before trading or communicating the information to anyone.

E. ACKNOWLEDGMENT

The acknowledgement of this Insider Trading Policy is included within the Code of Ethics acknowledgement.

SECTION III. SUPERVISORY PROCEDURES

Supervisory Procedures can be divided into two classifications - (A) prevention of insider trading and (B) detection of insider trading.

A. PREVENTION OF INSIDER TRADING

To prevent insider trading, GlobeFlex will:

     1. Provide educational materials to familiarize officers, directors and employees with GlobeFlex's policy and procedures;


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     2.   Designate a knowledgeable employee (the CCO) to answer questions regarding the policy and procedures;

     3. Resolve issues of whether information received by an officer, director or employee is material and nonpublic;

     4. Review on a regular basis and update as necessary the policy and procedures; and

     5. When it has been determined that an officer, director or employee has material nonpublic information,

          o Implement measures to prevent dissemination of such information, and

          o If necessary, restrict officers, directors and employees from trading the securities.

B.   DETECTION OF INSIDER TRADING

To detect insider trading, the CCO will, on at least an annual basis:

     1. Review all trading activity reports filed by each officer, director and employee promptly after submission;

     2. Review the trading activity in GlobeFlex's own account and in accounts managed or advised by GlobeFlex; and

     3. Coordinate the review of such reports with the Chief Executive Officer and/or Chief Investment Officer as may be appropriate.

C. SPECIAL REPORTS TO MANAGEMENT

Promptly, upon learning of a potential violation of GlobeFlex's Insider Trading Policy and the procedures designed to detect and prevent insider trading, the CCO should prepare a written report to such other members of management as may be appropriate, providing full details and recommendations for further action.

D. RECORDKEEPING

GlobeFlex will designate an individual with responsibility for maintaining, in an accessible place, the following materials:

     o    A copy of the Insider Trading Policy;

     o A record of any violation of these procedures for the most recent five years, and a detailed synopsis of the actions taken in response;

     o    A copy of each transaction report required to be filed under Section
          II. B. for the most recent five years; and,

     o A list of all persons who are or have been required to file transaction reports.

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